UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Discovery, Inc.

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March 28, 2018

Dear Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on Thursday, May 10, 2018 in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022.

If you hold shares of Series A or Series B common stock or Series A-1 convertible preferred stock, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR proposals 1, 2, and 3 and AGAINST proposal 4 in this Notice.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company, and I look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Miron

Chairman of the Board

Discovery, Inc.

DISCOVERY, INC.

a Delaware company

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Discovery Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2018 Annual Meeting of Stockholders of Discovery, Inc. to be held in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022 on Thursday, May 10, 2018 at 10:00 a.m., local time, for the following purposes:

1. To elect six directors, three Class I directors to be voted on by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three preferred stock directors to be voted on by the holders of our Series A-1 convertible preferred stock, voting separately as a class.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3. To approve certain amendments to the Discovery Communications, Inc. 2013 Incentive Plan adopted by our Board of Directors on February 22, 2018, subject to approval by our stockholders.

4. To vote on a stockholder proposal requesting the Board of Directors to adopt a policy that the initial list of candidates from which new management-supported director nominees are chosen shall include qualified women and minority candidates.

The stockholders will also act on any other business that may properly come before the Annual Meeting or adjournments thereof.

The close of business on March 16, 2018 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A-1 convertible preferred stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at One Discovery Place, Silver Spring, Maryland.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

March 28, 2018

2018 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Q:     Who is soliciting my vote?

A:     The Discovery, Inc. Board of Directors is soliciting your vote on proposals being submitted for consideration at our Annual Meeting of Stockholders to be held on May 10, 2018 (the “Annual Meeting”).

Q:     What is the Notice of Internet Availability of Proxy Materials?

A:     In accordance with the SEC’s proxy delivery rules, we intend to commence distribution on or about March 28, 2018 of a notice (the “Notice of Internet Availability of Proxy Materials”) indicating that this Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, our Annual Report to Stockholders and our Annual Report on Form 10-K will be made available at www.proxyvote.com. This website will also provide holders of our Series A and Series B common stock and Series A-1 convertible preferred stock (“Series A-1 preferred stock”) with instructions on how to vote their shares. The Notice of Internet Availability of Proxy Materials also indicates how to request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A-1 preferred stock, the proxy card or voting instruction card.

Q:     What matters will be voted on at the Annual Meeting?

A:     The principal business of the meeting will be the following matters:

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the election of three Class I directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three preferred stock directors by the holders of our Series A-1 preferred stock, voting separately as a class;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

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the approval of certain amendments to the Discovery Communications, Inc. 2013 Incentive Plan (“2013 Incentive Plan”) adopted by our Board of Directors on February 22, 2018, subject to approval by our stockholders; and

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the consideration of a stockholder proposal requesting the Board of Directors to adopt a policy that the initial list of candidates from which new management-supported director nominees are chosen shall include qualified women and minority candidates.

We will also transact such other business as may properly be presented at the Annual Meeting or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the Annual Meeting.

Q:     Who is entitled to vote at the Annual Meeting?

A:     The close of business on March 16, 2018 was the record date for determining the holders of our Series A and Series B common stock and Series A-1 preferred stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Notice of Internet Availability of Proxy Materials received by the holders of our Series A and Series B common stock and Series A-1 preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C-1 convertible preferred stock (“Series C-1 preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the Annual Meeting or any adjournment thereof.

Q:     How many shares can vote at the Annual Meeting and how many votes does each share have?

A:     As of March 16, 2018, we had outstanding 156,020,584 shares of Series A common stock, with each of those shares being entitled to one vote, 6,512,379 shares of Series B common stock, with each of those shares being entitled to ten votes, and 358,026,724 shares of Series C common stock, which are not entitled to vote. We also had outstanding 7,852,582 and four-ninths (4/9ths) shares of Series A-1 preferred stock, with each of those shares being entitled to nine votes, which is equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series A-1 preferred stock into shares of Series A common stock for each share of such stock held on the record date on other matters to be voted on at the Annual Meeting, other than the election of the preferred stock directors, and 6,017,473.5 shares of Series C-1 preferred stock, which are not entitled to vote.

Q:     How many shares must be present or represented at the Annual Meeting to conduct business at the meeting?

A:     With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three Class I directors at the Annual Meeting will constitute a quorum for purposes of this class vote and (b) the Series A-1 preferred stock entitled to a separate class vote on three preferred stock directors at the Annual Meeting will constitute a quorum for purposes of this class vote. The presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A-1 preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class, will constitute a quorum for the combined class votes on Proposals 2 through 4.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q:     What vote is required to elect directors?

A:     With respect to Proposal 1, three directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three directors are to be elected by the holders of our Series A-1 preferred stock, voting separately as a class. The Class I directors will be elected if they receive a plurality of the combined voting power of the outstanding shares of Series A common stock and Series B common stock present in person or by proxy and entitled to vote on the election of directors, voting together as single class. The Series A-1 preferred stock directors will be elected if they receive the written consent or the affirmative vote of the holders of a majority of the outstanding shares of the Series A-1 preferred stock.

•	If you submit a proxy card on which you indicated that you withhold your vote, it will have no effect on the election of directors; and

•	Broker non-votes are not considered shares entitled to vote and therefore will have no effect on the election of directors.

Q:     What vote is required to ratify the appointment of the independent registered public accounting firm?

A:     The affirmative vote of a majority of the combined voting power of the outstanding Series A common stock, Series B common stock and Series A-1 preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to ratify Proposal 2.

•	If you submit a proxy card on which you indicate that you abstain from voting, your abstention will have the same effect as a vote “AGAINST” this proposal; and

•	If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.

Q:     What vote is required to approve the 2013 Incentive Plan, as amended?

A:     The affirmative vote of a majority of the combined outstanding Series A common stock, Series B common stock and Series A-1 preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to approve Proposal 3.

•	If you submit a proxy card on which you indicate that you abstain from voting, your abstention will have the same effect as a vote “AGAINST” this proposal; and

•	Broker non-votes are not considered shares entitled to vote and therefore will have no effect on the outcome of this proposal.

Q:     What vote is required to approve the stockholder proposal?

A:     If properly presented at the Annual Meeting, the affirmative vote of a majority of the combined voting power of the outstanding Series A common stock, Series B common stock and Series A-1 preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to approve Proposal 4.

•	If you submit a proxy card on which you indicate that you abstain from voting, your abstention will have the same effect as a vote “AGAINST” this proposal; and

•	Broker non-votes are not considered shares entitled to vote and therefore will have no effect on the outcome of this proposal.

Q:     How can I vote my shares at the Annual Meeting?

A:     If you are a holder of Series A or Series B common stock or Series A-1 preferred stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 9, 2018. If you are located in the United States or Canada and are a stockholder of record as of the record date, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares on the Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy-to-follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials, the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1, 2, and 3 and “AGAINST” Proposal 4.

While we encourage holders of Series A and Series B common stock and Series A-1 preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A-1 preferred stock in person at the Annual Meeting. If your shares of Series A or Series B common stock or Series A-1 preferred stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares of stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Series A or Series B common stock or Series A-1 preferred stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Series A or Series B common stock or Series A-1 preferred stock.

Q:     If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A:     If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to “discretionary items” but will not be able to vote your shares with respect to “non-discretionary items,” in which case your shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The auditor ratification proposal is a “discretionary item,” whereas the election of directors proposal, the 2013 Incentive Plan, as amended proposal and the stockholder proposal are “non-discretionary items.” Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted only on the ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted to elect directors and to approve amendments to the 2013 Incentive Plan or the stockholder proposal.

Q:     May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?

A:     Yes. Before your proxy is voted at the Annual Meeting, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:     How do I obtain admission to the Annual Meeting?

A:     Stockholders of record as of the record date will be admitted to the Annual Meeting with photo identification and proof of stock ownership, such as the Notice of Internet Availability of Proxy Materials. If you hold Discovery stock in street name, you must bring a copy of an account statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting.

Q:     Who will bear the cost of soliciting votes for the Annual Meeting?

A:     We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

CORPORATE GOVERNANCE

The corporate governance practices of Discovery, Inc. (“us,” “we,” the “Company” or “Discovery”) are established and monitored by our Board of Directors (the “Board”). The Board regularly assesses Discovery’s governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Discovery’s corporate governance practices are embodied in a formal document that has been approved by our Board of Directors. These corporate governance guidelines (the “Guidelines”) are posted on our website at http://corporate.discovery.com. These Guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	the Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

The Board periodically reviews the Guidelines and most recently updated them in March 2012. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Director Independence

It is our policy that a majority of the members of our Board be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and, in the Board’s judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq Marketplace Rules require that, subject to specified exceptions, (i) each member of a listed company’s audit, compensation and nominating and governance committees be independent, (ii) audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) compensation committee members also satisfy independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Marketplace Rules. The Board considered the relationships and affiliations, as set forth in their biographies below, to determine the directors’ independence. In addition, the Board further considered the directors’ relationships and positions with our large distributors, including Charter Communications, Inc. (“Charter”). The Board has determined that these relationships do not interfere with the directors’ independence. Discovery’s Board has determined that S. Decker Anstrom, Robert R. Beck, Robert R. Bennett, Paul A. Gould, John C. Malone, Robert J. Miron, Steven A. Miron, Daniel E. Sanchez, Susan M. Swain and J. David Wargo are independent directors. On March 6, 2018, following the completion of the acquisition with Scripps Networks Interactive, Inc. (“Scripps”), Kenneth W. Lowe joined our Board as a Class II director with a term that will expire at our 2019 annual meeting.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board has determined that S. Decker Anstrom, Paul A. Gould, Susan M. Swain and J. David Wargo are independent for purposes of Rule 10A-3.

In order to be considered to be independent for purposes of Rule 5605(d)(2)(A), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the Board or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board has determined that Robert R. Beck, Paul A. Gould and Robert J. Miron are independent for purposes of Rule 5605(d)(2)(A).

Board Leadership Structure

Discovery historically has separated the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. In light of the industry experience and management expertise of Robert J. Miron, our Chairman, and the dynamic leadership of David M. Zaslav, our CEO, the Board feels that this structure continues to be appropriate for Discovery.

Code of Ethics

We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Board approved the original Code in September 2008 and adopted a revised Code on April 25, 2012. The Code is available, and any amendments or waivers that would be required to be disclosed are posted, on our website at http://corporate.discovery.com. Printed copies of the Code are also available without charge upon request to the Corporate Secretary at the address specified below, under “—Stockholder Communication with Directors.”

Committees of the Board of Directors

Audit Committee

The Board has established an Audit Committee, whose members are Messrs. Gould (Chair), Anstrom and Wargo and Ms. Swain. The Board has determined that Paul A. Gould is an “Audit Committee Financial Expert” as defined under SEC rules. Pursuant to the Audit Committee Charter, the Audit Committee reviews and monitors the corporate accounting and financial reporting and the internal and external audits of Discovery. The committee’s functions include, among other things:

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appointing or replacing our independent registered public accounting firm. The Audit Committee annually evaluates the performance of the Company’s independent registered accounting firm, including the senior engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. The Audit Committee is involved in the selection of the lead engagement partner whenever a rotational change is required, normally every five years, or for any other reason. PwC has served as our independent auditors since September 17, 2008.

Factors considered by the Audit Committee in determining whether to retain the firm include:

•	The audit firm’s capabilities to handle the breadth and complexity of the Company’s global operations;

•	The audit firm’s technical expertise and knowledge of the Company’s industry and global operations;

•	The quality and candor of the audit firm’s communications with the Audit Committee and management;

•	The audit firm’s independence;

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The quality and efficiency of the services provided by the audit firm, including input from management on the audit firm’s performance, how effectively the audit firm demonstrated its independent judgment, objectivity and professional skepticism, and external data on the audit quality and performance including the PCAOB reports on the audit firm and its peers;

•	The appropriateness of the audit firm’s fees; and

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The audit firm’s tenure as our independent auditor, including the benefits of the tenure, and the controls and processes in place (such as rotation of key partners) that help ensure the audit firm’s independence in the face of such tenure.

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reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm (see “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);

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reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm (see “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);

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reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

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overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly written communications of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a written report from our independent registered public accounting firm addressing internal controls; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

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overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;

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establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns;

•	reviewing and discussing any reports concerning material violations submitted by Company attorneys or outside counsel;

•	reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and

•	preparing the Audit Committee report required by SEC rules, which is included on page 24 of this proxy statement.

The Board has adopted a written charter for the Audit Committee, which is available on our website at http://corporate.discovery.com.

Compensation Committee

The Board has established a Compensation Committee, whose members are Messrs. R. Miron (Chair), Beck and Gould. The committee’s functions include, among other things:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	evaluating our CEO;

•	determining our CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers and certain other executives;

•	reviewing and making recommendations on stock compensation arrangements for all employees;

•	reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;

•	overseeing the structure of employee benefit programs and other compensation programs;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 37 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 36 of this proxy statement.

The Compensation Committee reviews all forms of compensation provided to our executive officers and has approved the same.

The Board has adopted a written charter for the Compensation Committee, which is available on Discovery’s website at http://corporate.discovery.com.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described below in “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer or, during 2017 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers serves or, during 2017, served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee, whose members are Messrs. Wargo (Chair), Gould, and S. Miron and Ms. Swain. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest, diversity of background and the ability to act in the interests of all stockholders. Our Guidelines specify that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The

Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee’s primary functions are:

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to oversee corporate governance matters generally, including reviewing and recommending changes to our Guidelines, and the independence standards and qualifications for Board membership set forth in the Guidelines;

•	to oversee the annual evaluation of the performance of the Board and each of its committees;

•	to identify individuals qualified to be members of the Board and to recommend Board nominees;

•	to review and make recommendations concerning the independence of Board members;

•	to review and approve related person transactions;

•	to review the membership qualifications of Board members under the Guidelines; and

•	to review and make recommendations concerning membership on Board committees and on committee structure and responsibilities.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Discovery’s website at http://corporate.discovery.com.

Finance Committee

The Board has established a Finance Committee, whose members are Messrs. Bennett (Chair), S. Miron, Sanchez and Wargo. The committee’s authority and responsibilities include, among other things:

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to review or oversee significant treasury matters such as capital structure and allocation, derivative policies, global liquidity, fixed income investments, borrowings, currency exposure and hedging, dividend policy, share issuances and repurchases, and capital spending;

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to evaluate all significant projects requiring capital, including share repurchases, investments and acquisitions using their internal rate of return or other metrics that the Committee determines to be appropriate;

•	to evaluate and revise the Company’s approval policies for investment, acquisition, joint venture and divestiture transactions;

•	to review the scope, direction, quality, investment levels and execution of the Company’s investment, acquisition, joint venture and divestiture transactions;

•	to evaluate the execution, financial results and integration of the Company’s completed investment, acquisition, joint venture and divestiture transactions;

•	to oversee the Company’s loans and guarantees of third-party debt and obligations;

•	to review the activities of Investor Relations;

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to review and approve, at least annually, the Company’s decision to enter into swaps and other derivative transactions that are exempt from exchange-execution and clearing under “end-user exception” regulations established by the Commodity Futures Trading Commission, and review and discuss with management applicable Company policies governing the Company’s use of swaps subject to the end-user exception; and

•	to consider other finance and investment matters regarding the Company.

Executive Committee

The Board has established an Executive Committee, whose members are Messrs. R. Miron (Chair), Bennett, Malone and Zaslav. The primary function of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations. For example, the Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Certificate of Incorporation or Bylaws or approve offerings of our capital stock.

Other Committees

The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of Discovery’s risks. The Board routinely reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Board regularly reviews information regarding our cybersecurity risks and is frequently updated by our Chief Information Security Officer on how we are determining and mitigating those risks. The Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

Board Meetings

During 2017, there were twelve meetings of the Board of Directors as whole, nine meetings of the Compensation Committee, six meetings of the Audit Committee, three meetings of the Nominating and Corporate Governance Committee, nine meetings of the Finance Committee and no meetings of the Executive Committee.

Director Attendance at Board and Annual Meetings

In 2017, each director of Discovery attended at least 75% of the aggregate number of Board and committee meetings on which he or she served, except for Robert J. Miron, who attended 52% of the aggregate Board and Compensation Committee meetings. Mr. R. Miron’s attendance in 2017 was limited due to health reasons. The Board encourages all members of the Board to attend each annual meeting of the Company’s stockholders. Six of our eleven directors at the time attended the May 2017 annual meeting in person.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders and the slate of nominees to be proposed for election by the Series A-1 preferred stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery, Inc., One Discovery Place, Silver Spring, Maryland 20910, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors was March 19, 2018. We did not receive any stockholder nominations of candidates for election as directors for the Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the next annual meeting of stockholders, see “Stockholder Proposals” below.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. Under these criteria, a candidate:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;

•

should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•

should have an understanding of the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, regulatory authorities, creditors and the general public, and should act in the interests of all stockholders; and

•

shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience and that diversity of background, including diversity of gender, race, ethnic or geographic origin, age, and experience in business, government and education and in media, entertainment and other areas relevant to the Company’s activities are factors in the selection process.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In selecting candidates for election to the Board, the Board also considers a director’s independence. These independence standards incorporate the independence standards set forth in the Corporate Governance Rules of the Nasdaq Stock Market. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

Stockholder Communication with Directors

Discovery’s stockholders may send communications to the Board or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery, Inc., One Discovery Place, Silver Spring, Maryland 20910. Communications from stockholders will be forwarded to Discovery’s directors on a timely basis.

BOARD COMPENSATION

The Compensation Committee reviews compensation for our non-employee directors and recommends any changes to such compensation to the Board for approval. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

We do not have any pension or retirement plans for our non-employee directors. Employee directors do not receive any compensation for their Board service.

The following table shows the cash and equity compensation levels that were in effect in 2017.

Board Service
Cash Compensation
Annual Retainer	$100,000
Non-Employee Board Chair Retainer	$202,500
Initial and Annual Equity Compensation
Restricted Stock Units	$150,000

Committee Service Annual Retainers (cash)
Audit Committee	$20,000
Compensation Committee	$27,500
Finance Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Special Committee	$27,500
Audit Committee Chair	$33,000
Compensation Committee Chair	$42,000
Finance Committee Chair	$25,000
Nominating and Corporate Governance Committee Chair	$17,500
Special Committee Chair	$42,000

Cash Compensation. Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. For the purpose of calculating these retainers and fees, the annual period commences with the election of directors at the Annual Meeting. The retainer paid to non-employee directors who are elected or appointed after the most recent annual stockholders’ meeting is prorated based on the quarter in which they join the Board.

Equity Compensation. Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan, as it may be amended from time to time. The Board determined for 2017 that the equity awards to directors should consist solely of restricted stock units (“RSUs”) of Series A common stock. Annual equity grants are made on the date of the annual stockholders’ meeting. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The number of RSUs is calculated by dividing the dollar amount of the award by the closing price of our Series A common stock on the last business day prior to the grant date. The Board has implemented a cap of $750,000 on individual director annual equity award grant date value. RSUs will vest 100% on the one-year anniversary of the grant date assuming continued service to such date. The RSUs granted to our directors do not include the right to receive cash dividends.

Board of Directors Stock Ownership Policy. In January 2013, the Board adopted a director stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of three times the then-current annual retainer for Board service, exclusive of any additional retainer with respect to committee or other service. Each director is expected to reach the stock holding target within five years from May 15, 2013, the effective date the policy was adopted or five years after joining the Board, for those directors joining after May 2013. The Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs, but not shares underlying stock options, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. The Board may take any appropriate action to support the intent of the policy, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years. As of the date of this proxy statement, all directors have reached and maintained the stock holding target or are on track to do so.

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his or her RSU grant, they must make an irrevocable election before the end of the year prior to the year in which the grant is made, and must do so for the entire amount of the grant. For example, for the grants made in May 2017, directors made their deferral elections before the end of 2016. Directors do not receive cash dividends on deferred RSUs. Messrs. Anstrom, Beck, Gould, R. Miron and Wargo and Ms. Swain elected to defer the settlement of their RSU grants made in 2017.

Expense Reimbursement. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether by commercial aircraft or private plane.

Director Education. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and its committees.

Charitable Contribution Matching Program. Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director within a given fiscal year. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. In order to be matched, the contribution must be tax-deductible by Discovery, Inc. Matching contributions under this program are included in the following 2017 Non-Employee Director Summary Compensation Table under the “All Other Compensation” column.

The following table summarizes the 2017 compensation provided to all persons who served as non-employee directors during 2017.

2017 Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
S. D. Anstrom	120,000	147,245	0	267,245
R. Beck	127,500	147,245	15,000	289,745
R. Bennett	167,000	147,245	0	314,245
P. Gould	189,000	147,245	0	336,245
J. Malone	100,000	147,245	0	247,245
R. Miron	244,500	147,245	0	391,745
S. Miron	125,000	147,245	25,000	297,245
M. L. Robison(3)	53,625	0	0	53,625
D. Sanchez(4)	82,500	147,245	0	229,745
S. Swain	120,000	147,245	0	267,245
J. D. Wargo	180,000	147,245	0	327,245

(1)	The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2017 was $1,487,450, as calculated in accordance with FASB ASC Topic 718. At December 31, 2017, the following directors held stock options and RSUs:

Name	Series A Common Stock Options	Series C Common Stock Options	Series A Common Unvested or Deferred RSUs	Series C Common Unvested or Deferred RSUs
S. D. Anstrom	9,123	9,123	16,840	1,533
R. Beck	14,743	14,743	21,284	5,977
R. Bennett	14,743	14,743	5,864	0
P. Gould	14,743	14,743	15,083	3,977
J. Malone	14,743	14,743	7,864	2,000
R. Miron	14,743	14,743	22,349	7,042
S. Miron	14,743	14,743	7,864	2,000
M. L. Robison	14,743	14,743	0	0
D. Sanchez	0	0	5,864	0
S. Swain	0	0	8,383	0
J. D. Wargo	14,743	14,743	20,349	5,042

On May 16, 2014, the Board approved a share dividend (the “2014 Share Dividend”) of one share of the Company’s Series C common stock on each issued and outstanding share of Series A, Series B and Series C common stock. The 2014 Share Dividend took effect on August 6, 2014 for stockholders of record on July 28, 2014. As a result, the non-employee directors’ awards were retroactively adjusted to reflect the dividend.

(2)	The amounts for Messrs. Beck and S. Miron reflect matching charitable contributions made by Discovery on behalf of Messrs. Beck and S. Miron.

(3)	These amounts reflect partial year compensation due to Mr. Robison’s resignation from our Board effective May 17, 2017.

(4)	These amounts reflect partial year compensation due to Mr. Sanchez’s May 17, 2017 appointment to our Board.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors consists of nine common stock directors, divided among three classes, and three preferred stock directors. Our Class I directors, who are being nominated for reelection at the Annual Meeting for a term that will expire in 2021, are Robert R. Beck, Susan M. Swain and J. David Wargo. Our Class II director, who was reelected at the 2016 annual meeting for a term that will expire in 2019, is Paul A. Gould. Daniel E. Sanchez was appointed a Class II director in May 2017 and Kenneth W. Lowe was appointed a Class II director in March 2018, both with a term that will expire in 2019. Our Class III directors, who were reelected at the 2017 annual meeting for a term that will expire in 2020, are Robert R. Bennett, John C. Malone and David M. Zaslav. At each annual meeting, the successors of that class of directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Our Board of Directors also includes three preferred stock directors, S. Decker Anstrom, Robert J. Miron and Steven A. Miron, whose terms will expire at the Annual Meeting. Holders of our Series A-1 preferred stock vote on the election of each of the preferred stock directors, but do not vote on the election of any common stock director. At each annual meeting of stockholders, the preferred stock directors are elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Six director nominees will be voted on at the meeting. The three Class I director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. The three preferred stock director nominees will be voted upon and elected by the holders of shares of our Series A-1 preferred stock voting separately as a class.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Discovery director and for those directors whose terms of office will continue after the Annual Meeting. Each member of our Board of Directors and each director nominee possesses skills and experience which make them an important component of the Board as a whole. While consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board.

The Discovery Board of Directors recommends a vote “FOR” the election of the nominated directors.

Director Nominees for Election by Holders of Shares of Series A Common Stock and Series B Common Stock as Class I Directors with Terms Expiring in 2021

Robert R. Beck Born July 2, 1940

A common stock director of Discovery since September 2008. Since 2001, Mr. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments.

Mr. Beck applies his expertise in the financial markets to the Board’s deliberations. Mr. Beck’s deep experience in corporate finance is of great value to our Board.

Susan M. Swain Born December 23, 1954

A common stock director of Discovery since December 2016. In March 2012, Ms. Swain was named Co-CEO and President of C-SPAN, a multichannel national distributor (TV, radio, internet) of public affairs content. She had served as President and Co-Chief Operating Officer of C-SPAN since December 2006. Ms. Swain also serves as an officer of National Cable Satellite Corporation, as a Director of the C-SPAN Education Foundation and as a member of the Executive Committee of the National Press Foundation. Ms. Swain served as a director of The Talbots, Inc. (“The Talbots”) from 2001 until The Talbots ceased to be a public company in 2012. Ms. Swain was Chairperson of The Talbots’ Corporate Governance and Nominating Committee and was a member of its Audit Committee. She was appointed as its Lead Independent Director in May 2010.

Ms. Swain brings her Board and committee work experience in the areas of national media, leadership of large organizations, and multichannel operations. Ms. Swain’s expertise in building and managing a national brand and in strategic planning, with a special emphasis on the national broadband transition, adds to the breadth of experience and expertise of our Board.

J. David Wargo Born October 1, 1953

A common stock director of Discovery since September 2008. Mr. Wargo served as a director of Discovery Holding Company (“DHC”) from May 2005 to September 2008 when it merged with Discovery, Inc. (formerly named Discovery Communications, Inc. (“Discovery”)), creating a new public company. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Liberty Global plc (“Liberty Global”), Liberty TripAdvisor Holdings (“Liberty TripAdvisor”), Liberty Broadband Corporation (“Liberty Broadband”), Strayer Education, Inc. and Vobile Holdings Limited. Mr. Wargo also serves on the Audit Committees of Liberty Global, Liberty TripAdvisor, Liberty Broadband, Strayer Education, Inc. and Vobile Holdings Limited.

Having an extensive career in public company finance, Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of over 35 years as a securities analyst.

Director Nominees for Election by Holders of Series A-1 Preferred Stock

S. Decker Anstrom Born August 2, 1950

A preferred stock director of Discovery since December 2012. Mr. Anstrom served as President of Landmark Communications and Chairman of The Weather Channel from 2002 until his retirement in 2008. From 2001 to September 2011, he served as a member of the Board of Directors and also as chair of the Governance Committee of Comcast Corporation.

Through his experience as a cable television executive, Mr. Anstrom has developed a deep understanding of our industry. Mr. Anstrom’s expertise in the cable television industry makes him a valued presence on our Board.

Robert J. Miron Born July 7, 1937

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chairman of Discovery since May 2014. Mr. Miron served as Chairman of Advance/Newhouse Communications (“Advance/Newhouse”) and Bright House Networks, LLC (“Bright House”), both communications companies, from July 2002, retiring in December 2010. From July 2002 to May 2008, Mr. Miron served as Chief Executive Officer of Advance/Newhouse and Bright House.

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board benefits from Mr. Miron’s long experience in management roles within our industry.

Steven A. Miron Born April 24, 1966

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chief Executive Officer of Advance/Newhouse since May 2008. Mr. Miron served as Chief Executive Officer of Bright House from May 2008 to May 2016, when it was acquired by Charter Communications, Inc. (“Charter”). He also served as President of Advance/Newhouse and Bright House from July 2002 to May 2008. Mr. Miron currently serves on the Board of Directors of Charter.

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of our industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board.

Common Stock Directors:

Class II Directors with Terms Expiring in 2019

Paul A. Gould Born September 27, 1945	A common stock director of Discovery since September 2008. Mr. Gould served as a director of DHC from May 2005 to September 2008, when it merged with Discovery. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Mr. Gould is a director and serves on the Audit Committees of Ampco-Pittsburgh Corporation, Liberty Global and Liberty Latin America, Ltd.

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

Kenneth W. Lowe Born April 7, 1950

A common stock director of Discovery since March 2018. Mr. Lowe served as Chairman, President and Chief Executive Officer of Scripps Networks Interactive, Inc. (“Scripps”) from July 2008 until March 2018, when Scripps merged with a wholly-owned subsidiary of Discovery. Prior to that Mr. Lowe served as President and Chief Executive Officer of The E.W. Scripps Company from October 2000 to June 2008. Mr. Lowe served as President and Chief Operating Officer of The E.W. Scripps Company from January 2000 to September 2000.

Through his experience as a media executive, Mr. Lowe has developed a deep understanding of our industry. Mr. Lowe’s expertise in the media industry and experience as a public company executive makes him a valued addition to our Board.

Daniel E. Sanchez Born February 8, 1963

A common stock director of Discovery since May 2017. Since January 2007, Mr. Sanchez has engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012, Mr. Sanchez earned his master’s degree in tax law (LL.M.), and currently focuses his practice on the area of tax planning. He was a full member of the Board of Ethics of the City of Stamford, CT, which he was appointed to by the mayor in 2012. He served as a director of Starz from January 2013 until December 2016, when it merged with Lions Gate Entertainment Corp. (“Lionsgate”). Mr. Sanchez is the nephew of John Malone.

Mr. Sanchez brings a unique legal perspective to our Board, focused in particular on tax law. Mr. Sanchez’s perspective and expertise assists the Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

Class III Directors with Terms Expiring in 2020

Robert R. Bennett Born April 19, 1958

A common stock director of Discovery since September 2008. Mr. Bennett served as President of DHC from March 2005 until September 2008 when it merged with Discovery. Mr. Bennett is the former President and Chief Executive Officer of Liberty Media Corporation (“Liberty Media”). He served in those positions from April 1997 until August 2005. He was one of the founding executives of Liberty Media and served as its Principal Financial Officer from its inception in 1991 until 1997. He currently is Managing Director of Hilltop Investments, LLC, a family investment company. Prior to his tenure at Liberty Media, Mr. Bennett worked with Tele-Communications, Inc. in a variety of financial positions and with The Bank of New York. Mr. Bennett was a director of Demand Media, Inc. from 2011 until February 2014. Mr. Bennett was a director and a member of the Audit Committee of Sprint Corporation from November 2006 until November 2016. He currently serves on the boards of Liberty Media and HP, Inc. Mr. Bennett also serves on the Audit Committee and chairs the Finance, Investment and Technology Committee of HP, Inc.

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board of Directors. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

John C. Malone Born March 7, 1941	A common stock director of Discovery since September 2008. Mr. Malone served as Chief Executive Officer and Chairman of the Board of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Mr. Malone has served as the Chairman of the Board and a director of Liberty Interactive Corporation (“Liberty Interactive”) (including its predecessors) since 1994, as Chairman of the Board of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, and as Chairman of the Board of Liberty Broadband since November 2014. Mr. Malone has served as the Chairman of the Board of Liberty Global since June 2013, having previously served as Chairman of the Board of Liberty Global’s predecessor, Liberty Global, Inc. from June 2005 to June 2013. Since November 2016, Mr. Malone has served as Chairman of the Board of Liberty Expedia Holdings, Inc. Mr. Malone has served as a director of Liberty Latin America, Ltd. since December 2017. Mr. Malone is a director of Charter and Lionsgate. Mr. Malone previously served as: (i) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (ii) a director of Live Nation Entertainment, Inc. from January 2010 to February 2011, (iii) a director of Sirius XM Radio Inc. from April 2009 to May 2013, (iv) Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015, and (v) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012.

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone is well known for his sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board.

David M. Zaslav Born January 15, 1960

President, Chief Executive Officer and a common stock director. Mr. Zaslav has served as our President and Chief Executive Officer since January 2007 and as a common stock director since September 2008. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. (“NBC”), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav is a member of the board of Sirius XM Radio Inc., Grupo Televisa S.A.B and Lionsgate.

As CEO, Mr. Zaslav sets our goals and strategies. His ability as director to add his views to the Board’s deliberations is of significant benefit to the Board.

Except for Steven A. Miron being the son of Robert J. Miron and Daniel E. Sanchez being the nephew of John C. Malone, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has appointed them as our independent registered public accounting firm for fiscal 2018. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2018. The affirmative vote of a majority of the combined voting power of the outstanding shares of Series A common stock, Series B common stock and Series A-1 preferred stock present in person or represented by proxy at the meeting or by proxy and entitled to vote at the Annual Meeting on this proposal is required for ratification.

Even if the selection of PwC is ratified, the Audit Committee of Discovery’s Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if Discovery’s Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm.

The Discovery Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as Discovery’s independent registered public accounting firm for the year ending December 31, 2018.

Description of Fees

	2017	2016
Audit fees(1)	$9,100,100	$7,367,600
Audit related fees(2)	584,950	174,400
Tax fees(3)	2,340,333	2,329,750
All other fees(4)	11,400	14,300

Total fees	$12,036,783	$9,886,050

(1)	Audit fees include fees for the audit of the consolidated financial statements of Discovery and statutory audits for certain of Discovery’s foreign subsidiaries and joint ventures as well as fees for services provided in connection with securities and debt offerings and business acquisitions.

(2)	Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting standards.

(3)	Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions, transfer pricing and consultation services. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, assistance with tax audits, and tax advice related to acquisitions and structure. Transfer pricing services relate to advice and assistance with respect to transfer pricing matters, including the preparation of reports used to comply with taxing authority documentation requirements.

(4)	Other fees consist of certain membership fees and access to Inform, PwC’s online accounting and research library.

Discovery’s Audit Committee has considered whether the provision of services by PwC to Discovery other than auditing is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Discovery’s Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, Discovery’s Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•

audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries and (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with securities offerings (including comfort letters and consents);

•

audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and

•

tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of Discovery’s Audit Committee. In addition, any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of Discovery’s Audit Committee. Discovery’s Audit Committee has delegated the authority for the foregoing approvals to the chairman of the Audit Committee, subject to his subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PwC in 2017 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by the Board of Directors of Discovery, Inc., based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board of Directors. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Audit Committee.” PwC, Discovery’s registered public accounting firm for 2017, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with PwC their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Discovery that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 28, 2018 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

Paul A. Gould, Chair

S. Decker Anstrom

Susan M. Swain

J. David Wargo

PROPOSAL 3: APPROVAL OF DISCOVERY COMMUNICATIONS, INC. 2013 INCENTIVE PLAN, AS AMENDED

Our Board of Directors believes that we must continue to offer a competitive equity incentive program if we are to continue to attract and retain the best possible employees and independent contractors. Our Compensation Committee and our Board periodically consider enhancement to our 2013 Incentive Plan in light of such belief. On February 22, 2018, our Board of Directors approved certain amendments to our 2013 Incentive Plan, subject to shareholder approval which are described below.

At this meeting, we are asking you to approve the amendments to the 2013 Incentive Plan , which include: an increase in the pool of shares available under the 2013 Incentive Plan from 48,124,434 shares, which reflects the adjustments made following the 2014 Share Dividend, to 60,000,000 shares; the reapproval of the performance criteria; an increase in the maximum number of shares of our common stock that may be granted under awards to any individual in any calendar year from six million to 15 million; and an increase in the maximum cash award for any individual in any calendar year from $10 million to $20 million per calendar year covered by the award. The Board has also amended the 2013 Incentive Plan to permit withholding of shares of common stock for taxes at a higher level, to reference our policies on clawbacks and stock ownership, and to make other noneconomic and housekeeping amendments.

As of March 16, 2018, we had the following outstanding awards under the 2013 Incentive Plan:

•	10,067,471 options to purchase shares of Series A common stock, the weighted average purchase price of all such options was $28.15, and the weighted average remaining term was five and a half years;

•	452,181 options to purchase shares of Series C common stock, the weighted average purchase price of all such options was $40.77, and the weighted average remaining term was three years;

•	there were no shares of restricted stock;

•	7,324,447 shares of restricted stock units with respect to Series A common stock;

•	298,607 shares of restricted stock units with respect to Series C common stock;

•	925,665 stock-settled stock appreciation rights with respect to Series A common stock;

•	925,665 stock-settled stock appreciation rights with respect to Series C common stock;

•	4,042,286 cash-settled stock appreciation rights with respect to Series A common stock; and

•	2,790,659 cash-settled stock appreciation rights with respect to Series C common stock.

In addition to these arrangements, as of March 16, 2018, we have our employee stock purchase plans, under which 8,885,649 shares of Series A common stock and no shares of Series C common stock remain available, and the Directors’ Plan, under which there were 131,001 outstanding options to purchase shares of Series A common stock, 131,001 outstanding options to purchase shares of Series C common stock, 131,744 restricted stock units outstanding with respect to Series A common stock, and 27,571 restricted stock units outstanding with respect to Series C common stock, with a remaining pool of 9,188,050 shares of Series A common stock and no shares of Series C common stock. Additionally, we had 717,051 outstanding options to purchase shares of Series A common stock, 737,909 outstanding options to purchase shares of Series C common stock, no restricted stock units outstanding with respect to Series A common stock, and no restricted stock units outstanding with respect to Series C common stock, We also had outstanding 11,905 cash-settled stock appreciation rights with respect to Series A common stock, and 11,905 cash-settled stock appreciation rights with respect to Series C common stock under the 2005 Stock Plan. On March 16, 2018, the last reported sales price of our Series A common stock on the Nasdaq Global Select Market was $23.21 and the last reported sales price of our Series C common stock on the Nasdaq Global Select Market was $21.58.

Our Board of Directors believes that the amendments to the 2013 Incentive Plan are in the best interests of Discovery and its stockholders and recommends that you vote “FOR” the proposal to increase the number of shares available under the 2013 Incentive Plan from 48,124,434 to 60,000,000, approve the performance goals, and amend the individual grant limits under 2013 Incentive Plan.

Why You Should Vote for the Amendments to the 2013 Incentive Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

Our Board of Directors believes that our success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel and, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our equity-based award program is the primary vehicle for offering long-term incentives to our executives.

As a media company, competing with many successful companies for a limited pool of talented people, we believe that we must continue our use of equity compensation to help retain our skilled employees and consultants and recruit new employees and consultants to continue to grow, develop new markets and services and deliver increased stockholder value. In connection with our acquisition of Scripps, we need to increase the pool of shares from which awards can be granted.

We Believe the 2013 Incentive Plan Combines Compensation and Governance Best Practices

We believe the 2013 Incentive Plan includes provisions that are designed to protect our stockholders’ interests and to reflect compensation and governance best practices, including:

•

Repricing is not allowed without stockholder approval. The 2013 Incentive Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have a purchase or base price equal to at least the fair market value of our Series A common stock on the date the stock option or stock appreciation right is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•

Reasonable share counting provisions. In general, when awards granted under the 2013 Incentive Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares that are tendered by participants or withheld by us to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for future awards. If a stock appreciation right is exercised for stock, we will subtract from the shares available under the 2013 Incentive Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise.

•	No tax gross-ups. The 2013 Incentive Plan does not provide for any tax gross-ups.

•

Director Equity Compensation. Directors receive their equity-based compensation through the 2005 Director Plan. Directors would not, consequently, be interested parties with respect to the operation of the 2013 Incentive Plan.

Description of the 2013 Incentive Plan

The following is a summary of the 2013 Incentive Plan, as proposed to be amended. This summary is qualified in its entirety by reference to the 2013 Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. You may also obtain a copy of the 2013 Incentive Plan by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website at http://corporate.discovery.com or by contacting our Corporate Secretary. References in this summary to common stock are to shares of Series A common stock or Series C common stock as applicable.

Effectiveness; Number of Shares Available for Issuance

The increased pool for grants, the reapproved performance goals and the increase in individual grant limits under the 2013 Incentive Plan will become effective upon approval of this Proposal 3 by our stockholders at the 2018 Annual Meeting of Stockholders.

As of March 16, 2018, 48,124,434 shares are reserved for issuance under the 2013 Incentive Plan, which number is subject to adjustment in the event of stock splits and other similar events. Shares issued under the 2013 Incentive Plan may consist in whole or in part of authorized but unissued shares or may be issued shares that we have reacquired (provided that open market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants).

If an award granted under the 2013 Incentive Plan (other than a Tandem SAR as defined below) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us) or otherwise results in any common stock not being issued (including as a result of a stock appreciation right that could have been settled either in cash or in stock actually being settled in cash), the unused common stock covered by such award will become available for issuance pursuant to a new award under the 2013 Incentive Plan. If we grant a SAR in tandem with an option for the same number of shares of common stock and provide that only one such award may be exercised, which we refer to as a Tandem SAR, only the shares covered by the option and not the Tandem SAR will be counted and the expiration of one in connection with the other’s exercise will not restore shares to the 2013 Incentive Plan. Shares that are tendered or withheld (including through net exercise) to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for issuance pursuant to awards under the 2013 Incentive Plan.

We continue to expect to use stock appreciation rights only in connection with satisfying contractual obligations related to Mr. Zaslav (as described below in “Executive Compensation—Executive Compensation Arrangements—Zaslav Employment Agreement”), and in certain non-U.S. jurisdictions where cash-settled stock appreciation rights provide easier compliance with local law. The stock appreciation rights we have issued and expect to issue will be cash-settled, other than a portion of the awards to Mr. Zaslav. Under the 2013 Incentive Plan, all shares of common stock covered by stock-settled stock appreciation rights are counted against the number of shares available for the grant of awards under the 2013 Incentive Plan. If a stock-settled stock appreciation right is exercised, we will subtract from the shares available under the 2013 Incentive Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise.

Types of Awards

The 2013 Incentive Plan provides for the grant of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, each of which is described below.

Nonqualified stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified purchase price, subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at a purchase price that will not be less than 100% of the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to acquisitions. Options may not provide for the payment or accrual of dividends or dividend equivalents. The 2013

Incentive Plan permits the following forms of payment of the purchase price of options, as determined by the Compensation Committee in connection with awards: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to us of shares of common stock or attestation of ownership of sufficient shares, (iii) “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the purchase price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock appreciation rights. A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock on the date of grant or as determined, consistent with the 2013 Incentive Plan, over the fair market value on the date of grant, which may be determined based on a single day’s price or using an average of prices around the date of grant. No stock appreciation right granted under the 2013 Incentive Plan may provide for the payment or accrual of dividends or dividend equivalents.

Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase or cause the forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at or after the time such shares vest pursuant to the terms and conditions of the awards, as established by our Compensation Committee, although our Compensation Committee may provide that these awards will be settled in cash. The Compensation Committee may also provide for a supplemental cash payment, subject to such restrictions as the Compensation Committee designates, to be paid in connection with or after vesting.

Our Compensation Committee will determine the terms and conditions of each restricted stock or restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

We have not historically granted restricted stock awards, but the 2005 Stock Plan and the 2013 Incentive Plan permit such grants. Restricted stock will accrue ordinary cash dividends, but participants holding shares of restricted stock will only be entitled to such dividends if and after the restricted stock vests. Any dividend payment will be made no later than the later of the end of the calendar year in which the dividends are paid to stockholders of that series of stock or the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests, absent a further deferral permitted by the Compensation Committee that complies with Section 409A of the Code.

To the extent provided by our Compensation Committee, in its sole discretion, a grant of restricted stock units may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which paid, as determined by our Compensation Committee in its sole discretion, subject in each case to such terms and conditions as our Compensation Committee may establish, in each case to be set forth in the applicable award agreement.

Other stock-based and cash-based awards. Under the 2013 Incentive Plan, our Compensation Committee or the Board has the right to grant other awards based upon our common stock or other property having such terms and conditions as our Compensation Committee or the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future. We may also grant under the 2013 Incentive Plan performance awards or other awards denominated in cash rather than shares of common stock.

Performance conditions. Our Compensation Committee or the Board may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award will vest or otherwise be earned solely upon the achievement of specified performance criteria. Cash-based awards under the 2013 Incentive Plan will always vest or otherwise be earned upon the achievement of specified performance criteria. For restricted stock awards, restricted stock unit awards or other stock-based awards designed to qualify for deduction under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) and grandfathered from the repeal of the performance-based exception to such deduction limits, only our Compensation Committee may determine the extent to which the award will vest or otherwise be earned upon the achievement of specified performance criteria. The performance criteria for each such award will be based on one or more of the following measures, as applied to the recipient, one or more of our business units, our divisions or subsidiaries or applicable sector, or of us as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of common stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a performance measure need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

These performance measures may be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our Compensation Committee; and (z) will be set by our Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m), where applicable.

Our Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to grandfathered performance-based awards designed to qualify for deduction under Section 162(m) of the Code.

Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or such other performance measures and determined at such times as our Compensation Committee or the Board may select.

Under Section 162(m), reapproval of performance criteria has generally been required every five years for the criteria to remain usable for performance-based compensation. We are asking for reapproval as part of approving the amendments to the 2013 Incentive Plan out of an abundance of caution for the assistance, if any, such reapproval may provide with respect to the deductibility of grandfathered awards, but the reapproval will not make future awards exempt under the performance-based compensation exception.

Eligibility to Receive Awards

Our employees, officers, consultants and advisors and those of our subsidiaries are eligible to be granted awards under the 2013 Incentive Plan. As of March 4, 2018, approximately 6,155 persons were eligible to receive awards under the 2013 Incentive Plan, including our five named executive officers. The granting of awards under the 2013 Incentive Plan is discretionary.

The maximum number of shares with respect to which awards may be granted to any participant under the 2013 Incentive Plan may not exceed 15,000,000 shares per calendar year. For purposes of this limit, the combination of an option with a Tandem SAR is treated as a single award. No person may be awarded cash awards during any calendar year that are designed to pay out in excess of $20,000,000 per calendar year covered by the cash award. We originally added individual limits for compliance with the performance-based compensation rules of Section 162(m), but are retaining the limits (at these increased levels) because we think that placing limits on the awards is part of good governance even though the limits, as applied to grants after November 2, 2017 (other than potentially with respect to awards under binding contracts), do not affect deductibility under Section 162(m).

Administration

The 2013 Incentive Plan is administered by our Compensation Committee. Our Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2013 Incentive Plan and to interpret the provisions of the 2013 Incentive Plan. Subject to any applicable limitations contained in the 2013 Incentive Plan, our Compensation Committee, or any other committee to whom our Board delegates authority, as the case may be, selects the recipients of awards and determines the terms of such awards. The 2013 Incentive Plan provides limitations on liability with respect to persons acting on our behalf in connection with the Plan and also provides for indemnifying and holding harmless such persons.

Our Compensation Committee is required to make appropriate adjustments in connection with the 2013 Incentive Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. In addition, if all shares of any series of Common Stock are redeemed, then each outstanding award under such series shall be adjusted to substitute for the shares of such series of Common Stock subject to the award the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock, with the other terms of the award remaining constant (including for this purpose the aggregate purchase price or aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Compensation Committee). The Compensation Committee, in its sole discretion, may provide for a cash payment in connection with any of the foregoing adjustments.

Changes in Control

The 2013 Incentive Plan also contains provisions addressing the consequences of any mergers, certain changes in ownership, and certain changes in the composition of our Board of Directors. The description below is of the default rule under the 2013 Incentive Plan, but the Compensation Committee also imposes double trigger requirements on substantially all awards to executive officers, such that the occurrence of an event without a connected employment termination will not cause vesting unless the awards are not being assumed or replaced. If an Approved Transaction, Board Change or Control Purchase (each as defined below) occurs, unless the applicable agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents, while Cash Awards and Other Stock-Based Awards will have the treatment their agreements provide, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable agreement, the Compensation Committee may, in its discretion, determine that any or all outstanding awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Compensation Committee, is equitable and appropriate to substitute a new award for such award or to assume such award and to make such new or assumed award, as nearly as may be practicable, equivalent to the prior award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the common stock may be changed, converted or exchanged in connection with the Approved Transaction. Notwithstanding any provision of the 2013 Incentive Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Compensation Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (ii) to cancel any such awards and to deliver to the participants cash in an amount that the Compensation Committee shall determine in its sole discretion is equal to the fair market value of such awards on the date of such event, which in the case of options or stock appreciation rights will be the excess of the fair market value of the common stock on such date over the purchase price of the options or the base price of the stock appreciation rights, as applicable.

Under the 2013 Incentive Plan, “Approved Transaction” means any transaction in which the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, our stockholders) approves (i) any consolidation or merger of us, or binding share exchange, pursuant to which shares of our common stock would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which our common stockholders immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are our common stockholders immediately prior thereto have less than a majority of the combined voting power of our outstanding capital stock ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for our liquidation or dissolution, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets, provided that the “Approved Transaction” will not occur under any of the foregoing until the closing of the described event. “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. “Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1933), corporation or other entity (other than the Company, any of our subsidiaries or any employee benefit plan sponsored by us or any of our subsidiaries) shall purchase any of our common stock (or securities convertible into our common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any of our subsidiaries, any employee benefit plan sponsored by us or any of our subsidiaries or any exempt person (as defined in the Stock Plan)) or any “Exempt Person” (as defined below) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding securities ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board of Directors. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the date Discovery Holding Company ceased to be a wholly-owned subsidiary of Liberty Media Corporation, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our Board or the Compensation Committee may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our Board or the Compensation Committee deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2013 Incentive Plan. Substitute awards will not count against the overall share limit of the 2013 Incentive Plan.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization), the 2013 Incentive Plan provides that we may not (1) amend any outstanding option or stock appreciation right granted under the 2013 Incentive Plan to provide a purchase price per share that is lower than the then-current purchase price or base price per share of such outstanding award, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the 2013 Incentive Plan) and grant in substitution therefor new awards under the 2013 Incentive Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having a purchase price or base price per share lower than the then-current purchase price or base price per share of the cancelled award, (3) cancel in exchange for a cash payment any options or stock appreciation rights that have a purchase price per share above the then-current fair market value, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

Clawback Policy

All awards are subject to recovery or clawback by us under any clawback policy we adopt in accordance with Securities and Exchange Commission regulations or other applicable law, as amended or superseded from time to time.

Stock Ownership Guidelines

All awards are subject to any applicable stock ownership guidelines we adopt, as amended or superseded from time to time.

Withholding

Our obligation to deliver shares of common stock or pay cash in respect of any award under the 2013 Incentive Plan is subject to applicable federal, state and local tax withholding requirements. The Compensation Committee or our Board may permit participants to pay applicable withholding in shares of the common stock already owned by the participant (either by delivery or attestation) or through the withholding of shares otherwise issuable to such participant; provided, however, except as otherwise provided by our Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares of common stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax

(determined by, or in a manner approved by, us)) as we may determine to satisfy the tax liability associated with any award. If the participant does not satisfy the tax withholding through one of those means, the Company may withhold from the same or other compensation.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, with our Compensation Committee’s or the Board’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).

Acceleration

Our Compensation Committee may at any time provide that any award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, subject to certain restrictions under Section 162(m) for grandfathered awards.

Termination of Employment

The award agreements provide rules with respect to the treatment of awards when employment ends and may overrule the general principles in the 2013 Incentive Plan. If a participant dies or has a “Disability” (as defined in the 2013 Incentive Plan), unless the award agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and will remain exercisable for a year after death or Disability termination (unless the award expires earlier) and (ii) restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents. On a termination for “cause,” as defined in the 2013 Incentive Plan, and unless the award agreement provides otherwise, all awards will terminate immediately. In addition, the Compensation Committee may determine retroactively, within one year after employment ends, that the Company had “cause” at the time of termination and may forfeit any still outstanding awards.

Provisions for Foreign Participants

Our Board may establish sub-plans for purposes of satisfying applicable securities, tax or other laws of various jurisdictions, by adopting supplements to the 2013 Incentive Plan that cover only a particular jurisdiction and contain such limitations or exercises of discretion as are not otherwise inconsistent the with 2013 Incentive Plan.

Amendment or Termination

No award may be made under the 2013 Incentive Plan after May 14, 2023 but awards previously granted may extend beyond that date. Our Compensation Committee may at any time amend, suspend or terminate the 2013 Incentive Plan, provided that such actions may not materially adversely affect a recipient with respect to a previously granted award without his or her consent, except as required for compliance with Section 409A of the Code.

If our stockholders do not approve the amendments to the 2013 Incentive Plan, the increase in the pool of shares available for grants and amendments to the individual grant limits under the 2013 Incentive Plan will not go into effect, and the performance goals will not be reapproved for purposes of Section 162(m). On the last point, we note that it is not clear that any reapproval is required for grandfathered awards intended to comply with the exemption from Section 162(m), nor, as discussed below, is it clear which of our awards that were granted (or, in some cases, subject to a binding agreement to be granted) actually are grandfathered.

Certain Material U.S. Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences that generally will arise with respect to awards granted under the 2013 Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the purchase price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock is distributed with respect to restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2013 Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us for any awards made under the 2013 Incentive Plan, except that we may be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code. Under the recently enacted Tax Cuts and Jobs Act of 2017, awards made after November 2, 2017 will not be eligible for exclusion from the deduction limits of Section 162(m) of the Code (subject to some exceptions for awards made pursuant to binding contracts), and current guidance does not make clear the extent to which previously granted but unsettled awards are grandfathered in their exclusion for years beginning after December 31, 2017.

New Plan Benefits

As of March 4, 2018, approximately 6,155 persons were eligible to receive awards under the 2013 Incentive Plan, including our five named executive officers. The granting of awards under the 2013 Incentive Plan is discretionary.

We cannot now determine the number or type of awards to be granted in the future to any particular person or group.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chair

Robert R. Beck

Paul A. Gould

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section analyzes and discusses our compensation programs and provides information about the compensation paid by Discovery to our Named Executive Officers, or “NEOs”:

•	David M. Zaslav, President and CEO;

•	Gunnar Wiedenfels, Chief Financial Officer (“CFO”) (beginning April 1, 2017);

•	Bruce L. Campbell, Chief Development, Distribution & Legal Officer;

•	Jean-Briac Perrette, President and CEO, Discovery Networks International;

•	Paul Guagliardo, former Chief Commercial Officer (until December 31, 2017); and

•	Andrew Warren, former CFO (until March 31, 2017).

On February 22, 2016, Mr. Warren notified us that he would be separating from employment and agreed to remain with the Company until the end of 2016. We entered into a transition agreement with Mr. Warren, which was subsequently amended to extend the transition period to March 31, 2017, when Mr. Warren separated from employment. Gunnar Wiedenfels joined the Company to become our Chief Financial Officer on April 1, 2017.

In addition, on November 16, 2017, Mr. Guagliardo notified us that he would be separating from employment. Mr. Guagliardo terminated his employment with the Company effective December 31, 2017.

For additional information regarding these changes, see “Executive Compensation—Executive Compensation Arrangements,” below.

Highlights

Discovery delivered strong operating and financial results in 2017.

Discovery is a leading global media and entertainment company, with operations that support our mission to empower people to explore their world and satisfy their curiosity. We had a strong year in 2017, reporting increases in revenue, adjusted operating income before depreciation and amortization (“OIBDA”), adjusted earnings per share (“Adjusted EPS”) and free cash flow:

•	Revenues increased 6% to $6,873 million (increased 4% excluding currency effects and the impact of certain transactions);

•

Adjusted OIBDA increased 5% to $2,531 million (increased 4% excluding currency effects and the impact of certain transactions) (see Appendix B to this proxy statement and Note 21 to our Annual Report on Form 10-K for year ended December 31, 2017 for a reconciliation of Adjusted OIBDA to Net Income (Loss);

•	Adjusted EPS, as defined in Appendix B and in the Form 10-K, increased 5% to $2.24 (increased 16% excluding currency effects); and

•	Free Cash Flow increased 16% to $1,494 million (increased 25% excluding currency effects and Scripps Networks Interactive, Inc. (“Scripps”) transaction-related costs).

We continued our strategy to invest in premier global intellectual property and brands, while accelerating investments in new growth areas such as digital and mobile, to engage consumers with our content across all screens and platforms, while maintaining disciplined operational results and revenue growth.

We continue to pay for performance through our executive compensation program design.

We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. Each of our NEOs (other than Messrs. Warren and Wiedenfels) received significant long-term incentive awards based on their performance in 2017.

Each of our NEOs, except Mr. Warren, also received an annual cash bonus based on Company and individual performance in 2017. These awards reflect the direct link between financial and operational success and compensation under our executive compensation programs. Our short- and long-term incentive compensation programs are structured to:

•	pay for performance by aligning and measurably varying the size of performance-based awards directly with key operational outcomes, as well as the executive’s individual performance;

•	align the interests of management with those of our stockholders through equity and equity-type incentive awards and stock ownership guidelines; and

•	inspire dynamic leadership while not encouraging excessive risk taking.

In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between executive and stockholder interests.

We use long-term contracts where appropriate to secure the services of senior executives and use our executive compensation programs to support extended contract terms.

We believe that entering into fixed-term employment contracts with our senior executives provides management stability and helps ensure that we can access their services to drive our strategic objectives. When permitted by local law, these agreements also include customary restrictive covenants that protect our business from unfair competition after an executive separates from employment. Each of our NEOs was subject to a fixed-term employment contract during 2017. Each of these agreements includes a number of provisions related to components of compensation during the term of the agreement, as further detailed in “Executive Compensation—Executive Compensation Arrangements,” below.

We entered into a new employment agreement with Mr. Zaslav in 2014 to secure his services through the end of 2019. The compensation provisions of the agreement are structured around performance-based long-term equity, tie the vast majority of his compensation to increases in stockholder value, require him to hold the majority of the equity distributed to him until the end of the term of his contract (absent an intervening change in control or termination of employment), and, through ownership of a significant number of shares, further align his interests with those of our stockholders.

Role of the Compensation Committee

Our Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) operates pursuant to a written charter, a copy of which is posted on the Investor Relations section of our website, http://corporate.discovery.com. The Committee is responsible for developing, implementing and regularly reviewing adherence to our compensation philosophy. In the course of fulfilling these responsibilities, the Committee:

•	regularly reviews best practices and market trends in executive compensation and modifies our programs to support Discovery’s business goals and strategies;

•	conducts annual risk assessments of our compensation programs;

•	aligns compensation decisions with our corporate objectives and strategies;

•

reviews and approves the amounts and elements of compensation and the terms of new employment agreements or extensions to existing employment agreements for our CEO and other NEOs, other executive officers and certain other key employees; and

•	approves the annual quantitative and qualitative goals relevant to the compensation of our CEO, and the bonus design and metrics for our NEOs and other executive officers.

The Committee regularly consults with the Board regarding compensation decisions for the CEO, and with the CEO regarding compensation decisions for the other NEOs.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in the compensation decisions for the NEOs other than himself. The CEO makes annual recommendations to the Committee regarding base salary, annual cash bonus, and long-term incentive awards for each of his direct reports, including the other NEOs. The CEO also recommends to the Committee proposed terms of new employment agreements and amendments to existing agreements for the other NEOs, working closely with Adria Alpert Romm, our Chief Human Resources and Global Diversity Officer, to develop these recommendations. The CEO’s recommendations are based on:

•	his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance;

•	the performance of Discovery, as well as the department or group that the executive leads;

•	the executive’s compensation relative to that of our other executives (internal equity);

•	the executive’s compensation relative to that of executives in similar roles in the companies in our peer group (external competitiveness);

•	our overall approach to compensation for employees for the year;

•	achievement of applicable annual performance goals; and

•	contractual obligations under the individual’s employment agreement.

The CEO also provides the Committee with proposed goals for himself. The Committee reviews and modifies these goals to ensure that they align with the approved strategies and priorities set by the Board and then discusses the revised goals with the CEO, including the weightings to reinforce which goals have the greatest priorities for the year. The degrees to which the CEO achieves the goals are used, in part, to determine the annual bonus of the CEO. The CEO provides his own assessment of his performance and achievement of goals, but does not otherwise participate in the Committee’s deliberations or decisions regarding his compensation.

Relationship with and Role of the Compensation Consultant

The Committee has retained an independent compensation consultant, The Croner Company (“Croner”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. Croner is retained directly by, and reports to, the Committee. Croner attended seven of the nine Committee meetings held in 2017. Croner assisted the Committee by providing the following services, among others:

•	assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;

•	advising the Committee on competitive practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;

•	advising on employee equity grants, executive employment agreements and other executive compensation matters;

•	assisting the Committee with the periodic review of its charter;

•	providing an evaluation and assessment of risk in compensation program design, policies and procedures;

•	reviewing this Compensation Discussion and Analysis; and

•	benchmarking director compensation for Board and committee service.

Prior to being engaged by the Committee, Croner historically had provided compensation survey data to the Company and performed custom surveys on industry compensation practices. In 2011, the Committee adopted a Compensation Consultant Independence Policy to address the ongoing need for this survey work and to determine the process under which work by Croner for the Company would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2017, the only services provided by Croner to management were the pre-authorized survey services. Total fees paid to Croner by Discovery in 2017 (other than fees for Croner’s services to the Committee) were less than $10,000.

The Committee annually reviews its relationship with Croner as an independent compensation consultant to determine if Croner has any conflict of interest in its services to the Committee. In the 2017 review, after considering the factors set forth in the applicable securities regulations and stock exchange rules, the Committee concluded that Croner did not have a conflict of interest with respect to the services it provides to the Committee. The Committee’s conclusion was based on the following:

•

Croner reports solely to the Committee. Discovery’s management is not involved in the negotiation of fees charged by Croner or in the determination of the scope of work performed by Croner. The Committee has the sole authority to hire and terminate the independent compensation consultant;

•	there are no business or personal relationships between Croner and any member of the Committee or any executive officer of the Company;

•

the Committee has a Compensation Consultant Independence Policy to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;

•	the survey work performed by Croner was very limited, and no non-survey work was performed (other than Croner’s services for the Committee);

•

according to data provided by Croner, revenue from Discovery (other than fees for Croner’s services to the Committee) represented less than 1% of Croner’s total revenue for each of fiscal years 2013, 2014, 2015, 2016, and 2017;

•	Croner disclosed its conflicts of interest policy to the Committee. The Committee believes that this policy provides reasonable assurance that conflicts of interest with Croner will not arise; and

•	Croner has represented to the Committee that, per its conflicts of interest policy, neither Croner nor any Croner employee is a stockholder of Discovery.

Compensation Philosophy

Discovery’s compensation philosophy is to pay for performance, to encourage excellence and to reward executives who deliver. Our programs are designed to provide above-median total direct compensation when our executives deliver above-median performance, as evaluated against both internally set objectives and the peer group companies. We value fixed-term employment agreements when appropriate, and, in 2017, each of our NEOs was subject to a fixed-term employment agreement, as further described in “Executive Compensation—Executive Compensation Arrangements,” below. The terms of these agreements generally incorporate initial compensation elements, including an initial base salary, annual cash bonus target, and “sign on” or contract renewal equity awards. The Committee approves the terms of employment agreements consistent with our overall compensation philosophy, taking into account appropriate compensation elements to secure the services of our senior executives for multi-year terms. The Committee also assesses the elements of transition and separation agreements to determine what is needed to ensure a smooth transition, as was the case in the transition agreement entered into in connection with Mr. Warren’s separation.

Discovery’s compensation programs are designed to implement its pay for performance compensation philosophy, as follows:

•	ensure a strong alignment of the interests of Discovery’s stockholders, employees, and the Company;

•	pay for performance, both short-term and long-term;

•	pay competitively, across salary grades and geographies; and

•	apply compensation policies in an internally consistent manner.

As part of this design, the Committee is regularly provided with information regarding the program design, bonus targets and equity grant guidelines for our employees throughout the Company. The Committee reviews the results of the annual bonus and equity grant processes to assess whether the Company is implementing our pay for performance philosophy. The Committee determines the group of executives over which it will retain oversight, and includes senior executives other than Discovery’s NEOs in those reviews.

Elements of Compensation

Total direct compensation for each NEO consists of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, the target amount of each NEO’s annual cash bonus as a percentage of base salary.

Annual Cash Bonus	Each NEO has a target bonus opportunity, set as a percentage of base salary (or in Mr. Zaslav’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and individual performance to focus our executives on our financial and operational goals. Ensure that our compensation mix remains competitive with our labor market. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.

Element of Compensation	Key Features	Purpose
Long-Term Incentive Awards

Annual equity and equity-type awards, in the form of non-qualified stock options, performance-based restricted stock units, restricted stock units and stock appreciation rights. Each type of award instrument generally vests in tranches over multiple years.

Deliver a substantial portion of an executive’s total direct compensation in equity or equity-type awards to align our executives’ interests with those of our stockholders. We use long-term incentive awards as a tool to encourage an executive to enter into a new employment agreement or extend an existing agreement.

_____________

Awards of Stock Appreciation Rights (“SARs”) to our CEO align the CEO’s interests to those of our stockholders by tying the amount paid out (if any) directly to the increase in our stock price (if any) during the measurement period.

_____________

Performance-based Restricted Stock Units (“PRSUs”) incent our NEOs to achieve longer-term Company financial goals that are expected to lead to increased stockholder value. The multi-year service requirements also serve as a retention tool. Both the financial metrics and the longer-term vesting schedules are designed to discourage excessive risk-taking.

_____________

Restricted stock units (“RSUs”) also may be used in certain contract renewals, and the multi-year service requirements serve as a retention tool. In early 2018, the Committee determined to use RSUs in lieu of PRSUs for the annual awards made in February 2018 to NEOs other than Mr. Zaslav. This change in practice is further discussed in “Changes to Executive Compensation Programs and Arrangements in 2018,” below.

_____________

The Committee has adopted executive stock ownership guidelines (discussed below) and implemented more extensive holding and share purchase requirements for the CEO under his 2014 agreement. These provisions are designed to further align the interests of our NEOs with those of our stockholders.

Performance-Based Pay

The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. More than 75% of the total direct compensation for each NEO other than Messrs. Warren and Wiedenfels for 2017 was performance-based. Mr. Warren announced his intention to separate from the Company in February 2016 and the Committee did not approve a long-term incentive award for him in 2017. Mr. Wiedenfels joined the Company in April 2017 and received a new hire award that included time-based RSUs; Mr. Wiedenfels did not participate in the annual long-term incentive award cycle in 2017. These factors resulted in a lower proportion of performance-based compensation for these two executives for 2017.

We believe the mix of compensation for our NEOs is competitive with the compensation practices specific to our industry and appropriately balanced to benefit the Company in both the short- and long-term so as not to encourage our NEOs to take undue risks. Annual cash bonus awards are more fully described in “—2017 Compensation Decisions—Annual Cash Bonus Awards,” below, and our long-term incentive compensation programs are more fully described in “—2017 Compensation Decisions—Long-Term Incentive Compensation,” below.

Compensation Decisions Framework

The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary (“Annual Base Salary Review”), the payout amount for annual cash bonus awards with respect to the immediately preceding year (“Annual Bonus Review”), and annual long-term incentive (“LTI”) awards (“Annual LTI Review”) for our executive officers. This annual process includes a review of the following factors, designed to align the Committee’s compensation actions with our compensation principles and objectives:

•	executive compensation market data from the Company’s peer group (discussed below);

•	relevant employment contract requirements;

•	self-evaluation of each NEO’s annual performance;

•	the CEO’s evaluation of each NEO’s annual performance (other than Mr. Zaslav himself);

•	achievement of annual quantitative goals for the Incentive Compensation Plan (“ICP”), the annual cash bonus program that applies to the NEOs other than the CEO;

•	achievement of quantitative and qualitative goals that are set by the Committee each year for the annual bonus for the CEO; and

•	Discovery’s Total Shareholder Return (“TSR”) and other comparative financial measures relative to the peer companies, as discussed below.

These factors are considered as a whole, with no specific weight given to any particular factor or factors.

Additional detail about the factors considered in the Committee’s compensation decisions is below.

Peer Group Analysis and Comparative Financial Review

The Committee annually reviews data from a group of publicly-traded peer companies to support compensation decisions for the NEOs. The peer companies are chosen to best match our Company’s scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, as well as proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison (including removing peers that have been acquired or otherwise materially have changed their corporate structure). The Committee used the following peer group for compensation decisions made in December 2016 and 2017 (the “2017 Peer Group”) after concluding that the group provided a good mix of companies with a strong focus on content and international reach:

21st Century Fox

AMC Networks Inc.

CBS Corporation

Charter Communications, Inc.

Netflix, Inc.

Scripps Networks Interactive, Inc.

Time Warner Inc.

Viacom Inc.

The Committee considered market data from the 2017 Peer Group in the Annual Base Salary Review and Annual LTI Review, and used this data in determining base salary adjustments and long-term incentive awards as applicable for Messrs. Campbell, Guagliardo, Perrette and Warren. With respect to Mr. Zaslav, his employment agreement provided that he was not eligible for a base salary increase in 2017, and specified the amount of his LTI award.

The Committee also reviewed data from international companies, in an effort to identify relevant market data for Mr. Perrette’s role as leader of our international division. The Committee reviewed a group of media and content companies publicly traded in the UK and determined that a mix of traditional media, broadcasting, and publishing companies would be relevant comparators. The Committee selected WPP Group, Sky PLC, RELX Group, Pearson, ITV PLC, Informa, and UBM (the “International Peers”) to serve as a reference point in assessing Mr. Perrette’s compensation and reviewed compensation data for the CEOs of that group, applying a 30% discount to factor in Mr. Perrette’s role as a division president rather than CEO of a standalone entity. The Committee determined that 30% was a reasonable amount to discount the market data given the difference between leading a division and a company as a whole.

Mr. Wiedenfels joined the Company on April 1, 2017, pursuant to an employment agreement that was executed in September 2016. Mr. Wiedenfels was not considered in the Annual Base Salary Review or Annual LTI Review in 2017. The Committee reviewed market data in assessing the compensation terms in Mr. Wiedenfels’ employment agreement, using data from the peer group in effect at that time (the “2016 Peer Group”). The 2016 Peer Group consisted of:

AMC Networks Inc.

Cablevision Systems Corporation

CBS Corporation

Charter Communications, Inc.

DIRECTV

Netflix, Inc.

Scripps Networks Interactive, Inc.

Viacom Inc.

Yahoo, Inc.

In September 2016, after determining the compensation terms for Mr. Wiedenfels, the Committee assessed the 2016 Peer Group to address the merger of DIRECTV with AT&T and the acquisitions of Yahoo, Inc. and Cablevision Systems Corporation. The Committee determined to remove these three companies from the peer group and added Time Warner Inc. and 21st Century Fox, both of which are global media companies and competitors in the market for executive talent. This resulted in the 2017 Peer Group, described above.

Each year, the Committee reviews comparative TSR and other financial measures for the peer group. In December 2016, the Committee reviewed revenue, Adjusted OIBDA, free cash flow, enterprise value, earnings per share and TSR for the Company (the “Comparative Financial Measures”) as compared to the applicable peer group. The Committee conducted this review in December 2016, in preparation for the 2017 Annual Base Salary Review, Annual Bonus Review, and Annual LTI Review, and in December 2017 for the 2018 reviews. In December 2016, the Committee assessed performance against the 2017 Peer Group, and again in December 2017. In both reviews, the Committee concluded that the Company had performed at or above the median of the relevant peer group for operational metrics but lagged peers in measures related to stock price.

Comparative Financial Measures Reviewed in December 2016

	Affiliate Revenues	Advertising Revenues	Total Revenues	Adjusted OIBDA	Free Cash Flow	Enterprise Value	Earnings Per Share	TSR
	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	3 Year
Median (excluding Discovery)	7.5%	.7%	2.5%	0%	.9%	-6.2%	6.2%	-17.5%
Discovery Communications, Inc.	7.8%	2.8%	5.3%	0%	5.0%	-15.1%	6.4%	-38.3%
Discovery Percentile Rank Among Peers	52%	63%	56%	50%	66%	6%	51%	8%

(1)	CAGR = Compound Annual Growth Rate. Utilizes December 31, 2013 data for starting data point and TTM for the end data point. TTM = Trailing Twelve Months (October 1, 2015 – September 30, 2016). TTM was utilized because year end 2016 data was not yet available.

Comparative Financial Measures Reviewed in December 2017

	Affiliate Revenues	Advertising Revenues	Total Revenues	Adjusted OIBDA	Free Cash Flow	Enterprise Value	Earnings Per Share	TSR
	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	CAGR(1)	3 Year
Median (excluding Discovery)	6.6%	1.7%	8.9%	2.3%	6.9%	4.2%	6.6%	10.1%
Discovery Communications, Inc.	6%	-1%	2.2%	.2%	9.9%	-12.2%	4.9%	-45.1%
Discovery Percentile Rank Among Peers	33%	18%	32%	48%	56%	6%	48%	5%

(1)	CAGR = Compound Annual Growth Rate. Utilizes December 31, 2014 data for starting data point and TTM for the end data point. TTM = Trailing Twelve Months (October 1, 2016 – September 30, 2017). TTM was utilized because year end 2017 data was not yet available.

The Committee used these reviews as a reference in determining that it was appropriate to make equity awards in the 2017 Annual LTI Review and in determining not to adjust downward, in accordance with their terms, the payout amount of PRSU awards made to Messrs. Campbell and Perrette in February 2015 that vested in February 2018. The CEO’s recommendations to the Committee, and the Committee’s approvals, factored in the results of the review in generally reducing the performance pool amounts for the 2017 bonus in consideration of the Company’s performance against some of the Comparative Financial Measures.

Target Pay Positioning

The Committee generally targets executive compensation to be between the median and 75th percentile of the compensation paid by our peer group companies, identified above under “—Peer Group Analysis.” The Committee uses the applicable peer group benchmark and survey data as a reference rather than as a strict guide for compensation decisions and retains flexibility in setting individual target total direct compensation.

In December 2016 and again in February 2017, the Committee reviewed market data for each NEO, except Mr. Wiedenfels, as compared to our 2017 peer group with respect to 2016 total direct compensation, both at target and actual, spreading the value of any one-time contractual equity award over the term of the applicable contract. In this review, the Committee compared each executive’s compensation to that of the corresponding position in the applicable peer group. The Committee undertook the review in setting total direct compensation for 2017, and at that time, the comparison to our peer group was as follows:

NEO	Target Pay Against 2017 Peer Group (Before 2017 Compensation Actions)	Actual Pay Against 2017 Peer Group (Before 2017 Compensation Actions)
Mr. Zaslav	Above 75th percentile	Above 75th percentile
Mr. Campbell	At median	Between median and 75th
Mr. Perrette	Between median and 75th	Between median and 75th
Mr. Guagliardo	Above 75th percentile	Above 75th percentile
Mr. Warren	Below 25th percentile	Below 25th percentile

Tally Sheets

The Committee regularly reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) generally limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to “covered employees.” Performance-based compensation paid through calendar year 2017 was not subject to the limits on deductibility of Section 162(m), provided such compensation met specified requirements, including shareholder approval of material terms of compensation. Deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017 effective January 1, 2018, subject to transition rules. In addition, the definition of “covered employees” under Section 162(m) was amended to expand the definition of “covered employees.” As such, effective January 1, 2018 “covered employees” include any person who was the chief executive officer or chief financial officer at any time during the tax year, as well as the next three most highly paid NEOs as of the last day of the taxable year. In addition, any person who was a covered employee as of January 1, 2017 or becomes a covered employee thereafter will remain a covered employee in perpetuity.

As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above (other than certain grandfathered compensation) will not be deductible by us. The Committee considers tax deductibility in making compensation decisions, to the extent deductibility is reasonably practicable and consistent with our other compensation objectives. These considerations were a factor in determining the general long-term incentive program for our senior executives and the use of PRSU and SAR awards for our senior executives, and the change in law was a factor in the Committee’s determining to make awards of RSUs to NEOs other than the CEO in the February 2018 Annual LTI Review, as further discussed in “Changes to Executive Compensation Programs and Arrangements in 2018,” below. The Committee continues to believe that shareholder interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs will result in non-deductible compensation expenses.

NEO Responsibilities and Accomplishments

Company performance and/or individual achievements play a strong role in many of the compensation decisions for our NEOs, as further described below. The Committee considered Discovery’s overall strong results, as well as each of the NEOs’ responsibilities and 2017 accomplishments in making compensation decisions. We have summarized each NEO’s overall performance and accomplishments below.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. In 2017, Mr. Zaslav led the Company in achieving our overall strong performance. In addition to operating performance, other significant accomplishments included significantly increasing ad-supported direct-to-consumer streaming in our U.S. GO applications and the ProSieben joint venture in Germany; driving strong ratings in our TLC, Investigation Discovery, and OWN networks; negotiating the Scripps transaction, which closed in March 2018; and driving growth in our international business through investments in sports rights.

Mr. Wiedenfels: Mr. Wiedenfels is our Chief Financial Officer and reports to our CEO. Mr. Wiedenfels joined the Company on April 1, 2017 and made strong contributions in 2017, building key relationships internally and externally, establishing himself as a trusted advisor to the leadership team and the Board, and making key contributions to the negotiation of the Scripps transaction and the integration planning process.

Mr. Campbell: Mr. Campbell is our Chief Development, Distribution & Legal Officer and reports to our CEO. Mr. Campbell successfully led a number of significant acquisitions and other transactions and investments in 2017, including the Scripps transaction and the formation of the MotorTrend joint venture. Mr. Campbell also led our Domestic Distribution division in 2017, with strong renewals of key affiliate agreements and expanding carriage for our bundle of channels onto new platforms. Mr. Campbell also provided outstanding legal support for the Company and leadership of business affairs, production management, and our internal studios.

Mr. Perrette: Mr. Perrette serves as CEO and President of Discovery Networks International and reports to our CEO. Mr. Perrette drove strong performance and long-term value in our international division in 2017, including investment in digital businesses, negotiation of important affiliate agreement renewals, and effective cost management. Mr. Perrette drove robust operational planning for distribution of the Olympic Games in Europe beginning in February 2018. In addition, Mr. Perrette was a key leader in the negotiation of strategic sports rights acquisitions and sublicenses in international markets.

Mr. Guagliardo: Mr. Guagliardo was our Chief Commercial Officer until December 31, 2017 and reported to our CEO. Mr. Guagliardo delivered strong performance in 2017 in support of our U.S. Digital Media, Advertising Sales, and licensing businesses.

Mr. Warren: Until March 31, 2017, Mr. Warren was our CFO, reporting to our CEO. Mr. Warren made solid contributions in 2017, including managing the transition to a new CFO.

2017 Compensation Decisions

The following chart summarizes the compensation decisions for 2017 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards, other than Mr. Wiedenfels. Detailed discussion of the decisions made with respect to each element is contained in the discussion immediately below the chart.

Element of Compensation	2017 Compensation Decisions
Base Salary

Maintained base salary for Mr. Zaslav, consistent with the terms of his employment agreement, which keeps his base salary the same for its six-year term.

Increased base salary for Messrs. Campbell, Guagliardo and Perrette in the 2017 Annual Base Salary Review described above.

Maintained Mr. Warren’s base salary, consistent with the terms of his employment agreement as amended in light of his transition.

Element of Compensation	2017 Compensation Decisions
Annual Cash Bonus	Paid annual bonuses to each of the NEOs, under a program originally designed to exempt the bonus from the deduction limits of the then-applicable provisions of Section 162(m), in the Annual Bonus Review (see discussion above under “Tax Deductibility of Executive Compensation”). The bonus payouts reflected strong Company performance in 2017, as well as the assessment of each NEO’s individual performance.

Long-Term Incentive Awards

Awarded SARs and PRSUs to Mr. Zaslav, in amounts as agreed in his employment agreement.

Awarded stock options and PRSUs to Messrs. Campbell, Guagliardo and Perrette in the Annual LTI Review described above.

Awarded stock options and RSUs to Mr. Wiedenfels, in amounts as agreed for the new hire awards under his employment agreement.

Did not make an equity award to Mr. Warren, given his decision to leave the Company.

Base Salary

Mr. Zaslav: Under the terms of Mr. Zaslav’s agreement, Mr. Zaslav’s base salary was set at $3 million for 2014 and remains the same for the remainder of the six-year term of the agreement. The employment agreement is further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Campbell: The Committee increased Mr. Campbell’s base salary by 3%, to $1,599,075 in the 2017 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation and Mr. Campbell’s strong performance, with reference to the 2017 Peer Group market data.

Mr. Perrette: The Committee increased Mr. Perrette’s base salary by 3% to £1,210,250 in the 2017 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation and Mr. Perrette’s strong performance, with reference to the 2017 Peer Group market data.

Mr. Guagliardo: The Committee increased Mr. Guagliardo’s base salary by 4% to $1,456,000 in the 2017 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, Mr. Guagliardo’s strong performance and the exceptional performance of the divisions he led, with reference to the 2017 Peer Group market data.

The Committee did not increase Mr. Warren’s base salary in the 2017 Annual Base Salary Review, consistent with the terms of his employment agreement and due to his impending separation. For more information about Mr. Warren’s employment agreement and separation agreement, please see “Executive Compensation—Executive Compensation Arrangements,” below.

Annual Cash Bonus Awards

We made annual cash bonus awards to each of the NEOs with respect to 2017 in the Annual Bonus Review in February 2018. The annual bonus target amount for each NEO other than Mr. Zaslav is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join our Company, an assessment of what level of compensation is needed to encourage the individual to accept our offer of employment. If an executive works only part of the year, the bonus amount generally is subject to proration based the period of employment; the bonus amounts for 2017 for Messrs. Warren and Wiedenfels both were prorated based on their service in 2017.

Each of the NEOs other than Mr. Zaslav participated in the ICP in 2017, our annual bonus plan that applies broadly to employees around the world. As discussed below, the determination of the actual cash bonus under the ICP is based on achievement of annual financial targets and individual performance, as applied to the target value.

The bonus structure for Mr. Zaslav was designed by the Committee to meet specific objectives. As discussed below, the annual bonus for the CEO is based 50% on achievement of financial targets and 50% on qualitative goals. Unlike the ICP design, which is calculated first based on performance against financial measures and then finalized based on an assessment of individual performance, the bonus for Mr. Zaslav is based 50% on qualitative goals determined without reference to the Company’s performance against financial targets. Given the CEO’s role in setting the annual financial targets used for the ICP, the Committee concluded that it would be appropriate to have a substantial part of his bonus based on separate qualitative measures.

This combination of financial targets and qualitative goals allows the Committee to incentivize and reward appropriate setting of financial targets by the CEO (and as needed, the CFO); the Committee adopted this design as a result of its ongoing risk assessment of our executive compensation programs.

The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement. The following chart summarizes the 2017 bonus target amount and actual payout for each NEO:

NEO	2017 Target Amount	2017 Metrics	2017 Bonus Award
David M. Zaslav, CEO	$8.4 million (equivalent of 280% of base salary)	50% qualitative goals 50% quantitative goals	$8,141,565, based on achievement of 99.9% of the quantitative goals and 94% of the qualitative goals. The aggregate payout amount was 97% of target after application of the Committee’s downward discretion.

Gunnar Wiedenfels, CFO	$994,520 120% of prorated base salary	100% ICP calculation 100% of ICP assigned to achievement of Company-wide financial metrics Individual performance factored into ICP calculation with allocation of performance pool	$1,570,378, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was 158% of target, reflecting Mr. Wiedenfels’ strong individual performance and contributions in 2017.

Bruce L. Campbell, Chief Development, Distribution & Legal Officer	$2,078,798 130% of base salary	100% ICP calculation 100% of ICP assigned to achievement of Company-wide financial metrics Individual performance factored into ICP calculation with allocation of performance pool	$3,307,846, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was 159% of target, reflecting Mr. Campbell’s strong individual performance and contributions in 2017.

NEO	2017 Target Amount	2017 Metrics	2017 Bonus Award
Jean-Briac Perrette, President and Chief Executive Officer, Discovery Networks International	£1,815,375 150% of base salary

100% ICP calculation

60% of ICP assigned to achievement of international division financial metrics

20% of ICP assigned to Eurosport Digital

20% of ICP assigned to Company-wide financial metrics

Individual performance factored into ICP calculation and allocation of performance pool

£2,238,214, based on calculation of the ICP payout. ICP calculation based on Company and international division performance and allocation of the performance pool. The aggregate payout amount was 123% of target, reflecting Mr. Perrette’s impactful contributions and individual performance in 2017.

Paul Guagliardo, Former Chief Commercial Officer	$1,674,400 115% of base salary

100% ICP calculation

40% of ICP assigned to U.S. Advertising Sales line of business

20% of ICP assigned to U.S. Digital Media line of business

20% of ICP assigned to Eurosport Digital

20% of ICP assigned to Company-wide financial metrics

Individual performance factored into ICP calculation with allocation of performance pool

$1,674,400, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was 100% of target, consistent with the terms of Mr. Guagliardo’s separation agreement.

Andrew Warren, Former CFO	$358,102 120% of prorated base salary	100% ICP calculation 100% of ICP assigned to achievement of Company-wide financial metrics	$367,412, based on an aggregate payout percentage of 103% of target. Under the terms of Mr. Warren’s employment agreement (as amended to address his transition) and separation agreement, he was entitled to a prorated 2017 annual bonus payout.

Annual bonus compensation for the NEOs is paid under the Discovery Communications, Inc. 2013 Incentive Plan (the “2013 Incentive Plan”) and has been intended to qualify as performance-based compensation under Section 162(m). At the beginning of 2017, the Committee set Adjusted OIBDA as the Company’s performance criterion and established a maximum annual bonus amount for each NEO and certain other senior executives as the initial step in structuring the bonus awards as performance-based under Section 162(m). If the performance criterion for the year is met, the actual bonus award for each NEO is subject to the Committee’s negative discretion (“downward discretion”). Mr. Zaslav’s annual bonus opportunity was capped at a maximum of 300% of base salary, and each of the remaining NEOs’ annual bonus opportunity was capped at a maximum of 250% of base salary. As discussed above under “Tax Deductibility of Executive Compensation,” the performance-based exception from Section 162(m) does not apply to years beginning after December 31, 2017, and any payments for prior years made after December 31, 2017 will be deductible under the amended Section 162(m) only in accordance with “grandfathering” rules for which only limited guidance is currently available.

The Committee exercises its downward discretion based on each executive’s individual performance and Company performance, calculated against target bonus amounts for each executive that are expressed as a percentage of base salary. With respect to Mr. Zaslav, the Committee considered the achievement of quantitative and qualitative goals set by the Committee. For the remaining NEOs, the Committee considered the achievement of the applicable financial metrics of the ICP and their individual performance. Finally, with respect to Mr. Warren, the Committee considered the requirements of his employment agreement.

For 2017, the Committee set the performance threshold at $1,241 million of Adjusted OIBDA for purposes of determining eligibility to receive payouts of the annual cash bonus opportunity for all NEOs.

In the Annual Bonus Review, the Committee determined that the Adjusted OIBDA performance threshold was met for 2017 and exercised its downward discretion to determine each NEO’s specific bonus payment amount as discussed below.

Annual Cash Bonus Awards for Mr. Zaslav

The annual cash bonus for Mr. Zaslav is based on achievement of Company financial and individual qualitative goals. The Committee approved goals for Mr. Zaslav in March 2017, with goals based 50% on quantitative financial achievement and 50% on qualitative goals related to individual accomplishments. This bonus design is intended to tie Mr. Zaslav’s annual bonus to overall Company performance as well as qualitative measures, to moderate the amount of the incentive based on purely financial measures. The Committee determined this was appropriate given Mr. Zaslav’s significant role in setting the Company’s annual plan based on these financial measures.

The quantitative goals were based on:

•	Net Revenue;

•	Adjusted Free Cash Flow (as defined in the next table); and

•	Further Adjusted OIBDA (as defined in the next table).

The Committee determined that including all three measures was appropriate for the CEO given the scope of his responsibilities and direct impact on resource allocation decisions.

The Committee annually reviews potential adjustments to performance against these measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency-neutral. The Committee groups adjustments into three categories:

•	unplanned acquisitions and divestitures (and related expenses and revenues);

•	unplanned programming or new business investments; and

•

corporate transactions and legal expenses (including corporate debt transactions, accounting or legal changes that resulted in unforeseen changes, and significant legal and consulting fees for unbudgeted matters).

The table below provides the definition of each of the three financial metrics and describes at a high level the 2017 adjustments:

Financial Metric	Definition	2017 Adjustments
Net Revenue	Revenue from ordinary business operations.	Adjustments in the following two areas: acquisitions (and related expenses), based on international and domestic acquisitions and divestitures in 2017, and unplanned new programming or new business investments (including adjustments for unplanned investment in kids programming on digital platforms and unbudgeted revenue in licensing content on new platforms).

Adjusted Free Cash Flow	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.

Adjustments on the same bases described above, as well as adjustments for reclassification of debt refinancing costs, restructuring activities and legal fees incurred in several litigation and compliance matters.

Further Adjusted OIBDA

Revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions.

Adjustments on the same bases described above for Adjusted Free Cash Flow.

The quantitative goals were weighted to reflect equal emphasis on the three measures. The Committee approved the targets in early 2017. For 2017, the quantitative targets, weighting and results were:

	Weighting	Threshold	Target	Actual Achievement
Net Revenue ($ in millions)	33.3%	$5,412	$6,765	$6,759
Adjusted Free Cash Flow ($ in millions)	33.3%	$1,098	$1,372	$1,541
Further Adjusted OIBDA ($ in millions)	33.3%	$1,985	$2,481	$2,605

The Committee set the individual qualitative goals for Mr. Zaslav related to areas of strategic priority for the Company. The Committee sets new goals each year based on the changing priorities of the Company, and there is significant variation from year to year in annual goals and weighting. For 2017, Mr. Zaslav’s qualitative goals, with weighting, were to:

•

outperform peers in growth across domestic and international networks, drive strategic allocation of assets for long term growth and return on investment and further develop and curate viewer allegiance to our networks worldwide (20%);

•	drive revenue through strong affiliate sales on cable, free to air, and digital platforms to outperform domestic and international peers (20%);

•	further develop and integrate our overall digital and “over the top” strategy (15%);

•	drive international expansion, growing Eurosport and local markets (20%);

•	drive strong Olympics deals across Europe and prepare plan for Olympic coverage on all platforms (15%); and

•	develop robust succession plans for key operational roles, while continuing to attract, retain, mentor and reward exceptional talent (10%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals and reflects areas of focus for the year. The Committee historically has set Mr. Zaslav’s goals with a significant degree of “stretch” and has evaluated his achievement against the goals by requiring a significant degree of over-performance to meet the goal.

In early 2018, the Committee reviewed the achievement of these quantitative and qualitative goals, considering Mr. Zaslav’s self-assessment and the input of the Board. The Committee determined that the Company achieved 99.9% of the Net Revenue metric, 112% of the Adjusted Free Cash Flow metric, and 105% of the Further Adjusted OIBDA metric. The metrics were designed to provide 100% achievement only upon 100% performance for each of the three quantitative goals. The threshold for a payout was achievement of more than 80% of the metric (performance at 80% or less would result in no payout based on the scale), and for prorated payout for performance between 80% and 100% of the metrics. Based on the performance against the three metrics, the overall calculation of the payout amount was 99.8% of the target amount.

With respect to the qualitative goals, the Committee, in consultation with the Board, determined that Mr. Zaslav had achieved his qualitative goals at the 94% level.

Based on these assessments, the Committee certified achievement of the performance criteria and exercised its downward discretion from the maximum bonus to determine that a bonus payment of $8,141,565 to Mr. Zaslav (97% of the overall target amount, based on achievement of 99.9% of the quantitative and 94% of the qualitative goals) was appropriate.

Annual Cash Bonus Payments for Messrs. Wiedenfels, Campbell, Perrette, Guagliardo and Warren

The 2017 annual cash bonus for the remaining NEOs was based on the terms of the ICP. The ICP specifies various financial metrics depending on an employee’s role and business alignment. The financial metrics that applied to each executive’s bonus are reflected in the chart above.

The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);

•	second, establishing the amount payable due to the achievement of Discovery as a whole and any applicable line of business performance measures, as applied to the target bonus amount; and

•

third, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers, with the amount available to allocate varying based on financial performance.

The calculation of the amount of the ICP award for each of the participating NEOs was as follows:

(Base salary) X (Target bonus percentage) X (percentage based on achievement of applicable financial metrics)] + (allocation of any available performance pool funds based on individual performance)

Each of the NEOs other than the CEO was eligible to receive a portion of his bonus in the form of a performance pool component. The CEO recommended a performance pool award to each of the NEOs based on individual performance, as further described below.

2017 ICP, Paid in March 2018

In the first quarter of 2017, the Committee established threshold (20% payout), target (100% payout) and maximum (110% payout) amounts for each of the ICP financial metrics, a ceiling beyond which higher payments would only be made relating to such metric at the Committee’s discretion and a scale that determined the amount payable for achievement of results between the minimum and the over-achievement amounts.

The 2017 ICP performance targets for the Company as a whole are set forth in the following table:

Discovery Communications	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	40%	$6,089	$6,765	$7,442	$6,759
Adjusted Free Cash Flow ($ in millions)	60%	$1,068	$1,372	$1,730	$1,541

The 2017 ICP performance targets for Discovery Networks International (the metric used for 60% of Mr. Perrette’s 2017 bonus) and Eurosport Digital (the metric used for 20% of Mr. Perrette’s 2017 bonus and 20% of Mr. Guagliardo’s 2017 bonus) are set forth in the following table:

Discovery Networks International	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	30%	$2,955	$3,283	$3,612	$3,186
Further Adjusted OIBDA ($ in millions)	50%	$646	$876	$1,106	$925

Eurosport Digital	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	70%	$35.6	$44.5	$53.4	$47.4
Further Adjusted OIBDA ($ in millions)	30%	$-8.8	$-0.8	$7.2	$-8.7

The 2017 ICP performance targets for U.S. Advertising Sales (the metrics used for 40% of Mr. Guagliardo’s 2017 bonus) and U.S. Digital Media (the metric used for 20% of Mr. Guagliardo’s 2017 bonus) are set forth in the following table:

U.S. Advertising Sales	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	70%	$1,490	$1,655	$1,821	$1,727
Further Adjusted OIBDA ($ in millions)	30%	$1,388	$1,537	$1,686	$1,606

U.S. Digital Media	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	70%	$44	$55	$66	$80
Further Adjusted OIBDA ($ in millions)	30%	$0	$17	$33	$36

The Net Revenue and Adjusted Free Cash Flow measures for the Company-wide metrics are the same measures used with respect to the annual cash bonus for Mr. Zaslav, and were subject to the same adjustments discussed above. The Committee also adjusted the performance against the metrics for U.S. Advertising Sales and U.S. Digital Media, within the same categories used for the adjustments to the annual cash bonus for Mr. Zaslav.

In addition to the calculation of the ICP performance targets, the Committee determined whether to allocate performance pool amounts to each NEO other than the CEO. The performance pool has been available only if the Company met the threshold Section 162(m) performance criterion originally set for exemption from Section 162(m)’s deduction limits and allows the Committee to award up to the maximum bonus amount based on individual performance, through exercise of downward discretion.

The determination as to whether the 2017 financial performance measures were met was made in the Annual Bonus Review during the first quarter of 2018, following review of the full-year 2017 financial statements. Mr. Zaslav recommended a performance pool award to each of the NEOs other than himself. The Committee reviewed this recommendation, each of the NEOs’ self-assessment of individual performance for 2017, and Mr. Zaslav’s review of each executive’s 2017 performance. With respect to Mr. Warren’s prorated bonus, the Committee considered the CEO’s recommendation and its own assessment of Mr. Warren’s performance. The Committee certified achievement of the performance threshold and exercised its downward discretion from the maximum bonus to determine a bonus payment of $1,570,378 for Mr. Wiedenfels (158% of the target amount), $3,307,846 for Mr. Campbell (159% of the target amount), $1,674,400 for Mr. Guagliardo (100% of target amount), £2,238,214 for Mr. Perrette (123% of the target amount) and $367,412 for Mr. Warren (103% of the target amount). The bonus amounts for Messrs. Wiedenfels and Campbell included particular consideration of their contributions in entering into and supporting the pending acquisition of Scripps.

Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan Based Awards Table for more information regarding the range of 2017 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts paid to them with respect to their 2017 awards.

Long-Term Incentive Compensation

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2017, we made long-term equity or equity-type awards to each of the NEOs, other than Mr. Warren, which we believe serves to focus their attention on increasing the Company’s value over time.

Annual LTI Review and New Hire/Contract Renewal Awards. The Committee generally considers LTI awards to the NEOs in two categories: annual awards, in the same process used for executive-level employees early each year in the Annual LTI Review, and special awards for newly-hired executives or in conjunction with the renewal of an existing fixed-term contract. The Committee made awards to Messrs. Campbell, Guagliardo and Perrette as part of the Annual LTI Review. With respect to the remaining NEOs:

Mr. Zaslav’s LTI awards for each year are specified in his employment agreement, although the Committee determines financial metrics for each performance-based award at the time the award is made. Mr. Zaslav’s 2017 LTI awards were consistent with his employment agreement (described in “Executive Compensation—Executive Compensation Arrangements,” below);

Mr. Wiedenfels was hired in April 2017 and his employment agreement provided for new hire equity awards. Mr. Wiedenfels’ LTI award in 2017 was based on the terms of the agreement; he is eligible for consideration in the Annual LTI Review beginning in 2018 (described in “Executive Compensation—Executive Compensation Arrangements,” below); and

Mr. Warren announced his transition from the Company in February 2016; given his impending separation, the Committee determined not to make an LTI award to Mr. Warren in 2017.

In the Annual LTI Review, as an initial matter, the Committee reviews market data for similar roles in the peer group and determines a target amount for the LTI awards that is expressed as a dollar value. With respect to each NEO other than the CEO, the CEO then reviews the target value approved by the Committee and recommends a dollar value for the award based on each NEO’s individual performance. The Committee approves the overall award value, which is then converted into a number of units, as further described below.

For new hire and contract renewal awards, the Committee follows a similar process, referring to market data, as well as internal equity and the overall compensation terms of the agreement. The Committee determines a target amount expressed as a dollar value, which is then converted into a number of units, as further described below.

For 2017, as in prior years, the awards to Messrs. Campbell, Guagliardo and Perrette (the three NEOs who received awards in the Annual LTI Review) were in the form of stock options and PRSUs (50% of the target value in stock options with respect to the Company’s Series A common stock, 50% in PRSUs with respect to the Company’s Series A common stock (as described under “Executive Compensation—Defined Terms—2013 Incentive Plan,” below)). The approved value is converted into a number of stock options based on the Black-Scholes value of the stock option and PRSUs using the closing price of the Company’s Series A common stock on the Nasdaq Global Select Market. In 2017, the Committee continued the practice of using the Black-Scholes valuation of the stock options as of the last trading day of the month prior to the date of grant and the closing price of the Series A common stock as of the trading day before the date of grant with respect to these calculations. This administrative practice allows more efficient processing of equity grants and, with respect to stock options, the ability of the Committee to review the actual number of units at the time the grant is made.

The new hire award to Mr. Wiedenfels was made in the form of stock options and RSUs, pursuant to the terms of his employment agreement. The Committee approved an award of stock options and RSUs in May 2017. The terms of Mr. Wiedenfels’ employment agreement (including the new hire equity awards) are described in “Executive Compensation—Executive Compensation Arrangements,” below.

Timing of Awards. The Committee’s intent is to make equity awards annually in late February or early March of each year, with new hire, promotion, and contract grants made throughout the year in the Committee’s regular meetings. In 2017, this resulted in the practice of holding regularly-scheduled Committee meetings and making awards every two to three months, with the exercise price based on the closing price per share of the Company’s Series A common stock on the Nasdaq Global Select Market on the date the awards were granted. On occasion for administrative convenience, the Committee may make a grant with a future effective date, with the grant price set on the future effective date, as was the case with Mr. Zaslav’s SAR grants, approved in December 2016 with a grant date of January 2, 2017, as required by his employment agreement.

Our practice of setting regular equity award grant dates based on scheduled Committee meetings is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

Stock Plan. The Committee makes LTI awards under the 2013 Incentive Plan, an equity-based long-term incentive plan that was approved by our stockholders in 2013.

2017 LTI Awards

The following chart summarizes the equity awards made in 2017 to each NEO. As discussed above, because of Mr. Warren’s transition, he was not granted any new equity awards in 2017. Further, because the awards for Mr. Zaslav were specified in his employment agreement as a number of units rather than an overall target value, we have included the fair market value as of the date of grant for that award in the column that specifies the 2017 target amount for the other NEOs. In addition, because the number of units was specified in Mr. Zaslav’s employment agreement, which predated our 2014 Share Dividend, the SAR award for Mr. Zaslav was made in Series A and Series C common stock, to preserve the intrinsic value of the award as contemplated by the agreement. Mr. Zaslav’s employment agreement is further described in “Executive Compensation—Executive Compensation Arrangements,” below.

NEO	2017 Target Amount or FMV	2017 LTI Awards

David M. Zaslav, CEO	$30.6 million (fair market value at time of grant)	508,303 Series A PRSUs 1,446,351 SARs Series A 1,446,351 SARs Series C

Gunnar Wiedenfels, CFO	$2,500,000	160,001 stock options 48,319 RSUs

Bruce L. Campbell, Chief Development, Distribution & Legal Officer	$2,750,000	174,678 stock options 46,595 PRSUs

Jean-Briac Perrette, President and CEO, Discovery Networks International	$3,250,000	206,437 stock options 55,067 PRSUs

Paul Guagliardo, Former Chief Commercial Officer	$2,750,000	174,678 stock options 46,595 PRSUs

LTI Awards to NEOs other than the CEO

Stock Options. The stock option awards have a four-year vesting schedule, become exercisable (while the holder remains employed) in equal tranches of 25% on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement.

PRSUs. The PRSU awards made to the NEOs other than Mr. Zaslav have a four-year vesting schedule, but vest in two equal tranches, the first 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. Vesting of the PRSU awards is contingent on meeting Company financial performance metrics for Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow, for a three-year performance period.

RSUs. The RSU award made to Mr. Wiedenfels as part of his new hire awards has a four-year vesting schedule, vesting in three substantially equal tranches, the first 33% on the second anniversary of the date of grant and the remaining 33% and 34% on the third and fourth anniversaries, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement.

The Committee adopted the long-term incentive design for NEOs after reviewing market trends and best practices and concluding that the awards would:

•	provide appropriate incentives;

•	link the interests of our senior executives to those of our stockholders, focusing our senior executives on longer-term Company financial goals;

•	serve as a retention tool; and

•	allow for tax deductibility of the equity awards as performance-based.

The PRSU awards have been intended to qualify as performance-based compensation under Section 162(m) and follow a similar structure to that of the annual bonus design (see discussion above under “Tax Deductibility of Executive Compensation” and the discussion of Section 162(m) under “Annual Bonus”). At the beginning of each year, the Committee sets a Company performance threshold and a maximum number of PRSUs for each NEO and certain other senior executives as the initial step in structuring the awards. If the performance threshold for the three-year performance period is met, the actual number of PRSUs distributed to each NEO is subject to the Committee’s downward discretion. The maximum amount of the PRSU award is the target amount. There is no upside for over-performance, which the Committee determined was appropriate to discourage excessive risk-taking by our senior executives.

Once the Committee determines the performance threshold is met, the Committee exercises its downward discretion based on Company performance against the Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow targets. As part of the Committee’s downward discretion, the awards also provided that the Committee may determine, for the awards to the NEOs other than those made to Mr. Zaslav, based on the Company’s performance relative to peers, to (i) reduce the number of vesting shares by up to 25% or (ii) increase the number of vesting shares by up to 25% (but not beyond 100% of the target amount for each PRSU award).

The performance metrics to be used by the Committee in its exercise of downward discretion are based on Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow. Over-performance on the Adjusted OIBDA or Adjusted Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the Net Revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting for the awards of PRSUs made in 2017 are as follows:

		Performance Against Target ($ in millions)
	Weight	120%	110%	100%	95%	90%	85%	81%	80%
Revenue	20%	22,956	21,043	19,130	18,174	17,217	16,261	15,495	15,304
Adjusted OIBDA	40%	7,991	7,325	6,659	6,326	5,993	5,660	5,394	5,327
Adjusted Free Cash Flow	40%	4,327	3,967	3,606	3,426	3,245	3,065	2,921	2,885

Maximum Vesting		100%	100%	100%	95%	90%	75%	50%	0%

Zaslav PRSUs and Special SARs

The Committee made special awards of PRSUs and stock appreciation rights (“Special SARs”) to Mr. Zaslav as provided by his employment agreement. The agreement provided for the following awards in 2017, each of which was made early in the year:

•	an award of 508,303 PRSUs in Series A common stock, which vest after three years, assuming achievement of three-year performance metrics; and

•	a grant of 1,446,351 Special SARs in Series A common stock and 1,446,351 in Series C common stock.

The awards were made in Series A and Series C common stock because the awards were specified as a number of units in Mr. Zaslav’s employment agreement and the Committee adjusted the awards and units to preserve the intrinsic value of the awards contemplated by the employment agreement following the 2014 Share Dividend.

One-half of the PRSUs will be distributed in the year after the end of the performance period, and the remaining one-half will be distributed in two equal parts in the second and third years after the end of the performance period, unless Mr. Zaslav has validly elected to further defer distribution of the shares.

The Special SARs mature and pay out in four equal tranches, 25% each year, as of the first four anniversaries of the date of grant. The Special SARs are 25% stock-settled and 75% cash-settled. The amount of the payout for the Special SARs, if any, is based on the appreciation in our stock price from the grant date to the applicable anniversary. Both the base price and the exercise price are calculated based on a 20-day average closing price, for the ten trading days preceding and including the date for which valuation is occurring and the ten trading days following the date for which valuation is occurring. These Special SARs are designed to auto-exercise; Mr. Zaslav does not choose the timing of exercise and each tranche exercises automatically on the relevant anniversary grant date. All of the units are exercised by the fourth anniversary of the date of grant.

The design of Mr. Zaslav’s compensation in his employment agreement emphasizes stockholder alignment through requiring substantial stock holdings. Under the employment agreement, Mr. Zaslav is required to hold at least 60% of the net shares delivered to him under the PRSU awards and the stock-settled portion of the Special SAR award until the end of the term of the agreement. In addition, Mr. Zaslav is required to purchase shares in the Company with 35% of the net cash proceeds of the cash-settled Special SAR award, and similarly to hold the shares purchased until the end of the term of the agreement.

The Committee determined that these awards were appropriate as part of the overall agreement to secure Mr. Zaslav’s services in a long-term agreement, to structure an agreement under which the vast majority of compensation is performance-based compensation, primarily in the form of LTI awards, tie his compensation to increases in stockholder value, and require Mr. Zaslav to hold the majority of the equity distributed to him to the end of the term of the agreement.

Payouts under PRSU Awards for Measurement Periods 2014-2016 and 2015-2017

In February 2018, the Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2015 through December 31, 2017, with respect to the awards made in February 2015 to Messrs. Campbell and Perrette. In May 2017, the Committee also reviewed achievement of the performance threshold for the 2.5 year measurement period from July 1, 2014 through December 31, 2016, with respect to the award made in September 2014 to Mr. Campbell.

For the 2015 PRSU awards, the performance threshold was set at $3,435 million in Adjusted OIBDA over the three-year performance period. For Mr. Campbell’s 2014 PRSU award, the performance threshold was set at $3,434 million in Adjusted OIBDA over the three-year performance period. The Committee determined that the Company had met or exceeded the performance thresholds for these awards.

As an initial matter, as discussed above, the Committee reviewed the Company’s performance relative to the applicable peer group during the three-year performance and determined that the Company’s performance was strong relative to its peers. Accordingly, the Committee decided not to exercise its discretion to reduce the number of shares payable upon settlement of these awards.

The Committee then reviewed the Company’s performance against the three financial metrics and concluded that the Company had met or exceeded the Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow metrics during the performance periods when measured on a currency-neutral basis. The multi-year performance metrics are set based on foreign exchange rates prevailing at the time the metrics are established. In 2017, the Committee determined to measure the results using the same constant foreign exchange rates, so that the comparison would not be influenced by fluctuations in the foreign exchange environment. The Committee concluded that it was appropriate to measure performance without the effect of currency fluctuation as management has little or no control over the impact of foreign exchange rates. This adjustment increased the performance against the metrics by less than 1%.

For the 2015 PRSU awards to the NEOs, 50% of the shares vested and were distributed in 2018, and 50% will be distributed in 2019, based on each executive’s continued employment and the other terms and conditions of the award. Based upon the Company’s cumulative performance for each of these periods, the overall payout for the PRSU awards was 100%.

For the 2014 PRSU award to Mr. Campbell, 50% of the shares vested and were distributed in 2017, and 50% will be distributed in 2018 based on his continued employment and the other terms and conditions of the award. Based upon the Company’s cumulative performance for each of these periods, the overall payout for the PRSU awards was 100%.

The performance against each of the three metrics was as follows:

3-Year PRSU Performance ($ in millions)
	Target		Performance
	Target Weighting	Cumulative PRSU Target	2015	2016	2017	Cumulative	Performance against Target
Revenue ($ in millions)	20%	18,783	6,525	6,762	7,124	20,410	108.7%
Adjusted OIBDA ($ in millions)	40%	6,883	2,467	2,555	2,637	7,659	111.3%
Adjusted Free Cash Flow ($ in millions)	40%	3,739	1,239	1,378	1,577	4,194	112.2%

2.5-Year PRSU Performance ($ in millions)
	Target		Performance
	Target Weighting	Cumulative PRSU Target	2014	2015	2016	Cumulative	Performance against Target
Revenue ($ in millions)	20%	16,828	3,300	7,040	7,293	17,633	104.8%
Adjusted OIBDA ($ in millions)	40%	6,868	1,294	2,683	2,793	6,770	98.6%
Adjusted Free Cash Flow ($ in millions)	40%	3,710	883	1,364	1,542	3,789	102.1%

The metrics for the 2014 PRSUs and 2015 PRSUs were based on the Company’s long-range plans as constructed in the year of grant. These long-range plans were developed on a constant currency basis, accordingly target amounts may vary.

Severance Payments Made to Mr. Warren

Mr. Warren notified the Company in February 2016 that he would be separating from employment with the Company, and we entered into subsequent amendments to his employment agreement, with Mr. Warren’s employment terminating on March 31, 2017. The terms of Mr. Warren’s employment agreement, as amended, are summarized under “Executive Compensation—Executive Compensation Arrangements—Warren Employment Agreement,” below. Under the terms of his amended employment agreement and his subsequent separation agreement, Mr. Warren was eligible to receive the following severance payments after March 31, 2017: (i) his annual base salary for a period of twelve months following his date of separation and (ii) a lump sum cash payment equal to the unprorated portion of his 2017 cash bonus at the target amount equal to 120% of his base salary. These amounts are in addition to the base salary received by Mr. Warren until his date of separation, and a prorated amount equal to his earned 2017 cash bonus, which was paid in March 2018. For additional information regarding the amounts paid to Mr. Warren in 2017, see the Summary Compensation Table below.

Retirement Benefits

The NEOs generally participate in the same benefit plans and on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs other than Mr. Perrette. The eligible NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, the Company makes a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of Company matching contributions, subject to certain limits under applicable tax regulations. Until 2018, we also made a supplemental contribution into the SRP for those employees whose base salary exceeded the IRS compensation limit under the 401(k) regulations. This Company contribution used the same formula applied for the 401(k) match (4.5%) and that is applied to the base salary in excess of the IRS limit (for 2017, this was $270,000), up to a maximum of $1 million in base salary. This SRP supplement contribution applied in 2017 but was eliminated effective January 1, 2018. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of ICP awards into their SRP accounts. These amounts are not included in the calculation of the supplemental Company contribution into the SRP. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in the Company’s 401(k) plan to save a proportionate amount for retirement and support the goals of providing competitive compensation packages to our employees.

Mr. Perrette is employed in the United Kingdom and participates in the Company’s benefit plans and programs as offered to other UK-based Company employees. These benefits include a defined contribution pension plan.

For more information about the SRP, please refer to the Non-Qualified Deferred Compensation Table below.

Health, Welfare and Other Personal Benefits

The NEOs are eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Mr. Perrette was eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its UK-based regular full-time employees, such as life insurance benefits, short- and long-term disability, and an employer pension scheme.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses and International Assignment Benefits; Related Gross-Up. Consistent with our objective to attract and retain a high-performing executive management team for senior roles in our global business, we place top-notch executives on international assignments to fill key roles in the places where we do business. We provide relocation and international assignment benefits consistent with our international long-term assignment policies, including reimbursing relocation costs, offering education and other allowances, providing tax equalization benefits, which are intended to maintain the executive’s out of pocket tax liabilities at the same level they would have been had the executive not been assigned to a foreign jurisdiction and, for some benefits, paying the executive an amount equal to the tax resulting from the reimbursement or allowance (a “gross-up”). After his localization in June 2016, Mr. Perrette no longer retains any international assignment-related benefits, other than his continuing eligibility for ongoing tax preparation assistance, and repatriation benefits in the event Mr. Perrette’s employment is terminated without Cause (as defined in his employment agreement) or due to the Company’s decision not to renew the employment agreement at the end of the term. Mr. Wiedenfels received relocation benefits associated with his relocation to the United States in 2017, including travel and moving of household goods, temporary furniture, tax preparation and filing assistance, immigration assistance and a gross-up for taxable income related to relocation.

Aircraft Usage; Related Gross-Up. We lease a dedicated corporate aircraft and also have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Mr. Zaslav to use a portion of our allotted travel time on our corporate aircraft, or NetJets aircraft, for personal use.

Mr. Zaslav is permitted to use up to 200 hours of flight time for personal use. The first 100 hours are provided to him by the Company; with respect to the second 100 hours, Mr. Zaslav is required to reimburse the Company at a rate of two times fuel cost, under a time sharing agreement entered into simultaneously with Mr. Zaslav’s employment agreement. For details regarding Mr. Zaslav’s employment agreement, please see “Executive Compensation—Executive Compensation Arrangements—Zaslav Employment Agreement.”

Family members may accompany Mr. Zaslav on authorized business flights on corporate aircraft or NetJets flights at no aggregate incremental cost to the Company. For 2017, we provided a gross-up to Mr. Zaslav to cover taxes for imputed income arising when a family member accompanied him on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanied him to a business event in which attendance by a spouse is customary and serves our business interests).

Home Office Expenses. We reimburse Mr. Zaslav for limited home office expenses, including Internet access.

Car Allowance. We provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

For more information regarding the perquisites provided in 2017 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Executive Stock Ownership Policy

In 2012, the Committee adopted an executive stock ownership policy that applies to the NEOs and certain other senior executives. The policy requires each covered executive to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below. In 2015, the Committee increased the stock ownership requirement for Mr. Zaslav from five times base salary to six times base salary.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO and Chairman	6X	5 years
Covered executive with LTI target grant value > 1X of base salary	2X	5 years
Covered executive with LTI target grant value <1X of base salary	1X	6 years

The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested stock options, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.

The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

In mid-2017, the Committee reviewed the NEOs’ progress toward meeting the executive stock ownership policy as adopted in 2012. Each of the NEOs had already met the stock holding requirement, except Mr. Wiedenfels who is on track to meet his stock holding requirement in the timeframe required by the policy.

Clawback Policy

All employees are subject to a “clawback” policy, adopted by the Committee in 2010. Under this policy, in addition to any other remedies available to the Company (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, the Company may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from the Company in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

Say on Pay

At the Company’s Annual Meeting of Stockholders held on May 18, 2017, we held an advisory vote on executive compensation. A majority of stockholders voted in favor of the Company’s executive compensation. The Committee considered the results of the vote and determined not to make any changes to our executive compensation programs. The Company will solicit, in its proxy materials, an advisory vote on say on pay, every three years. The next advisory vote will be at the 2020 Annual Meeting.

Hedging

Hedging of Company stock is permitted with the prior approval of our General Counsel. However, our Insider Trading Policy prohibits short sales and transactions in puts, calls, or other derivative securities on an exchange or in any other organized market. In 2017, none of our NEOs engaged in any hedging transactions.

Changes to Executive Compensation Programs and Arrangements in 2018

In the 2018 Annual LTI Review, the Committee determined to make RSU awards to the NEOs other than Mr. Zaslav. The Committee determined that it was appropriate to award RSUs rather than PRSUs based on the planned acquisition of Scripps, which the merger agreement had been entered into in July 2017 and was anticipated to close at the end of the first quarter of 2018. The Committee determined to use time-based RSUs for the 2018 Annual LTI Review for NEOs other than Mr. Zaslav, and to make an award of PRSUs to Mr. Zaslav, as required by Mr. Zaslav’s employment agreement. The Committee considered the need to finalize integration planning for the Scripps acquisition to be able to set financial metrics for a three-year period as well as the recent change to Section 162(m), as discussed in “—Tax Deductibility of Executive Compensation,” above. The Committee intends to return to making PRSU awards to NEOs in the 2019 Annual LTI Review.

On February 9, 2018, the Company entered into an amendment to Mr. Campbell’s employment agreement. The terms of the amended agreement are summarized in “Executive Compensation—Executive Compensation Arrangements—Campbell Employment Agreement,” below.

EXECUTIVE COMPENSATION

The following tables set forth compensation information for our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer and our three other most highly compensated executive officers (computed in accordance with the SEC’s rules) who were serving as executive officers as of December 31, 2017.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
David M. Zaslav	2017		3,000,000		14,994,939	15,606,127	8,141,565		505,353	(6)	42,247,984
President and Chief Executive Officer	2016		3,000,000		15,120,582	11,142,690	7,486,550		442,532		37,192,354
	2015		3,115,385		11,274,628	10,487,784	6,906,878		592,671		32,377,346

Gunnar Wiedenfels	2017	*	803,846		1,266,441	1,155,207	1,570,378		1,202,432	(7)	5,998,304
Chief Financial Officer

Bruce L. Campbell	2017		1,591,910		1,374,553	1,432,360	3,307,846		49,953		7,756,622
Chief Development, Distribution and Legal Officer	2016		1,544,423		1,209,659	1,113,363	2,750,000		50,288		6,667,733
	2015		1,557,692		1,202,434	1,269,277	2,767,765		50,123		6,847,291

Jean-Briac Perrette	2017		1,549,356	(8)	1,624,477	1,692,783	2,879,328	(9)	486,127	(10)	8,232,071
President and Chief Executive Officer, Discovery Networks International	2016		1,381,557		5,567,676	1,391,699	2,864,120		387,702		11,592,754
	2015		1,093,365		1,411,544	1,490,022	2,012,522		1,417,663		7,425,116

Paul Guagliardo	2017		1,447,385		1,374,553	1,432,360	1,674,400		51,727		5,980,425
Former Chief Commercial Officer	2016		1,400,000		1,008,040	—	2,185,670		52,157		4,645,866

Andrew Warren	2017	*	349,111		—	—	367,412		2,212,874	(11)	2,929,397
Former Chief Financial Officer	2016		1,183,135		—	—	1,763,362		50,397		2,996,894
	2015		1,220,192		1,202,434	1,269,277	1,257,720		53,090		5,002,713

*	Partial year. Mr. Wiedenfels joined the Company on April 1, 2017 and Mr. Warren departed from the Company effective March 31, 2017.

(1)	The dollar amounts in this column represent the actual salary amount that each NEO earned in 2017. In converting the amounts for Mr. Perrette from British pounds to United States dollars, we used the average of the monthly Bloomberg spot rate as of the second business day prior to each month end. The average rate for 2017 is 1.28644 British pounds per United States dollar.

(2)	The amounts in this column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of performance restricted stock units awards (“PRSUs”) for each of the applicable fiscal years. For each of the PRSU awards, the grant date fair value is calculated using the closing price of our Series A or Series C common stock on the grant date as if these awards were fully vested and issued on the grant date. See Note 13 to our Annual Report on Form 10-K for information regarding the value determination of the PRSU awards. There can be no assurance that these grant date fair values will ever be realized by any NEO. See the “Grants of Plan-Based Awards in 2017” table below for information on PRSU awards made in 2017.

(3)	The amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the cash- and stock-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. For stock options, we calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 13 to our Annual Report on Form 10-K. For the cash- and stock-settled stock appreciation rights, we also calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 13 to our Annual Report on Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.

(4)	These amounts reflect the cash performance awards earned by the applicable NEO under Discovery’s 2013 Incentive Plan for 2017, 2016 and 2015, which are more fully described under “Compensation Discussion and Analysis—Compensation Decisions-2017 ICP, Paid Out in March 2018” above. The 2017 award amounts were determined and paid out during the first quarter of 2018, the 2016 award amounts were determined and paid out during the first quarter of 2017 and the 2015 awards were determined and paid out during the first quarter of 2016.

(5)	We offer executives basic life insurance as well as executive level disability and long-term care coverage. We also offer matching contributions to an executive’s 401(k) plan and contributions to the SRP, subject to certain limitations. Below are the payments made on behalf of the NEOs to the foregoing plans in 2017:

	Basic Life ($)	Disability/Long Term Care ($)	Matching Contributions
			401(k) ($)	SRP ($)
Mr. Zaslav	696	5,920	12,150	32,850
Mr. Wiedenfels	535	1,714	6,438	24,023
Mr. Campbell	696	4,447	11,960	32,850
Mr. Perrette	—	—	3,131	—
Mr. Guagliardo	870	6,008	12,000	32,850
Mr. Warren	187	1,139	11,965	2,513

In addition to the U.S. benefits described above, under the benefits we provide to executives based in the U.K., we made payments on behalf of Mr. Perrette as follows: £2,115 for U.K. life assurance, £2,250 for disability insurance and £6,344 for the U.K. pension plan. These amounts were converted from British pounds into United States dollars at the rate of 1.28644 dollars per British pound.

For more information regarding these benefits, please see “Compensation Discussion and Analysis—Retirement Benefits” and “—Health, Welfare and Other Personal Benefits” above.

(6)	This amount includes $392,676 for personal use of aircraft (including family travel for which Mr. Zaslav is not provided a tax gross-up) and $26,940 for tax gross-ups for business associate and spouse travel at the request of the Company that is considered business use. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Aircraft Usage; Related Gross-Up” above for more information regarding our policies for Mr. Zaslav’s use of our allotted travel on our corporate aircraft. The table also includes $16,800 for a car allowance, $837 in respect of home office expenses and $16,485 for personal security services.

(7)	This amount includes $1 million for the Company’s discretionary contribution made to Mr. Wiedenfels SRP account, as provided in his employment agreement. This amount also includes $25,000 in miscellaneous expense allowance, $2,392 for tax services, $12,889 for immigration services and $77,307 in relocation expenses. The relocation expenses include $25,780 for move transportation fees, $18,915 for furniture rental and $9,800 for school search fees for Mr. Wiedenfels’ children, pursuant to the Company’s relocation policy. Additionally, this amount includes $52,133 in associated tax gross-ups, pursuant to the Company’s relocation policy. See “Executive Compensation Arrangements—Wiedenfels Employment Agreement” below for more information on the relocation benefits provided to Mr. Wiedenfels.

(8)	Under the terms of Mr. Perrette’s employment agreement, he is to be paid in British pounds. For 2017, Mr. Perrette was paid in the amount of £1,204,375. In converting the amounts from British pounds to United States dollars, we used the average of the monthly Bloomberg spot rate as of the second business day prior to each month end. The average rate for 2017 is 1.28644 British pounds per United States dollar.

(9)	Mr. Perrette’s bonus was calculated using his salary, which is denominated and paid in British pounds. After the financial performance of Mr. Perrette’s lines of business was established and Mr. Perrette’s bonus payout and performance pool amounts were determined (see “Compensation Discussion and Analysis – 2017 ICP, Paid in March 2018” for more information on the determination of Mr. Perrette’s bonus payout), those amounts were then converted into United States dollars at the rate of 1.28644 dollars per British pound.

(10)	This amount includes $25,548 for tax services, pursuant to the Company’s relocation policy. Discovery also provided tax equalization payments for Mr. Perrette (see “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Relocation Expenses and International Assignment Benefits; Related Gross-Up”), which resulted in Company expenses of $443,462. See “Executive Compensation Arrangements—Perrette Employment Agreement” below for more information on the relocation benefits provided to Mr. Perrette. In converting the amounts from British pounds to United States dollars, we used the average of the monthly Bloomberg spot rate as of the second business day prior to each month end. This may not have been the exchange rate in effect at the time the payments in respect of the amounts described in this paragraph were made. The average rate for 2017 is 1.28644 British pounds per United States dollar.

(11)	This amount includes $2,197,069 in severance payments, made up of $1,452,300 by reference to bonus amounts and $744,769 by reference to his salary. See “Compensation Discussion and Analysis—Severance Payments made to Mr. Warren” above and “Executive Compensation Arrangements—Warren Employment Agreement” below for more information on the severance benefits provided to Mr. Warren.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the Company’s median employee to the annual total compensation of its Principal Executive Officer (“PEO”). For 2017, the Company’s PEO was David M. Zaslav, our President and CEO. The purpose of the disclosure is to provide shareholders with a company-specific metric to assist in their evaluation of the Company’s executive compensation practices. As required by Item 402(u) of Regulation S-K, we are providing the following information for 2017:

•	the annual total compensation of the median employee of our company was $80,858; and

•	the annual total compensation of Mr. Zaslav, our CEO, was $42,247,984.

Based on the above, the ratio of the annual total compensation of our PEO to the median of the annual total compensation of all employees is 522 to 1.

We identified our median employee by using the annual cash compensation as of December 31, 2017, which consisted of actual base salary, target bonus and target sales commission for all employees as of November 30, 2017. For purposes of determining the median employee, “employee” is defined as any full-time, part-time or temporary individual employed and paid by the Company or any of its consolidated subsidiaries. This did not include any freelance workers, temporary employees who were employed and paid by a third party or independent contractors. For purposes of this disclosure, we calculated annual foreign exchange rates by averaging the 2017 Bloomberg monthly spot rates as of the second business day prior to each month end for the applicable currencies of regions and countries in which we have employees. These annual foreign exchange rates were applied for employees paid in non-U.S. dollar currencies, as appropriate. After we converted the total cash compensation of our employees, we sorted the employees from lowest to highest (excluding our CEO) and determined our median employee based on annual total cash compensation. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table in this proxy statement.

Given the global profile of our workforce, in which approximately 60% of our employees are located outside of the United States, the factors that influence the level of compensation of our CEO vary significantly from the factors that influence the compensation arrangements of our other employees. For employees in our international offices, we use various pay structures that reflect the compensation practices in those regions, which may differ greatly from that of our U.S. based pay programs. The form and amount of Mr. Zaslav’s annual total compensation is consistent with that stated in his employment agreement, which is influenced by the prevailing compensation practices for CEOs in the United States, as well as the competitive market for senior executive talent in our industry. Another factor that affects the ratio of our median employee’s annual total compensation to our CEO’s annual total compensation is that employees are hired at various times of the year, skewing the data, as we have not annualized the compensation of any employees. Therefore, the amounts used to determine our median employee may not represent the amount of compensation that an employee would have received in a full year. Due to the numerous job functions within our company, the pay structure will differ greatly between departments, experience levels and location, which will have a significant effect on the ratio. We believe that our employees are fairly compensated and appropriately incentivized under our current pay practices.

Grants of Plan-Based Awards in 2017

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
		Threshold ($)	Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
David M. Zaslav	(1)		8,400,000		10,000,000
Series A Common Stock	01/02/2017											1,446,351	(2)	27.69	8,056,175
	02/23/2017						254,152	(3)	508,303	(3)				—	14,994,939
Series C Common Stock	01/02/2017											1,446,351	(2)	27.03	7,549,952

Gunnar Wiedenfels	(1)		994,520		2,486,300
Series A Common Stock	05/22/2017											160,001	(4)	26.21	1,155,207
	05/22/2017						—		48,319	(5)				—	1,266,441

Bruce L. Campbell	(1)		2,078,798		3,997,688
Series A Common Stock	02/23/2017											174,678	(6)	29.50	1,432,360
	02/23/2017						23,978	(7)	46,595	(7)				—	1,374,553

Jean-Briac Perrette	(1)		2,335,371	(8)	3,892,285	(8)
Series A Common Stock	02/23/2017											206,437	(6)	29.50	1,692,783
	02/23/2017						27,534	(7)	55,067	(7)				—	1,624,477

Paul Guagliardo	(1)		1,674,000		3,640,000
Series A Common Stock	02/23/2017											174,678	(6)	29.50	1,432,360
	02/23/2017						23,978	(7)	46,595	(7)				—	1,374,553

Andrew Warren	(9)		358,102		746,045

(1)	These amounts reflect the possible payouts with respect to awards of annual cash bonus under the 2013 Incentive Plan for performance in 2017. Each NEO is assigned a target bonus amount and is eligible to receive an annual cash bonus award of up to 300% of base salary for Mr. Zaslav and 250% of base salary for all other NEOs, subject in each case to the Committee’s authority to exercise “downward discretion” and the 2013 Incentive Plan’s $10 million limit. The amounts of annual cash bonus awards actually paid for performance in 2017 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual cash bonus awards and the factors used by the Committee in exercising its downward discretion, please see “Compensation Discussion and Analysis—2017 Compensation Decisions—Annual Cash Bonus Awards.”

(2)	These amounts reflect the number of cash- and stock-settled stock appreciation rights (“Special SARs”) granted. The awards automatically vest and pay out 25% on each anniversary of the grant date and are payable in 75% cash and 25% stock in connection with the vesting.

(3)	These amounts represent PRSU awards. The PRSUs vest if we achieve certain three-year performance targets. Of the grant, 50% will be distributed on the third anniversary of the grant date and 25% will be distributed on each of the fourth and fifth anniversaries of the grant date, assuming achievement of the three-year performance targets. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(4)	This amount represents stock options that will vest 25% per year for four years beginning on the anniversary of the grant date and expire on May 22, 2024.

(5)	These amounts represent restricted stock units that will vest 33% on the second and third anniversaries and 34% on the fourth anniversary of the grant date.

(6)	These amounts represent stock options that will vest 25% per year for four years beginning on the anniversary of the grant date and expire on February 23, 2024.

(7)	These amounts represent PRSU awards. The PRSUs vest if we achieve certain three-year performance targets. Of the grant, 50% will be distributed on each of the third and fourth anniversaries of the grant date, assuming the achievement of the three-year performance targets. For more information regarding these awards, including the performance targets, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(8)	Mr. Perrette’s target bonus was calculated using his salary, which is denominated and paid in British pounds. These amounts were then converted into USD at the rate of 1.28644 dollars per British pound, for purposes of this table.

(9)	Mr. Warren terminated his employment effective March 31, 2017 and did not receive any grants of equity awards in 2017. However, Mr. Warren was eligible to receive a prorated cash bonus based on his employment in 2017.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Zaslav
Series A Common Stock	—	925,665	43.92	(2)		602,894	(3)(4)	15,120,582
	—	462,833	33.17	(2)		508,303	(3)(5)	14,994,939
	—	867,811	26.38	(2)
	—	1,446,351	27.69	(2)
Series C Common Stock	—	925,665	42.60	(2)
	—	462,833	32.28	(2)
	—	867,811	25.17	(2)
	—	1,446,351	27.03	(2)

Gunnar Wiedenfels
Series A Common Stock	—	160,001	26.21	05/22/2024	(6)	48,319	(7)	1,266,441

Bruce L. Campbell
Series A Common Stock	31,462	—	24.30	03/15/2019	(8)	7,002	(14)	296,153
	49,605	—	38.01	03/01/2020	(9)	25,215	(15)	992,210
	39,643	13,215	42.30	02/28/2021	(10)	37,181	(16)(17)	1,202,248
	74,140	74,140	32.34	02/23/2022	(11)	48,232	(4)(17)	1,209,659
	40,106	120,321	25.08	02/26/2023	(12)	46,595	(5)(17)	1,374,553
	—	174,678	29.50	02/23/2024	(13)
Series C Common Stock	31,462	—	23.57	03/15/2019	(8)	7,002	(14)	287,253
	49,605	—	36.87	03/01/2020	(9)
	39,643	13,215	41.02	02/28/2021	(10)

Jean-Briac Perrette
Series A Common Stock	25,976	—	21.33	11/15/2018	(18)	8,524	(14)	360,527
	12,585	—	24.30	03/15/2019	(8)	43,647	(16)(17)	1,411,326
	9,706	—	38.01	03/01/2020	(9)	60,290	(4)(17)	1,512,073
	8,618	2,873	42.30	02/28/2021	(10)	158,732	(17)(19)	4,055,603
	87,034	87,034	32.34	02/23/2022	(11)	55,067	(5)(17)	1,624,477
	50,133	150,400	25.08	02/26/2023	(12)
	—	206,437	29.50	02/23/2024	(13)
Series C Common Stock	25,976	—	20.68	11/15/2018	(18)	8,524	(14)	349,692
	12,585	—	23.57	03/15/2019	(8)
	9,706	—	36.87	03/01/2020	(9)
	8,618	2,873	41.02	02/28/2021	(10)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Guagliardo
Series A Common Stock	71,123	71,124	28.83	10/13/2022	(20)	40,193	(4)(17)	1,008,040
	—	174,678	29.50	02/23/2024	(13)	46,595	(5)(17)	1,374,553
Andrew Warren(21)

(1)	For RSUs and PRSUs, the value is calculated based on the grant amount, assuming target performance for PRSUs.

(2)	These awards represent Special SARs that vest 25% on each anniversary of the grant date and are automatically payable in 75% cash and 25% stock in connection with the vesting.

(3)	These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

(4)	These PRSU amounts relate to the February 26, 2016 PRSU grant, with a performance period that expires December 31, 2018.

(5)	These PRSU amounts relate to the February 23, 2017 PRSU grant, with a performance period that expires December 31, 2019.

(6)	These stock options vest in four equal installments beginning May 22, 2018.

(7)	These RSU amounts vest 33% on the second and third anniversary and 34% on the fourth anniversary of the May 22, 2017 grant date.

(8)	These stock options vested in four equal annual installments beginning March 15, 2013.

(9)	These stock options vested in four equal annual installments beginning March 1, 2014.

(10)	These stock options vest in four equal annual installments beginning February 28, 2015.

(11)	These stock options vest in four equal annual installments beginning February 23, 2016.

(12)	These stock options vest in four equal annual installments beginning February 26, 2017.

(13)	These stock options vest in four equal annual installments beginning February 23, 2018.

(14)	These PRSU amounts relate to the unvested portion of the February 28, 2014 PRSU grant, with a performance period that expired on December 31, 2016. In February 2017, the Compensation Committee certified that the performance metrics had been met.

(15)	These PRSU amounts relate to the unvested portion of the September 15, 2014 PRSU grant, with a performance period that expired on December 31, 2016. In February 2017, the Compensation Committee certified that the performance metrics had been met.

(16)	These PRSU amounts relate to the February 23, 2015 PRSU grant, with a performance period that expires December 31, 2017.

(17)	The PRSU vesting is dependent on the achievement of three-year performance metrics. If performance targets are met, the award vests 50% after the third year and 50% after the fourth year. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(18)	These stock options vested in four equal annual installments beginning November 15, 2012.

(19)	These PRSU amounts relate to the June 16, 2016 PRSU grant, with a performance period that expires December 31, 2018.

(20)	These stock options vest in four equal annual installments beginning October 13, 2016.

(21)	Mr. Warren has no outstanding equity awards due to his termination effective March 31, 2017.

Option Exercises and Stock Vested in 2017

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)

David M. Zaslav
Series A Common Stock	289,270	(3)	378,944	1,319,582	(4)	38,503,841	(4)
Series C Common Stock	289,270	(3)	538,042	1,319,582	(5)	37,383,046	(5)

Gunnar Wiedenfels
Series A Common Stock	—		—	—		—
Series C Common Stock	—		—	—		—

Bruce L. Campbell
Series A Common Stock	7,988	(6)	18,567	40,056	(7)	1,045,238
Series C Common Stock	7,988	(6)	15,302	14,842	(8)	415,046

Jean-Briac Perrette
Series A Common Stock	—		—	10,057	(9)	288,871
Series C Common Stock	—		—	10,057	(9)	281,993

Paul Guagliardo
Series A Common Stock	—		—	—		—
Series C Common Stock	—		—	—		—

Andrew Warren
Series A Common Stock	—		—	13,065	(10)	374,440
Series C Common Stock	57,775	(11)	2,821	13,065	(10)	365,644

(1)	Represents the value of cash and stock actually received with respect to Special SAR units (the difference between the award grant price and the fair market value, which is calculated based on the average closing price of a share of Discovery’ Series A or Series C common stock (as applicable) for the ten trading days preceding and including the date of exercise and the ten trading days following the date of exercise) and stock options from exercises listed in the corresponding column of the table.

(2)	Represents the value realized upon RSU and PRSU vestings and distributions listed in the corresponding column of the table, using the closing market value of the shares on the vesting or distribution date.

(3)	Represents the vesting and automatic exercise of Mr. Zaslav’s January 2, 2016 Special SAR grant.

(4)	Represents the distribution and vesting of the following Series A common stock PRSUs for Mr. Zaslav. The table below shows the grant date of each award that vested or distributed in 2017, the number of shares that vested or distributed in 2017, the number of shares for the undistributed portion of each award that will distribute on future dates, and the value realized upon vesting and distribution of each award in 2017:

Grant Date	Shares Vested in 2017	Shares Distributed in 2017	Remaining Undistributed Shares	Value of Shares Vested in 2017	Value of Shares Distributed in 2017
03/15/2010	—	83,704	—	—	$2,340,364
03/16/2011	—	69,836	—	—	$1,919,093
03/15/2012	—	70,544	—	—	$1,938,549
2/28/2014	—	5,622	—	—	$154,493
2/28/2014	910,000	455,000	455,000	$26,845,000	$13,422,500
2/23/2015	179,876	89,938	89,938	$5,306,342	$2,653,171

Where an award has shares that have both vested and distributed in 2017, the amount reported in the “Value Realized on Vesting” column in the table above includes only the value of the shares vested in 2017 for the corresponding award. For example, the $26.8 million value for the vesting of the 2/28/2014 award is included in the “Value Realized on Vesting” column, whereas the $13.4 million value for the distribution of the 2/28/2014 award is not included in the “Value Realized on Vesting” column above.

(5)	Represents the distribution and vesting of the following Series C Common Stock PRSUs for Mr. Zaslav. The table below shows the grant date of each award that vested or distributed in 2017, the number of shares that vested and distributed in 2017, the number of shares for the undistributed portion of each award that will distribute on future dates, and the value realized upon vesting and distribution of each award in 2017:

Grant Date	Shares Vested in 2017	Shares Distributed in 2017	Remaining Undistributed Shares	Value of Shares Vested in 2017	Value of Shares Distributed in 2017
03/15/2010	—	83,704	—	—	$2,290,978
03/16/2011	—	69,836	—	—	$1,875,795
03/15/2012	—	70,544	—	—	$1,894,812
2/28/2014	—	5,622	—	—	$151,007
2/28/2014	910,000	455,000	455,000	$26,026,000	$13,013,000
2/23/2015	179,876	89,938	89,938	$5,144,454	$2,572,227

Where an award has shares that have both vested and distributed in 2017, the amount reported in the “Value Realized on Vesting” column in the table above includes only the value of the shares vested in 2017 for the corresponding award.

(6)	Represents the aggregate exercises of Mr. Campbell’s March 16, 2011 stock option.

(7)	Represents the aggregate vesting of Mr. Campbell’s March 1, 2013, February 28, 2014 and September 15, 2014 PRSUs.

(8)	Represents the aggregate vesting of Mr. Campbell’s March 1, 2013 and February 28, 2014 PRSUs.

(9)	Represents the aggregate vesting of Mr. Perrette’s March 1, 2013 and February 28, 2014 PRSUs.

(10)	Represents the aggregate vesting of Mr. Warren’s March 1, 2013, February 28, 2014 and March 27, 2014 PRSUs.

(11)	Represents the value realized from the exercise of Mr. Warren’s April 12, 2012 stock option grant.

Nonqualified Deferred Compensation(1)

Name	Executive Contributions in last fiscal year ($)		Registrant Contributions in last fiscal year ($)(2)		Aggregate Earnings in last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/17 ($)
David M. Zaslav	—		32,850		8,372,704	—	64,522,845
Gunnar Wiedenfels	—		1,024,023	(3)	110,954	—	1,134,977
Bruce L. Campbell	651,286	(4)	32,850		785,264	—	5,226,227
Jean-Briac Perrette	—		—		630,004	—	2,942,753
Paul Guagliardo	419,742	(5)	32,850		153,590	—	1,081,664
Andrew Warren	—		2,513		191,448	43,993	1,127,803

(1)	This table provides information with respect to the SRP for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—Retirement Benefits” above.

(2)	These amounts are reported under “All Other Compensation” for 2017 in the Summary Compensation Table.

(3)	This amount includes the Company’s discretionary contribution of $1 million to Mr. Wiedenfels under the SRP, as provided in his employment agreement and $24,023, which represents the Company’s annual SRP contribution to Mr. Wiedenfels as reported under “All Other Compensation” for 2017 in the Summary Compensation Table.

(4)	This amount includes $238,786, which relates to salary that is reported under “Salary” for 2017 in the Summary Compensation Table and $412,500, which relates to deferral of a portion of his ICP paid in 2017 for 2016 performance that was reported under “Non-Equity Incentive Plan Compensation” in 2016.

(5)	This amount is related to the salary that is reported under “Salary” for 2017 in the Summary Compensation Table.

Executive Compensation Arrangements

Provided below are summaries of the employment agreements that we have entered into with our NEOs. For specific information regarding amounts paid to our NEOs in 2017, please see “—Summary Compensation Table” above. In addition, in each of these agreements, our NEOs are subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period thereafter.

Zaslav Employment Agreement

We have an employment agreement with David M. Zaslav, our President and Chief Executive Officer. We entered into the original agreement for a term of five years when Mr. Zaslav commenced employment with us in 2007. We amended the original employment agreement in 2009 and 2011, including extending the term of the employment agreement through February 1, 2015. On January 2, 2014, we entered into a new employment agreement with Mr. Zaslav, which replaced his prior employment agreement, as amended, with a term commencing January 2, 2014 and continuing through December 31, 2019 (the “2014 Zaslav Agreement”).

Under the terms of the 2014 Zaslav Agreement, Mr. Zaslav was entitled to and did receive a salary of $3,000,000 in 2017. Mr. Zaslav’s base salary remains $3,000,000 per annum for the duration of the agreement. Mr. Zaslav’s target annual bonus under the agreement for 2017 was $8,400,000. The target annual bonus increases by $600,000 each year until 2018. For 2018 and 2019, Mr. Zaslav’s target annual bonus will be $9,000,000. There is no guaranteed bonus amount and the actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the Compensation Committee in consultation with Mr. Zaslav.

Pursuant to the 2014 Zaslav Agreement, Mr. Zaslav is also entitled to receive equity awards each year from 2015 to 2018, conditioned on his employment on the grant date of each award. Two types of equity awards are required by the agreement: PRSUs, earned based on achievement of financial performance metrics, and Special SARs, which pay out based on growth in Company stock price.

Under the terms of the 2014 Zaslav Agreement, the PRSUs in each grant from 2016 to 2018 are determined by dividing $15 million by the closing price of the Company’s Series A common stock on the trading date prior to grant. In 2017, consistent with the requirements of that agreement, Mr. Zaslav received 508,303 PRSUs of the Company’s Series A common stock. The PRSUs granted in 2017 will be earned based on the achievement of performance metrics measured over a three-year performance period and the PRSUs granted in 2018 will be earned based on the achievement of performance metrics measured over a two-year performance period. The Compensation Committee will set the performance metrics for applicable performance period at the time of grant in consultation with Mr. Zaslav. The PRSUs will be paid as follows: 50% shall be paid in the calendar year immediately following the last calendar year of the applicable performance period, as soon as practicable following the Compensation Committee’s determination of performance for such performance period, and the remaining 50% shall be paid one-half as soon as practicable after the beginning of the second calendar year following the last calendar year of the applicable performance period and one-half as soon as practicable after the beginning of the third calendar year following the last calendar year of the applicable performance period.

Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSU awards, consistent with the deferral terms authorized by the Company. Mr. Zaslav has agreed to defer and/or hold at least 60% of the shares issued in settlement of the PRSUs awarded under the 2014 Zaslav Agreement until 2020 or beyond, unless there is an earlier “Separation From Service” (as defined in the agreement) or “Change in Control” (as defined in the agreement).

Under the 2014 Zaslav Agreement, Mr. Zaslav will no longer receive replenishment grants of cash-settled stock appreciation rights (“CS-SARs”) upon the maturity of any payouts under the Discovery Appreciation Plan or CS-SAR awards made to Mr. Zaslav prior to the execution of the 2014 Zaslav Agreement. Mr. Zaslav will receive grants of Special SARs under the 2013 Incentive Plan, as described below. The Special SARs will vest in four equal annual installments. Under the 2014 Zaslav Agreement, based on the adjustments approved by the Compensation Committee as a result of the 2014 Share Dividend approved by the Board in 2014, the Special SARs will be paid out 25% in Series A and Series C common stock, and the remaining 75% in cash, automatically after vesting. The base price of the Special SARs will be based on the average closing stock price of our Series A (for the Series A Special SARs) and Series C (for the Series C Special SARs) common stock over the ten trading days before and including the grant date and the ten trading days after the grant date; the payout on maturity will be determined using a similar average of the closing stock prices around the applicable vesting date. Mr. Zaslav received his first grant of 3,702,660 Special SARs on January 2, 2014 (as subsequently adjusted by the Compensation Committee to address the 2014 Share Dividend), and will receive subsequent Special SAR replenishment grants upon the payment of Special SARs in connection with scheduled payment dates until the final replenishment grant in 2018, provided Mr. Zaslav remains a full-time employee of the Company. Mr. Zaslav will, within 18 months of the date the cash-settled portion of a Special SAR is paid, use 35% of the net after-tax proceeds therefrom to invest in the Company’s stock, unless there is an earlier “Separation From Service” (as defined in the agreement) or “Change in Control” (as defined in the agreement). Mr. Zaslav will also use reasonable efforts to hold the shares so acquired plus the net shares he receives from the stock-settled portion of the Special SARs for the term of his employment, unless there is an earlier “Separation From Service” (as defined in the agreement) or “Change in Control” (as defined in the agreement), provided that he may liquidate his holdings to finance a transaction that would result in a net increase in his exposure to the Company’s equity. If Mr. Zaslav’s employment is terminated without Cause or for Good Reason (as defined in the agreement), all of the Special SARs, as well as CS-SARs granted prior to the 2014 Zaslav Agreement, will become fully vested and payable in accordance with the terms of such agreement and the applicable awards.

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group, including insurance and retirement plans. Mr. Zaslav is entitled to four weeks of vacation each year. Mr. Zaslav receives a car allowance of $1,400 per month and is entitled to use the Company’s aircraft for up to 200 hours of personal use per year. The Company shall pay for the first 100 hours of personal use and Mr. Zaslav shall reimburse the Company for personal use in excess of 100 hours, in accordance with the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in connection with the 2014 Zaslav Agreement (the “Time Sharing Agreement”). Under the Time Sharing Agreement, the reimbursement rate is two times the actual fuel cost for the airplane, in accordance with FAA-permitted reimbursement methods. Under the Time Sharing Agreement, if the Company requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent the Company imputes income to Mr. Zaslav for such family member or guest travel, the Company may, consistent with Company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

Under the 2014 Zaslav Agreement, if Mr. Zaslav’s employment is terminated as a result of his death or “disability” (as defined in the agreement), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive: (i) Mr. Zaslav’s accrued but unpaid base salary through the date of termination; plus (ii) any annual bonus for a completed year that was earned but not paid as of the date of termination; plus (iii) any accrued but unused vacation leave pay as of the date of termination; plus (iv) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; plus (v) reimbursement of any business expenses (“Accrued Benefits”). In addition, (x) the Company shall pay Mr. Zaslav or his heirs, as applicable, an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of his death, where the numerator of the fraction is the number of calendar days Mr. Zaslav was actively employed during the calendar year and the denominator of the fraction is 365, which amount shall be payable at the time the Company normally pays the annual bonus; and (y) Mr. Zaslav’s family may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (2) receive COBRA continuation of the group health benefits. Mr. Zaslav would be deemed to have a “disability” if he became unable to perform substantially all of his duties under the agreement in the normal and regular manner due to physical or mental illness or injury and remains unable to do so for 150 days or more during the 12 consecutive months then ending.

In the event of termination due to death or disability, the outstanding CS-SARs and Special SARs shall vest and be paid out pursuant to the terms of their award agreements, valued as of the date of death or termination. If Mr. Zaslav dies or separates due to disability during the term of the agreement and prior to the last day of the performance period for any tranche of PRSUs, then Mr. Zaslav shall be entitled to a pro rata portion of such tranche of PRSUs, based upon actual performance through the date of termination, provided that the maximum number of PRSUs in each tranche which may be earned is limited to (A) one divided by the number of years in the tranche’s performance period, multiplied by (B) the number of full or partial years completed for the performance period. If Mr. Zaslav dies prior to the grant date (within the first 90 days of the applicable performance period before the performance metrics for such performance period have been established) then there will be no grant of such tranche (and no prorated vesting for such tranche).

If Mr. Zaslav is terminated for “Cause” or resigns (other than for Good Reason or within the 30 days following the first anniversary of a Change in Control), he shall be entitled to receive the Accrued Benefits and all other benefits or payments due or owing Mr. Zaslav shall be forfeited. “Cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of the agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to Mr. Zaslav of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of the Company; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties under the agreement or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics).

If Mr. Zaslav’s employment is terminated by the Company without Cause, or if Mr. Zaslav terminates his employment for Good Reason, Mr. Zaslav shall be entitled to receive: (i) the Accrued Benefits; plus (ii) an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of the termination (subject to the applicable performance metrics); (iii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the “Severance Period” (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (iv) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (v) accelerated vesting and payment of Mr. Zaslav’s granted but unvested CS-SARs and Special SARs, with one-half valued as of the date of termination or resignation and the remaining half valued as of the remaining applicable scheduled payment dates; plus (vi) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family. The Severance Period shall be a period of 24 months commencing on the termination of Mr. Zaslav’s employment.

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause, Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If such termination is prior to the grant date for a tranche, then there will be no grant of such tranche (and no PRSUs for such tranche may be earned), provided further that if such termination is prior to the grant date for: (i) the 2018 tranche of PRSUs (but after the grant date for the 2017 tranche of New PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $15,000,000, to be paid to Mr. Zaslav during the first 90 days of 2018 (any such payments subject to the applicable withholding).

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause prior to Mr. Zaslav receiving all of the replenishment awards associated with the 2014 Special SAR award (such awards to be received in 2015, 2016, 2017 and 2018), such future Special SAR awards will not be issued (“Ungranted SARs”); however, on each date in the future when Mr. Zaslav would have received a payment in settlement of such Ungranted SAR (had such Ungranted SARs in fact been granted), the Company shall pay to Mr. Zaslav a cash payment equal in amount to the payment Mr. Zaslav would have received had he continued to receive such Ungranted SARs, with such amount payable at the same time as Mr. Zaslav would have received payments under such Ungranted SARs, as if Mr. Zaslav’s employment had not terminated (“Phantom Equity”). In the event the Company does not have any publicly traded stock, or as a result of a Change in Control the publicly traded stock price does not (in the reasonable determination of the Board) accurately reflect the value of the business managed by Mr. Zaslav, then the “strike price” and “appreciated value on exercise” of such Phantom Equity shall be determined assuming a seven percent (7%) annual rate of growth (compounded annually), commencing from the date ten days prior the last business day the Company had publicly traded stock, or the date ten days prior to such Change in Control (as a result of which the Board determined the publicly traded stock price does not accurately reflect the value of the business managed by Mr. Zaslav), as applicable, in each case with such value determined using the average closing price on the ten days preceding and including such date and the ten days following such date.

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the 2014 Zaslav Agreement on December 31, 2019, (i) the Company shall pay to Mr. Zaslav the Accrued Benefits defined above; plus (ii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family; plus (iii) the Special SARs pursuant to the terms of their award agreements, valued and paid as of the remaining applicable scheduled payment dates; plus (iv) the Company shall pay to Mr. Zaslav an amount equal to two times the sum of (1) the average annualized base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, plus (2) the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, which amount shall be paid in substantially equal payments over the course of the 24 months immediately following his separation from service after the expiration of the agreement, in accordance with the Company’s normal payroll practices during such period. Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If he remains employed after December 31, 2019 but his employment ends thereafter for a reason other than Cause, death, or disability, he will be treated as continuing in employment for purposes of the payment of the Special SARs.

If Mr. Zaslav remains employed by the Company (or its successor) for 12 months following a Change in Control or is terminated other than for Cause or for Good Reason, then the outstanding PRSUs (for which the performance period has not expired) and the unvested CS-SARs and Special SARs will become fully vested as of the first anniversary of the Change in Control (or earlier date of termination or resignation). In the event Mr. Zaslav’s employment is terminated (i) other than for Cause or for Good Reason within 13 months following a Change in Control, or (ii) voluntarily by Mr. Zaslav within the 30 calendar days commencing on the first anniversary of a Change in Control, then Mr. Zaslav shall be treated as if his employment was terminated without Cause or for Good Reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the term of the agreement; provided that in no event shall the Severance Period be less than 24 months. A “Change in Control” shall mean (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A-1 Blocking Rights”) and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights), or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall beneficially own or control, directly or indirectly, more than 20% of the voting power represented by the outstanding voting securities (as defined in the Company’s Certificate of Incorporation) of the Company (such that Mr. Malone or his heirs effectively may block any action requiring a supermajority vote under Article VII of Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights) or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which neither Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the 2014 Zaslav Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Wiedenfels Employment Agreement

We entered into an employment agreement with Gunnar Wiedenfels, our Chief Financial Officer, on October 3, 2016, with a term commencing on April 1, 2017 through April 1, 2021 (the “Wiedenfels Employment Agreement”). Pursuant to this agreement, Mr. Wiedenfels is entitled to receive a base salary of $1,100,000, with future salary increases to be reviewed and decided in accordance with our standard practices and procedures starting in 2018. Mr. Wiedenfels is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 120% of his base salary. The agreement provides that Mr. Wiedenfels’ bonus for 2017 will be prorated based on the number of days of employment in 2017.

The Wiedenfels Employment Agreement provides that during the first 60 days of his employment, he would be recommended to be granted non-qualified stock options with a target value of $1,250,000 and RSUs with a target value of $1,250,000 under the 2013 Incentive Plan. Accordingly, on May 22, 2017, Mr. Wiedenfels received a stock option award with respect to 160,001 shares and a RSU award consisting of 48,319 shares.

Mr. Wiedenfels is also eligible for benefits under the Company’s international permanent relocation policy for executives at his job level, for relocation of Mr. Wiedenfels and his immediate family from Germany to New York. The Wiedenfels Employment Agreement also provided that during the first 30 days of his employment, the Company would make a one-time sign-on bonus in the amount of $250,000, less required withholdings, which payment was made on April 11, 2017. Consistent with the Wiedenfels Employment Agreement, the Company made a special contribution, within his first 30 days of employment, to the Discovery Communications Supplemental Deferred Compensation Plan in the amount of $1,000,000 (the “Special SRP Contribution”), on April 26, 2017. The Special SRP Contribution will vest in four equal annual installments on the first four anniversaries of the commencement of Mr. Wiedenfels’ employment.

Mr. Wiedenfels’ employment may be terminated for “Cause,” as defined in the Wiedenfels Employment Agreement. If Mr. Wiedenfels’ employment is terminated for “Cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination. The Company may also terminate Mr. Wiedenfels’ employment for “Cause” if we notify Mr. Wiedenfels in writing that Mr. Wiedenfels materially neglected his duties to the Company under the Wiedenfels Employment Agreement or has engaged in other conduct that constitutes a breach by Mr. Wiedenfels of that agreement and Mr. Wiedenfels fails to cure such breach during a 30-day cure period following delivery of such notice.

Under the terms of the Wiedenfels Employment Agreement, he is entitled to severance if we terminate his employment other than for “Cause” or if he resigns for “Good Reason” (as defined in the agreement). The payment of Mr. Wiedenfels’ severance is conditioned on his execution of a release in our favor. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to his agreement, beginning in 2018, Mr. Wiedenfels will be considered for annual equity awards under the Company’s normal executive compensation processes and practices.

Campbell Employment Agreement

We initially employed Bruce L. Campbell, our Chief Development, Distribution and Legal Officer, under an employment agreement commencing on March 13, 2007, which was further amended in 2008, 2010 and on July 31, 2014. On August 8, 2014, we entered into a new employment agreement with Mr. Campbell, which replaced his prior employment agreements, as amended, with a term commencing August 1, 2014 through August 1, 2018 (the “Campbell 2014 Employment Agreement”). The Campbell 2014 Employment Agreement was subsequently amended on September 24, 2015 to provide and reflect an expansion of Mr. Campbell’s role and position in the Company.

The Campbell 2014 Employment Agreement specified that Mr. Campbell’s base salary would be $1,500,000 and his bonus target would be 130% of base salary, both effective August 1, 2014. The Campbell 2014 Employment Agreement provided that during the first 60 days of execution of the agreement, he would be recommended to be granted a PRSU award with a target value of $2 million under the 2013 Incentive Plan. The agreement provided that Mr. Campbell would be considered for future salary increases, and annual long-term incentive awards in accordance with our standard practices and procedures.

On February 9, 2018, the Campbell 2014 Employment Agreement was further amended (the “Campbell Second Amendment”) to extend the term to February 14, 2022 and, effective February 15, 2018, to increase Mr. Campbell’s base salary to $1,800,000 and increase Mr. Campbell’s bonus target to 150% of his base salary, with a blended target for 2018 based on 45 days at his previous target of 130% and the remainder of the year at the new target of 150%. In addition, under the Campbell Second Amendment, Mr. Campbell was recommended for an equity grant with a target value of $3 million as part of the Company’s regular annual equity grants, as well as for a contract renewal grant of RSUs with a target value of $3.75 million, which award will provide for vesting in three substantially equal installments beginning on the second anniversary of grant. Under the terms of the Campbell Second Amendment, Mr. Campbell was not eligible for a further base salary increase in the February 2018 base salary merit increase review cycle.

Mr. Campbell was considered in the normal course for an equity award in the 2017 Annual LTI Review and the Committee approved an award, as discussed in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Mr. Campbell’s employment may be terminated for “Cause,” as defined in the agreement. If Mr. Campbell’s employment is terminated for “Cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination. The Company may also terminate Mr. Campbell’s employment for “Cause” if we notify Mr. Campbell in writing that Mr. Campbell has materially neglected his duties to the Company under the Campbell 2014 Employment Agreement or has engaged in other conduct that constitutes a breach by Mr. Campbell of that agreement and Mr. Campbell fails to cure such breach during a 30-day cure period following delivery of such notice.

Under the Campbell 2014 Employment Agreement, Mr. Campbell is entitled to severance if we terminate his employment other than for “Cause” or if he resigns for “Good Reason” (as defined in the agreement). The payment of Mr. Campbell’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Campbell that we will not extend his employment for any applicable period, Mr. Campbell is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Perrette Employment Agreement

We initially employed Jean-Briac Perrette, President and Chief Executive Officer of our Discovery Networks International division, under an employment agreement commencing on October 17, 2011. We amended and restated his agreement effective January 14, 2014, with a term commencing on January 1, 2014 and continuing through December 31, 2016, pursuant to which Mr. Perrette was employed by the Company in the United States but was seconded to Discovery Corporate Services Limited (“DCSL”), a wholly owned subsidiary of the Company in the United Kingdom (“UK”), and assigned to work as an expatriate in London. We subsequently entered into an amended and restated agreement effective June 13, 2016, with a term commencing on June 13, 2016 and continuing through June 30, 2019 (the “Perrette 2016 Employment Agreement”). Under the terms of the Perrette 2016 Employment Agreement, Mr. Perrette is directly employed by DCSL in the UK as a local employee and his compensation is provided locally, in British pounds sterling.

The 2016 Perrette Employment Agreement, specified that Mr. Perrette’s base salary would be £1,175,000 and his bonus target would be 150% of his base salary. The Perrette 2016 Employment Agreement provided that Mr. Perrette would be considered for future salary increases, and for annual long-term incentive awards, in accordance with our standard practices and procedures.

The Perrette 2016 Employment Agreement provided that we would recommend an award of 100,000 PRSUs, based on financial metrics relative to the international business, established by the Compensation Committee in consultation with Mr. Perrette. His agreement also provided that we would recommend an award of PRSUs with a target value of $1,500,000, with the number of PRSUs based on the target value divided by the closing price of Company’s Series A common stock on the trading day immediately preceding the date of grant. Both awards were subject to approval by the Compensation Committee. The Committee approved both awards in June 2016 and provided that the PRSUs will vest 50% on February 26, 2019 and 50% on February 26, 2020 (in both cases assuming satisfaction of the applicable performance metrics and the other terms and conditions of the awards). Mr. Perrette will also be considered for future equity grants in accordance with the Company’s standard practices for awards to senior executives.

Mr. Perrette will be entitled to participate in and to receive any and all benefits generally available to executives at his level in accordance with the plans or arrangements applicable in the UK during the period of his employment in the UK and additionally such benefits as they may apply to US citizens working abroad. Under the Perrette 2014 Employment Agreement, Mr. Perrette was eligible for benefits under the Company’s Long Term International Assignment Policy based on his expatriate assignment. Upon localization in June 2016, Mr. Perrette was no longer eligible for these benefits, except as they are available to executives following localization, including ongoing tax preparation assistance and repatriation benefits in the event that Mr. Perrette’s employment is terminated without Cause (as defined in the agreement), DCSL determines not to renew the employment agreement, Mr. Perrette resigns for Good Reason (as defined in the agreement), or Mr. Perrette separates from employment with DCSL at the natural expiration of the agreement.

Mr. Perrette was considered in the normal course for an equity award in the 2017 Annual LTI Review and the Committee approved an award, as discussed in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Mr. Perrette’s employment may be terminated for “Cause.” If Mr. Perrette’s employment is terminated for “Cause,” he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination. DCSL may also terminate Mr. Perrette’s employment for “Cause” if DCSL notifies Mr. Perrette in writing that Mr. Perrette has materially neglected his duties to DCSL under the Perrette 2016 Employment Agreement or has engaged in other conduct that constitutes a breach by Mr. Perrette of that agreement and Mr. Perrette fails to cure such breach during a ten-day cure period following delivery of such notice.

Under the Perrette 2016 Employment Agreement, he is entitled to severance if we terminate his employment other than for “Cause” or if he resigns for “Good Reason” (as defined in the agreement). The payment of Mr. Perrette’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Perrette that we will not extend his employment for any applicable period, Mr. Perrette is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Guagliardo Employment Agreement

We entered into an employment agreement with Paul Guagliardo, our Chief Commercial Officer, on September 18, 2015, with a term commencing on October 5, 2015 and continuing through October 4, 2018 (the “Guagliardo Employment Agreement”). Pursuant to this agreement, Mr. Guagliardo’s base salary would be $1,400,000, with future salary increases to be reviewed and decided in accordance with our standard practices and procedures starting in 2017. The Guagliardo Employment Agreement specified that Mr. Guagliardo is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 115% of his base salary.

The Guagliardo Employment Agreement provided that during the first 30 days of his employment, he would be recommended to be granted non-qualified stock options with a target value of $1 million and, within the first 90 days of 2016, a PRSU award with a target value of $1 million under the 2013 Incentive Plan. Accordingly, on October 13, 2015, Mr. Guagliardo received a stock option award with respect to 142,247 shares and, on February 26, 2016, a PRSU award consisting of 40,193 shares. Pursuant to his agreement, beginning in 2017, Mr. Guagliardo will be considered for annual equity awards under the Company’s normal executive compensation processes and practices.

Mr. Guagliardo’s employment with the Company terminated on December 31, 2017. On January 2, 2018, the Company and Mr. Guagliardo entered into an Agreement and General Release concerning Mr. Guagliardo’s separation from employment (the “Guagliardo Release”). Under the terms of the Guagliardo Release, in return for releasing the Company from any future claims regarding his employment, Mr. Guagliardo would be entitled to receive the severance set forth in the Guagliardo Employment Agreement (the “Guagliardo Severance”). The Guagliardo Severance provided that Mr. Guagliardo was entitled to receive his annual base salary for a period of twelve (12) months, payable in accordance with the Company’s standard payroll practices. In addition, the Guagliardo Severance provides that Mr. Guagliardo is further entitled to receive the prorated portion of his bonus under the Company’s incentive or bonus plan for 2017. For more information, please see “—Potential Payments Upon Termination or Change in Control” below.

Mr. Guagliardo was eligible for an equity award in the 2017 Annual LTI Review, as discussed in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Warren Employment Agreement

We initially employed Andrew Warren, our Chief Financial Officer, under an employment agreement with a term of three years commencing on March 26, 2012, which was further amended on June 1, 2012. On September 18, 2014, we entered into a new employment agreement with Mr. Warren, which replaced his prior employment agreement, as amended, with a term commencing September 1, 2014 through March 26, 2018 (the “Warren 2014 Employment Agreement”).

The Warren 2014 Employment Agreement specified that Mr. Warren’s base salary would be $1,175,000 and his bonus target would be 120% of base salary, both effective September 1, 2014. The 2014 Warren Employment Agreement provided that within 60 days of execution of the agreement, he would be recommended to be granted a PRSU award with a target value of $2 million under the 2013 Incentive Plan. The agreement further provided that Mr. Warren would be considered for future salary increases and annual long-term incentive awards in accordance with our standard practices and procedures.

Mr. Warren notified us that he was resigning from employment and agreed to remain with the Company until December 31, 2016. Therefore, on February 22, 2016, we amended the Warren 2014 Employment Agreement, to reflect his separation from employment with Company as of December 31, 2016 (the “Warren First Amendment”). On September 30, 2016, we entered into a second amendment (the “Warren Second Amendment”) to the Warren 2014 Employment Agreement. The Warren Second Amendment adjusted Mr. Warren’s separation date to February 28, 2017, increased Mr. Warren’s base salary to $1,210,250, with retroactive effect as of February 22, 2016, and eliminated the offset provisions of the Warren 2014 Employment Agreement regarding Mr. Warren’s severance payments from the Company. The Warren Second Amendment also provided that Mr. Warren would be eligible for his annual bonus with respect to 2016 performance, and that the amount of his bonus would be no less than the median of the 2016 annual bonus payouts for the Company’s other executive officers who directly report to the CEO. In addition, pursuant to the Warren Second Amendment, Mr. Warren would also be eligible for a prorated bonus for 2017. On January 19, 2017, we entered into a third amendment to the agreement (the “Warren Third Amendment”), to further extend Mr. Warren’s separation date to March 31, 2017. Under the Warren Third Amendment, Mr. Warren waived any entitlement to equity awards that otherwise would vest more than 90 days after the separation date. The Company agreed that an additional lump sum component of his severance, set forth in the 2014 Warren Employment Agreement and as further described below, would be paid at the same time his severance payments would commence.

Mr. Warren’s employment with the Company terminated on March 31, 2017. On March 31, 2017, the Company and Mr. Warren entered into an Agreement and General Release concerning Mr. Warren’s separation from employment (the “Warren Release”) Under the terms of Warren Release, in return for releasing the Company from any future claims regarding his employment, Mr. Warren would be entitled to receive the severance set forth in the 2014 Warren Employment Agreement, amended by the Warren First Amendment, Warren Second Amendment, and Warren Third Amendment (the “Warren Severance”). The Warren Severance provided that Mr. Warren was entitled to receive his annual base salary for a period of one year, payable in accordance with the Company’s standard payroll practices. In addition, the Warren Severance provides that Mr. Warren is further entitled to receive the prorated portion of his 2017 bonus, payable on the date the Company pays its bonus/incentive payments to its other senior executives, and is also entitled to receive an additional severance payment equal to his unprorated 2017 bonus at the target amount equal to 120% of his base salary. The additional severance payment shall be paid in a lump sum when Mr. Warren begins to receive his severance payments. For more information, please see “—Potential Payments Upon Termination of Change in Control,” below.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below. Amounts that could be recognized under equity awards that were vested as of December 31, 2017 also are not included below, as the treatment of the vested awards for our NEOs is identical for all employees under the termination scenarios described in this section. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “—Definitions” below. The quantitative examples provided below are premised on:

•	the applicable NEO ceasing to be employed by Discovery as of December 31, 2017;

•

for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and the closing price of our respective series of common stock on December 29, 2017, the last trading day of the year;

•	The closing price of our Series A common stock on December 29, 2017 was $22.38;

•	The closing price of our Series C common stock on December 29, 2017 was $21.17;

•

for PRSU/RSU awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested PRSUs/RSUs granted by the closing price of our respective series of common stock on December 29, 2017, the last trading day of the year;

•	The closing price of our Series A common stock on December 29, 2017 was $22.38;

•	The closing price of our Series C common stock on December 29, 2017 was $21.17;

•

for SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested SAR units granted by the difference between the measurement price and the average price of the respective series of common stock on the ten days preceding and including December 29, 2017, and the ten trading days thereafter;

•	The average price of our Series A common stock on the ten trading days preceding and including December 29, 2017, and the ten trading days thereafter was $22.76;

•	The average price of our Series C common stock on the ten trading days preceding and including December 29, 2017, and the ten trading days thereafter was $21.52;

•	for Phantom Equity for Ungranted SARs, we applied an assumed 7% stock price growth rate to:

•	The average price of our Series A common stock on the ten trading days preceding and including December 29, 2017, and the ten trading days thereafter was $22.76;

•	The average price of our Series C common stock on the ten trading days preceding and including December 29, 2017, and the ten trading days thereafter was $21.52;

•	each NEO not meeting the definition of “retirement” in the applicable agreements and plans as of December 29, 2017;

•	all accrued salary at that assumed termination date having previously been paid; and

•	all accrued vacation for 2017 having been used.

David M. Zaslav

By Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason. If Mr. Zaslav’s employment is terminated by Discovery other than for death, disability or “cause” as defined in his employment agreement or by Mr. Zaslav for “good reason,” Mr. Zaslav’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric;

(3) an amount equal to one-twelfth the average of Mr. Zaslav’s annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the severance period, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the severance period, as defined below, payable over the course of the severance period consistent with our normal payroll practices;

(4) accelerated vesting and payment for all of his granted but unvested SARs;

(5) accelerated vesting for all of his outstanding PRSU awards, with the amount earned based on achievement of the performance metrics during the applicable performance period and the awards distributed as if Mr. Zaslav remained employed;

(6) if the separation occurs before the grant date for the 2018 award of PRSUs contemplated by the agreement, an additional cash severance benefit. If Mr. Zaslav had separated from the Company on December 31, 2017, the additional cash severance benefit would have been $15 million;

(7) if the separation occurs before all of the replenishment awards of SARs contemplated by the agreement have been made, a cash payment equivalent to the amount Mr. Zaslav would have received had he continued to receive the ungranted SARs contemplated by the agreement, payable at the same time that he would have received the payments under the SARs had Mr. Zaslav not separated employment; and

(8) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav and his family until the expiration of the severance period (or the earlier eligibility of such persons for coverage by a subsequent employer of Mr. Zaslav or when COBRA rights otherwise expire).

The severance period applicable to a December 31, 2017 termination was 24 months. Under Mr. Zaslav’s employment agreement, the severance period for a termination without cause or termination by Mr. Zaslav for “good reason” within 12 months following a change in control of Discovery would be the lesser of 36 months or the number of full calendar months remaining in the term of the agreement (which currently extends to December 31, 2019). In addition, Mr. Zaslav has the right to reduce his severance period to 12 months and to forego all SAR and PRSU payments that would be paid more than one year after separation in all events in exchange for a reduction in the period of his non-competition covenant to one year from termination.

By Reason of Death or Disability. Mr. Zaslav’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) payment for his SAR awards, in a lump sum, in accordance with the terms of the applicable plans (which provide for acceleration of vesting in such event);

(4) accelerated vesting of his PRSU awards, prorated based on the number of full or partial years completed for the applicable performance period; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav, if applicable, and his family for so long as they remain eligible to receive COBRA benefits.

As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

By Discovery for Cause; By Mr. Zaslav Other than for Good Reason. If Mr. Zaslav’s employment is terminated by us for “cause” or by Mr. Zaslav other than for “good reason” (in each case, as defined in his employment agreement), his employment agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans. If such termination was effected by us for “cause,” or by Mr. Zaslav other than for “good reason” (except within 30 days after the first anniversary of a change of control, as described below) Mr. Zaslav forfeits all rights under his SAR, and PRSU awards (regardless of whether all or any portion of the award is then vested or unvested).

By Mr. Zaslav Upon Change in Control. If Mr. Zaslav remains employed by the Company (or its successor) for twelve (12) months following a “change in control,” then the outstanding PRSUs (for which the performance period has not expired) and the granted and unvested SARs will become fully vested as of the first anniversary of the “change in control” and the PRSUs shall be earned regardless of actual performance. If Mr. Zaslav resigns with or without “good reason” within 30 days after the first anniversary of a change in control of the Company, his employment agreement provides that he will be treated as if his employment were terminated by the Company other than for death, disability or “cause” as defined in his employment agreement or by Mr. Zaslav for “good reason,” except that the severance period would be the lesser of 36 months or the number of full calendar months remaining in the term of the agreement (which currently terminates to December 31, 2019).

The following table summarizes the potential benefits that would have been paid to Mr. Zaslav had his employment been terminated under any of the circumstances described above as of December 31, 2017:

Benefits and Payments Upon Termination	Voluntary Termination or Involuntary Termination for Cause ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary for Good Reason ($)	Voluntary Within 30 Days after First Anniversary of Change in Control ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)
Compensation:
Base Salary	0	0	0	6,000,000	6,000,000	6,000,000	6,000,000
Bonus	8,400,000	8,400,000	8,400,000	23,769,680	23,769,680	23,769,680	23,769,680

Equity:
CS-SARs	0	0	0	0	0	0	0
Special SARs	0	0	0	0	0	0	0
Phantom Equity for Ungranted SARS	0	0	0	5,622,687	5,622,687	5,622,687	5,622,687
PRSU	0	45,331,889	45,331,889	57,413,330	57,413,330	57,413,330	57,413,330
Cash Payment for Ungranted PRSUs	0	0	0	15,000,000	15,000,000	15,000,000	15,000,000

Benefits:
COBRA premiums	0	38,896	62,666	38,896	38,896	38,896	38,896

Gunnar Wiedenfels

By Discovery Other than for Death, Disability or Cause; By Mr. Wiedenfels for Good Reason. If Mr. Wiedenfels’ employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Wiedenfels for “good reason,” Mr. Wiedenfels’ employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Wiedenfels would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(3) payment of Mr. Wiedenfels’ full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric;

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Wiedenfels would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period;

(5) the fully vested Special SRP Contribution conditioned on the execution of a release within the 60-calendar day period following the date of Mr. Wiedenfels separation from service, with such release on the last day of the 60-day period; and

(6) repatriation benefits to return Mr. Wiedenfels and his family to Germany, as those benefits would be if Mr. Wiedenfels were separating during an expatriate assignment from Germany to the United States.

The term of his employment agreement ends April 1, 2021 and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Wiedenfels would be entitled to the severance benefits described above at the end of his original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Wiedenfels terminates his employment at the end of his employment term, Mr. Wiedenfels will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Wiedenfels’ employment is terminated by us not for “cause” and we have a standard severance policy at the time of termination which would provide Mr. Wiedenfels with a sum greater than these arrangements, Mr. Wiedenfels will be entitled to such greater sum.

As a condition to receiving the severance payments described above, Mr. Wiedenfels would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Wiedenfels Other than for Good Reason. If Mr. Wiedenfels’ employment is terminated by us for “cause” or by Mr. Wiedenfels other than for “good reason” (including retirement) (as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Wiedenfels’ employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Wiedenfels’ then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Wiedenfels is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Wiedenfels be eligible for and elect COBRA benefits.

The following table summarizes the potential benefits that would have been paid to Mr. Wiedenfels had his employment terminated under any of the circumstances described above as of December 31, 2017:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(414,384)	0	0	3,666,667	3,666,667	3,666,667	0
Bonus	994,520	994,520	994,520	994,520	994,520	994,520	994,520

Equity:
Stock Options	0	0	0	0	0	0	0
RSU	0	0	0	0	0	0	0
PRSU	0	0	0	0	0	1,081,379	0

Benefits:
COBRA premiums	0	0	86,919	86,919	86,919	86,919	0
Repatriation	0	0	0	176,000	0	176,000	0
Relocation Repayment	(169,722)	0	0	0	0	0	(169,722)

Bruce L. Campbell

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Campbell for “good reason,” Mr. Campbell’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Campbell would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(3) payment of Mr. Campbell’s full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments; and

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Campbell would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

The term of his employment agreement ends August 1, 2018, and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Campbell would be entitled to the severance benefits described above at the end of his original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Campbell terminates his employment at the end of his employment term, Mr. Campbell will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Campbell’s employment is terminated by us not for “cause” or by Mr. Campbell for “good reason,” and we have a standard severance policy at the time of termination which would provide Mr. Campbell with a higher sum than these arrangements, Mr. Campbell will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment is terminated by us for “cause” or by Mr. Campbell other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Campbell’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Campbell’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Campbell be eligible for and elect COBRA benefits.

The following table summarizes the potential benefits that would have been paid to Mr. Campbell had his employment terminated under any of the circumstances described above as of December 31, 2017:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(779,538)	0	0	1,599,075	1,599,075	1,599,075	0
Bonus	2,078,798	2,078,798	2,078,798	2,078,798	2,078,798	2,078,798	2,078,798

Equity:
Stock Options	0	0	0	0	0	0	0
PRSU	0	1,701,360	1,701,360	1,701,360	0	3,823,588	0

Benefits:
COBRA premiums	0	0	38,896	38,896	38,896	38,896	0

Jean-Briac Perrette

By Discovery Other than for Death, Disability or Cause; By Mr. Perrette for Good Reason. If Mr. Perrette’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Perrette for “good reason,” Mr. Perrette’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans.

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Perrette would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(3) the prorated portion of Mr. Perrette’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics); and

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Perrette would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

His employment term ends June 30, 2019 and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Perrette would be entitled to the severance benefits described above at the end of the original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Perrette terminates his employment at the end of his employment term, Mr. Perrette will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Perrette’s employment is terminated by us not for “cause” or by Mr. Perrette for “good reason,” and we have a standard severance policy at the time of termination which would provide Mr. Perrette with a higher sum than these arrangements, Mr. Perrette will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Perrette would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Perrette Other than for Good Reason. If Mr. Perrette’s employment is terminated by us for “cause” or by Mr. Perrette other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Perrette’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Perrette is no longer disabled or reaches age 65, whichever occurs first.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Perrette’s employment beyond the then-current term, Mr. Perrette’s employment agreement entitles him to receive the severance payments reflected above.

The following table summarizes the potential benefits that would have been paid to Mr. Perrette had termination of his employment occurred under any of the circumstances described above as of December 31, 2017:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(774,560)	0	0	2,335,371	2,335,371	2,335,371	0
Bonus	2,335,371	2,335,371	2,335,371	2,335,371	2,335,371	2,335,371	2,335,371

Equity:
Stock Options	0	40,003	40,003	40,003	0	40,003	0
PRSU	0	1,348,040	1,348,040	1,348,040	0	7,482,152	0

Benefits:
COBRA premiums	0	0	24,073	24,073	24,073	24,073	0
Repatriation	0	127,700	127,700	127,700	127,700	127,700	0

Paul Guagliardo

Mr. Guagliardo resigned as Chief Commercial Officer of the Company effective December 31, 2017. In connection with his resignation, Mr. Guagliardo received the following severance benefits as set forth in his employment agreement: base salary of $1,456,000, bonus of $1,674,400, and payment of COBRA premiums for continuing medical coverage in the amount of $25,931.

Andrew Warren

Mr. Warren resigned as Chief Financial Officer of the Company effective March 31, 2017. In connection with his resignation, Mr. Warren received the following severance benefits set forth in his employment agreement: base salary of $1,210,250, bonus of $367,412, severance payment of $1,452,300 and stock awards of $265,132.

Defined Terms

The 2005 Stock Plan, the 2013 Incentive Plan and the employment agreements with our NEOs include definitions of various terms relevant to determining whether amounts will be paid. Set forth below is a summary of the defined terms referred to in this section.

2005 Stock Plan. All stock option awards to the NEOs made prior to 2013 were made under the 2005 Stock Plan and implementing award agreements. Under each NEO’s respective award agreement and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2005 Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2005 Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

Under the 2005 Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2005 Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any subsidiary of the Company, any employee benefit plan sponsored by the Company or any subsidiary of the Company or any exempt person (as defined in the 2005 Stock Plan)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

2013 Incentive Plan. Under each NEO’s respective award agreement for awards made after 2013 and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2013 Incentive Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2013 Incentive Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

Under the 2013 Incentive Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2013 Incentive Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Incentive Compensation Plan. Under the ICP, “cause” means any willful or intentional act of misconduct, including, but not limited to, fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of an employee’s employment, intentional damage to or misuse of Company assets, unauthorized disclosure of confidential information of the Company, or violation of the Code.

Zaslav Employment Agreement. Under the terms of David Zaslav’s employment agreement, “cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties or to follow the direction of the Board.

Under the terms of Mr. Zaslav’s employment agreement, “good reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than 40 miles away from his primary office location immediately prior to such relocation and is further away from his residence, provided that a relocation to Silver Spring, Maryland shall not constitute good reason; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Zaslav’s employment agreement, “change in control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A-1 Blocking Rights”), or (ii) John Malone (individually and with his respective affiliates) or his heirs shall beneficially own more than 20% of the voting power represented by the outstanding “Voting Securities” (as defined in the Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights or Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5).

Wiedenfels Employment Agreement. Under the terms of Mr. Wiedenfels’ employment agreement, “cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties.

Under the terms of Mr. Wiedenfels’ employment agreement, “good reason” means the occurrence of any of the following events without Mr. Wiedenfels’ consent: (a) a material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer, Chairman, or the Board. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Campbell Employment Agreement. Mr. Campbell’s employment agreement contains the same definition of “cause” that is included in Mr. Wiedenfels’ agreement. Under the terms of Mr. Campbell’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s CEO, Chairman, or the Board. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Perrette Employment Agreement. Mr. Perrette’s employment agreement contains the same definition of “cause” that is included in Mr. Wiedenfels’ agreement. Under the terms of Mr. Perrette’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities; (b) a material change in his work location from the London, UK metropolitan area, except that repatriation to the New York, NY metropolitan area at the end of his term of employment; (c) a change of his reporting relationship to a level lower than the CEO of the

Company; (d) a material breach of his agreement through the Company’s failure to make the equity awards. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Guagliardo Employment Agreement. Mr. Guagliardo’s employment agreement contains the same definition of “cause” that is included in Mr. Wiedenfels’ agreement. Under the terms of Mr. Guagliardo’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Guagliardo’s consent: (a) a material reduction in Mr. Guagliardo’s duties, title, or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a reduction in his annual base salary or annual bonus target opportunity; (d) a material breach by us, our subsidiaries or affiliates of this agreement or any other material agreement between Mr. Guagliardo and us, our subsidiaries or affiliates; (e) a change of his reporting relationship to a level below the Company’s CEO, Chairman, or the Board; (f) the failure to approve the stock options and PRSU equity awards specified in the agreement; or (g) the failure to appoint him as Chief Commercial Officer within 90 days of his first day of employment. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Warren Employment Agreement. Mr. Warren’s employment agreement contains the same definition of “cause” that is included in Mr. Wiedenfels’ agreement. Under the terms of Mr. Warren’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Warren’s consent: (a) a material reduction in Mr. Warren’s duties or responsibilities (e.g. a reduction in his responsibilities such that he is no longer the senior-most finance executive of the Company); or (b) a material change in his work location from the Company’s offices in New York City, New York. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our incentive compensation arrangements. The Compensation Committee has determined that these arrangements do not provide our Company’s employees with incentive to engage in business activities or other actions that would threaten the value of our Company or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on our Company. The outside consultant to the Compensation Committee, Croner, assisted the Compensation Committee in its risk assessment of our executive compensation programs in meetings throughout 2017 and advised the Compensation Committee in reaching this conclusion as to those plans; however, Croner did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Prohibition on Derivative Trading

Our Company prohibits certain derivative transactions in our stock by officers, directors and their families. Specifically, they may not, at any time:

•	trade in any public puts, calls, covered calls or other derivative products involving Company securities; or

•	engage in short sales of Company securities.

Certain Relationships and Related Person Transactions

In the ordinary course of business, we were a party during 2017 to certain business transactions with institutions affiliated with members of our Board. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.

On July 31, 2017, Discovery entered into a Preferred Share Exchange Agreement (the “Exchange Agreement”) with Advance/Newhouse Programming Partnership (“Advance/Newhouse”), pursuant to which Discovery agreed to issue a number of shares of Discovery Series A-1 preferred stock, and a number of shares of Discovery Series C-1 preferred stock, (collectively, “the New Preferred Stock”) to Advance/Newhouse in exchange for all of Advance/Newhouse’s shares of Discovery Series A preferred stock and all of Advance/Newhouse’s shares of Discovery Series C preferred stock. The terms of the Exchange Agreement resulted in Advance/Newhouse’s aggregate voting and economic rights before the exchange being equal to their aggregate voting and economic rights after the exchange. The terms of the exchange agreement also provide that certain of the shares of Discovery Series C-1 preferred stock received by Advance/Newhouse in the exchange (including the Discovery Series C common stock into which such shares are convertible) are subject to transfer restrictions on the terms set forth in the Exchange Agreement. While subject to transfer restrictions, such shares may be pledged in certain bona fide financing transactions, but may not be pledged in connection with hedging or similar transactions.

On August 7, 2017, upon the terms set forth in the exchange agreement, Discovery and Advance/Newhouse completed the exchange. Prior to the exchange the Discovery Series A preferred stock had a carrying value of $108 million as a class of securities and each share of Discovery Series A preferred stock was convertible into one share of Discovery Series A common stock and one share of Discovery Series C common stock (referred to as the “embedded Discovery Series C common stock”). Through its ownership of the Discovery Series A preferred stock, Advance/Newhouse had the right to elect three directors (the “preferred directors”) and maintained special voting rights on certain matters, including but not limited to blocking rights for material acquisitions, the issuance of debt securities and the issuance of equity securities (collectively, the “preferred rights”). Additionally, Advance/Newhouse had certain transfer restrictions with respect to its governance rights. Prior to the exchange, the Discovery Series C preferred stock was considered the economic equivalent of Series C common stock.

Discovery considers the legal exchange of the Discovery Series A preferred stock for Discovery Series A-1 preferred stock and Discovery Series C-1 preferred stock to be a modification to the conversion option of the Discovery Series A preferred stock. Previously, conversion required simultaneous conversion into Series A common stock and Series C common stock. The exchange agreement allows for the independent conversion of the Discovery Series C-1 preferred stock without the conversion of Discovery Series A-1 preferred stock. However, Advance/Newhouse’s aggregate voting, economic and preferred rights before the exchange are equal to their aggregate voting, economic and preferred rights after the exchange. Additionally, the exchange agreement results in the exchange of legal form preferred stock for new legal form preferred stock.

Discovery valued the securities immediately prior to and immediately after the exchange and determined that the exchange increased the fair value of Advance/Newhouse’s preferred stock by $35 million from $3.340 billion to $3.375 billion, or 1.05%, which was not considered significant in the context of the total value of the preferred stock.

Other than as described above, there were no other related person transactions during 2017. The Nominating and Corporate Governance Committee has guidelines for evaluating potential related person transactions, which are described in the section below.

Policy Governing Related Person Transactions

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code, which apply to all directors, officers and employees of Discovery. Among other things, the Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;

•	whether the transaction would be undertaken in our ordinary course of business;

•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•	the purpose of, and potential benefits to the Company of, the transaction.

For purposes of the Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

All transactions that would have required the approval of the Nominating and Corporate Governance Committee were reviewed and approved by that committee.

PROPOSAL 4: STOCKHOLDER PROPOSAL TO REQUIRE DIVERSE CANDIDATES FOR NEW DIRECTOR NOMINEES

Certain stockholders have advised the Company that they intend to present the proposal set forth below at the 2018 Annual Meeting. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon written request to the Corporate Secretary.

Resolved: Shareholders request that the Board of Directors of Discovery Communications adopt a policy for improving board diversity (the “Policy”) requiring that the initial list of candidates from which new management supported director nominees are chose (the “Initial List”) by the Nominating and Corporate Governance Committee should include (but need not be limited to) qualified women and minority candidates. The Policy should provide that any third-party consultant asked to furnish an Initial List will be asked to include such candidates.

Supporting Statement

As of November 2017, Discovery Communications did not appear to have any minorities on its board. This is unfortunate, because a growing body of empirical research indicates a significant positive relationship between firm value and the percentage of women and minorities on boards. For instance, one study found a significant positive correlation between gender diversity and the inclusion of people of color on boards and both return on assets and return on investment. (http://ssrn.com/abstract=416337) Another found a positive and significant relationship between racial diversity and innovation, reputation and firm performance. (http://ssrn.com/abstract=1410337) A 2015 McKinsey study of 366 companies found that companies with corporate leadership in the top quartile for racial and ethnic diversity were 35 percent more likely to have financial returns above their national industry median. (http://www.diversitas.co.nz/Portals/25/Docs/Diversity%20Matters.pdf)

We believe that the search process used by boards can play an important role in improving board diversity. According to a 2016 study published by the Harvard Business Review, including more than one woman or member of a racial minority in a finalist pool helps combat unconscious bias among interviewers and increases the likelihood of a diverse hire. (https://hbr.org/2016/04/if-theres-only-one-woman-in-your-candidate-pool-theres-statistically-no-chance-shell-be-hired)

A 2012 report by the National Association of Corporate Directors recommended that no less than one-third of candidates for new board seats should match the board’s definition of diverse. (https://www.nacdonline.org/files/PDF/NACD_BRC_BoardDiversity%20(Watermark).pdf) In its 2016 Principles of Corporate Governance, the Business Roundtable calls on boards to “develop a framework for identifying appropriately diverse candidates that allows the nominating/corporate governance committee to consider women, minorities, and others with diverse backgrounds as candidates for each open board seat.” (https://businessroundtable.org/sites/default/files/Principles-of-Corporate-Governance-2016.pdf)

Policies like the one advanced in this proposal have been adopted by the nominating and governance committees of many leading companies, including Gentex Corporation, Costco Wholesale Corporation, Home Depot, IDEXX Labs, Stryker Corporation and Neogen Corporation. While corporate boards may face differing circumstances, it is difficult to ignore the positive impact of diversity. In 2017, a similar request was supported by more than one-third of shares voted as percentage of shares cast for and against the proposal. We urge the Board to join other leading companies and adopt this important governance reform.

Board of Directors’ Statement in Opposition

The Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of Discovery and its stockholders.

The Board acknowledges the benefits of diversity throughout the Company. For example, globally, 41% of our executive team is female and 42% of our U.S. executive team is female. Discovery ranks first in percentage of female managers in our industry in the U.S. and second for female executives (Senior Vice President and above) in our industry in the U.S. We also have strong ethnic minority representation in our employee base, at 35% of our U.S. employee base, as compared to the U.S. industry average of 32%. We are in the 67th percentile for overall percentage of executive-level minorities in our industry in the U.S.

The Board and the Nominating and Corporate Governance Committee believe that the Company’s current director nomination process allows for identification of the best possible nominees for director, regardless of their gender, racial background, religion or ethnicity. The Board and Nominating and Corporate Governance Committee seek to obtain qualified director candidates and consider diversity as a factor. The Company’s existing nomination process considers the needs of the Company in connection with the current breadth of director skills and attributes, while identifying the most suitable candidates for director based on merit. When evaluating individual nominees, the Nominating and Corporate Governance Committee considers a variety of factors, including their range of experience, soundness of judgment, commitment to understand the Company and its industry, and willingness and ability to contribute positively to the decision-making process of the Company.

We believe that adopting such a policy would hinder our ability to tailor our director search to the specific needs of the Board and would bind us to a nominating process that may not provide additional value given the specific skills or expertise sought by the Board. Additionally, we believe that the obligations expected in this proposal would be distracting and time consuming, without any corresponding benefit to our stockholders.

For the foregoing reasons, the Discovery Board of Directors recommends a vote “AGAINST” Proposal 4.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information, as of December 31, 2017, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, PRSUs, SARs, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2013 Incentive Plan:
Series A common stock	14,440,967	(1)(2)	$29.86	(3)	57,054,910	(4)(5)
Series B common stock	—		—		—
Series C common stock	2,271,230	(1)(6)	$34.34	(3)	—
Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated Effective September 16, 2008):(7)(8)
Series A common stock	2,095,482	(1)(2)	$21.58	(3)	—
Series B common stock	—		—		—
Series C common stock	1,883,022	(1)(6)	$21.58	(3)	—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(7)
Series A common stock	262,745	(9)	$21.55	(10)	9,188,050	(4)
Series B common stock	—		—		—
Series C common stock	131,001	(9)	$30.26	(10)	—
Discovery Employee Stock Purchase Plan
Series A common stock	—		—		8,921,365
Equity compensation plans not approved by security holders:	—		—		—
Total	21,084,447		$27.82		75,164,325

(1)	Includes RSUs and PRSUs.

(2)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The number of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 29, 2017, which was $22.38.

(3)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.

(4)	Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.

(5)	Includes securities reserved for outstanding SARs that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until the SARs are settled through a cash payment, or otherwise forfeited or cancelled.

(6)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series C common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series C common stock at the time of exercise exceeds the grant price divided by the price of our Series C common stock at the time of exercise. The number of shares of our Series C common stock was estimated using the closing market price of our Series C common stock on December 29, 2017, which was $21.17.

(7)	We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and Discovery Holding Company, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.

(8)	The Discovery Communications, Inc. 2013 Incentive Plan replaced the Discovery Communications, Inc. 2005 Incentive Plan and Discovery no longer has the ability to make further grants under the 2005 Incentive Plan.

(9)	Includes unvested RSUs and vested RSUs as to which settlement has been deferred.

(10)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs.

SECURITY OWNERSHIP INFORMATION OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF DISCOVERY

Security Ownership of Certain Beneficial Owners of Discovery

The following table sets forth information, to the extent known by Discovery or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of Discovery’s directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of each class of our common stock and preferred stock as of March 1, 2018.

The percentage ownership is based upon 155,987,214 shares of Series A common stock, 6,512,379 shares of Series B common stock, 219,850,044 shares of Series C common stock outstanding as of March 1, 2018, 7,852,582 and four-ninths (4/9ths) shares of Series A-1 preferred stock and 6,017,473.5 shares of Series C-1 preferred stock outstanding on March 1, 2018.

As the holder of Series A-1 preferred stock, Advance/Newhouse Programming Partnership (“Advance/Newhouse”) will be entitled to vote, on an as-converted basis, with the holders of common stock on matters other than the election of common stock directors. With respect to all matters other than the election of common stock directors, the voting percentages represented by the shares included in the table (other than those beneficially owned by Advance/Newhouse) would be significantly lower because Advance/Newhouse, the holder of the Series A-1 preferred stock, votes with our common stock on all other matters. Conversely, the holders of common stock do not vote in the election of preferred stock directors.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power (%)
Advance/Newhouse	Series A common stock	70,673,242	(1)(2)	31.2	24.2
Programming Partnership	Series C common stock	116,527,171	(1)(2)	34.6	—
6350 Court Street Road	Series A-1 preferred stock	7,852,582 4/9ths	(2)	100	100
E. Syracuse, NY 13057	Series C-1 preferred stock	6,017,473.5	(2)	100	—

BlackRock Inc.	Series A common stock	10,033,075	(3)	6.4	4.5
55 East 52nd Street New York, NY 10022	Series C common stock	13,617,520	(4)	6.2	—

Capital Research Global Investors	Series A common stock	8,698,115	(5)	5.6	3.9
333 South Hope Street Los Angeles, CA 90071

Clearbridge Investments, LLC	Series A common stock	18,325,805	(6)	11.7	8.3
620 8th Avenue New York, NY 10018

Hotchkis and Wiley Capital Management, LLC	Series A common stock	21,309,461	(7)	13.7	9.6
725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	Series C common stock	11,453,035	(8)	5.2

State of Wisconsin Investment Board	Series C common stock	13,528,070	(9)	6.2	—
225 Liberty Street New York, NY 10286

The Vanguard Group, Inc.	Series A common stock	16,072,565	(10)	10.3	7.3
100 Vanguard Boulevard Malvern, PA 19355	Series C common stock	20,644,274	(11)	9.4	—

(1)	Represents shares of Series A common stock and Series C common stock that would be acquired upon conversion of the shares of Series A-1 preferred stock and Series C-1 preferred stock that are currently outstanding.

(2)	Advance/Newhouse is owned 100% by A/NPP Holdings LLC, in part through a wholly-owned subsidiary, A/NPP Holdings Sub LLC. A/NPP Holdings, LLC is owned 65% by Newhouse Programming Holdings Corp., which is a wholly-owned subsidiary of Newhouse Broadcasting Corporation, which we refer to as “NBCo,” and 35% by The Patriot-News Co., Advance Magazine Publishers, Inc., Condé Nast International Inc., Newark Morning Ledger Co. and Advance Programming Holdings LLC, which are wholly-owned subsidiaries of Advance Publications, Inc., which we refer to as “API.” Newhouse Family Holdings, L.P., which we refer to as “NFH”, holds 100% of the common shares of API. NFH disclaims beneficial ownership of the shares of our preferred stock held by Advance/Newhouse and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust Management Trust, which we refer to as “Advance Long-Term Trust”, is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Peter C. Gould, each of whom disclaims beneficial ownership of the shares of preferred stock held by Advance/Newhouse and the common stock into which the preferred stock is convertible.

(3)	The number of shares is based upon Amendment No. 7 to the Schedule 13G filed January 29, 2018 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series A common stock. BlackRock Inc. is deemed to be the beneficial owner of 10,033,075 shares of our Series A common stock as a result of acting as a parent holding company.

(4)	The number of shares is based upon Amendment No. 3 to the Schedule 13G filed February 8, 2018 by BlackRock Inc., a parent holding company on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series C common stock. BlackRock Inc. is deemed to be beneficial owner of 13,617,520 shares of our Series C common stock as a result of acting as a parent holding company.

(5)	The number of shares is based upon the Schedule 13G filed on February 14, 2018 by Capital Research Global Investors (“Capital Research”), an investment adviser. Capital Research is deemed to be the beneficial owner of 8,698,115 shares of our Series A common stock as a result of acting as investment adviser.

(6)	The number of shares is based upon Amendment No. 3 to the Schedule 13G filed February 14, 2018 by ClearBridge Investments, LLC (“ClearBridge”), an investment adviser. ClearBridge is deemed to be the beneficial owner of 18,325,805 shares of our Series A common stock as a result of acting as investment adviser. ClearBridge Aggressive Growth Fund, an investment company owned by ClearBridge, beneficially owns 7,942,226 of these Series A shares.

(7)	The number of shares is based upon Amendment No. 3 to the Schedule 13G filed February 13, 2018 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment adviser. Hotchkis is deemed to be the beneficial owner of 21,309,461 shares of Series A common stock as a result of acting as investment adviser.

(8)	The number of shares is based upon the Schedule 13G filed February 14, 2018 by Hotchkis. Hotchkis is deemed to be the beneficial owner of 11,453,035 shares of our Series C common stock as a result of acting as investment adviser.

(9)	The number of shares is based upon the Schedule 13G filed February 9, 2018 by State of Wisconsin Investment Board (“Wisconsin Investment Board”), a public pension fund. Wisconsin Investment Board is deemed to be the beneficial owner of 13,528,070 shares of our Series C common stock as a result of acting as a public pension fund.

(10)

The number of shares is based upon Amendment No. 8 to the Schedule 13G filed February 12, 2018 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser. Vanguard is deemed to be the beneficial owner of 16,072,565 shares of our Series A common stock as a result of acting as investment adviser. Vanguard

Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 163,745 and 111,453 of these Series A shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

(11)	The number of shares is based upon Amendment No. 3 to the Schedule 13G filed February 12, 2018 by Vanguard. Vanguard is deemed to be the beneficial owner of 20,644,274 shares of our Series C common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 225,537 and 186,110 of these Series C shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

Security Ownership of Discovery Management

The following table sets forth information with respect to the beneficial ownership by each of our named executive officers and directors and all of our directors and executive officers as a group of shares of Series A common stock, Series B common stock and Series C common stock.

The percentage ownership is based upon 155,987,214 shares of Series A common stock, 6,512,379 shares of Series B common stock, 219,850,044 shares of Series C common stock outstanding as of March 1, 2018.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days of March 1, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Series B common stock, though convertible on a one-for-one basis into shares of Series A common stock, is reported as beneficial ownership of Series B common stock only, and not as beneficial ownership of Series A common stock, but the voting power of the Series A and Series B common stock have been aggregated.

The voting power percentages in the table represent the power of the holders to vote on the election of directors. The holders of Series A-1 preferred stock are entitled to vote, on an as-converted basis, with the holders of common stock on matters other than the election of common stock directors. With respect to matters other than the election of directors, the voting percentages represented by the shares included in the table would therefore be significantly lower. Conversely, the holders of common stock do not vote in the election of preferred stock directors. The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is One Discovery Place, Silver Spring, Maryland 20910.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
David M. Zaslav	Series A	1,097,922		*
Chief Executive Officer,	Series B	—		—	*
President and Director	Series C	1,080,206		*
Gunnar Wiedenfels	Series A	—		*
Chief Financial Officer	Series B	—		—	*
	Series C	50,000		*
Bruce L. Campbell	Series A	431,644	(1)	*
Chief Development, Distribution and Legal Officer	Series B	—		—	*
	Series C	174,719	(1)	*

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Jean-Briac Perrette	Series A	369,100	(1)	*
President and Chief Executive Officer,	Series B	—		—	*
Discovery Networks International	Series C	74,282	(1)	*
Paul Guagliardo	Series A	10,000		*
Former Chief Commercial Officer	Series B	—		—	*
	Series C	—		*
Andrew Warren	Series A	25,627		*
Former Chief Financial Officer	Series B	—		—	*
	Series C	22,843		*
Robert J. Miron	Series A	30,053	(1)	*
Chairman of the Board and Director	Series B	56		*	*
	Series C	30,577	(1)	*
S. Decker Anstrom	Series A	11,521	(1)	*
Director	Series B	—		—	*
	Series C	21,521	(1)	*
Robert R. Beck	Series A	51,724	(1)	*
Director	Series B	11,258		*	*
	Series C	126,880	(1)	*
Robert R. Bennett	Series A	104,675	(1)(2)	*
Director	Series B	20	(2)	*	*
	Series C	207,292	(1)(2)	*
Paul A. Gould	Series A	191,983	(1)	*
Director	Series B	87,317		1.3	*
	Series C	461,796	(1)	*
Kenneth W. Lowe(3)	Series A	—		—
Director	Series B	—		—	—
	Series C	—		—
John C. Malone	Series A	1,048,688	(1)(4)(5)	*
Director	Series B	6,093,490	(4)(6)	93.6	28
	Series C	13,096,723	(1)(4)(5)	6.0
Steven A. Miron	Series A	44,453	(1)	*
Director	Series B	—		—	*
	Series C	35,010	(1)	*
Daniel E. Sanchez	Series A	22		*
Director	Series B	—		—	*
	Series C	22		*
Susan M. Swain	Series A	—		—
Director	Series B	—		—	—
	Series C	—		—
J. David Wargo	Series A	47,076	(1)	*
Director	Series B	—		—	*
	Series C	277,292	(1)	*
All directors and executive	Series A	3,779,625	(1)	2.4
officers as a Group	Series B	6,192,141		95	29.6
(21 persons)	Series C	15,771,421	(1)	7.2

*	Less than one percent

(1)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options already vested or exercisable within 60 days of March 1, 2018, in the amounts below:

	Series A	Series C
Bruce L. Campbell	369,017	133,925
Jean-Briac Perrette	342,184	59,758
Robert J. Miron	14,743	14,743
S. Decker Anstrom	9,123	9,123
Robert R. Beck	14,743	14,743
Robert R. Bennett	14,743	14,743
Paul A. Gould	14,743	14,743
John C. Malone	14,743	14,743
Steven A. Miron	14,743	14,743
J. David Wargo	14,743	14,743
All directors and executive officers as a group (21 persons)	1,093,932	397,347

(2)	Includes 54,913 shares of Series A common stock, 20 shares of Series B common stock and 164,799 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

(3)	Mr. Lowe was appointed to our Board of Directors on March 6, 2018, following the acquisition of Scripps. As of March 1, 2018, the date of this table, Mr. Lowe did not own shares of our stock. However, as of the record date, he did own 298,433 shares of our Series C common stock.

(4)	Includes 268,337 shares of Series A common stock, 170,471 shares of Series B common stock and 1,316,424 shares of Series C common stock held by Mr. Malone’s wife, as to which shares Mr. Malone disclaims beneficial ownership.

(5)	Includes 765,608 shares of Series A common stock and 11,765,556 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts.

(6)	On February 13, 2014, Mr. Malone entered into an agreement with Mr. Zaslav granting Mr. Zaslav voting and purchase rights with respect to the 5,923,019 shares of Discovery Series B common stock that Mr. Malone owns, which will be in effect for as long as Mr. Zaslav is employed as the principal executive officer of Discovery or serving on its Board of Directors. Pursuant to the agreement, Mr. Zaslav will have the right to vote the shares of Discovery Series B common stock, any time Mr. Malone is not personally voting or directing the vote of the Discovery Series B shares. Any proposals regarding the transfer of the Discovery Series B shares will require that Mr. Zaslav be first notified and that exclusive negotiation discussions be entered into to seek agreement on mutually acceptable terms for Mr. Zaslav to purchase the shares. If Mr. Zaslav or an entity he controls does not purchase the shares, Mr. Zaslav will not have any further rights under the agreement or any further rights to purchase the Discovery Series B shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Discovery executive officers and directors and persons who own more than ten percent of a registered class of Discovery equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Discovery with respect to its most recent fiscal year, or written representations that no Forms 5 were required, Discovery believes that, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to Discovery officers, directors and greater than ten percent beneficial owners were complied with, except for the following filing: on August 2, 2017, a Form 4 relating to a May 22, 2017 performance-based restricted stock units award acquisition for Bruce Campbell was filed late.

AVAILABILITY OF ANNUAL REPORT

We filed our Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC on February 28, 2018. The Annual Report on Form 10-K, including all exhibits, can also be found on our website: http://corporate.discovery.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery, Inc., One Discovery Place, Silver Spring, Maryland 20910, by telephone at (240)  662-2000 or by email at investor_relations@discovery.com.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2019 annual meeting, any stockholder proposal must be submitted in writing to the attention of the Corporate Secretary at Discovery, Inc., One Discovery Place, Silver Spring, Maryland 20910, by November 28, 2018. Our bylaws require that Discovery be given advance written notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Discovery’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Corporate Secretary must receive such notice at the address noted above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, the Corporate Secretary must receive such notice not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2018 Annual Meeting of Stockholders is held between April 10, 2019 and July 9, 2019 (as it is expected to be), in order to comply with the time periods set forth in Discovery’s bylaws, appropriate notice would need to be provided to the Corporate Secretary at the address noted above no earlier than February 9, 2019 and no later than March 11, 2019. If a stockholder fails to provide timely notice of a proposal to be presented at the 2019 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Discovery will have discretionary authority to vote on any such proposal which may come before the meeting.

Discovery’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our restated charter, our bylaws and Delaware law.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (240) 662-2000, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice that was sent to you. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

SOLICITATION BY THE BOARD; EXPENSES OF SOLICITATION

Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

March 28, 2018

Appendix A

DISCOVERY COMMUNICATIONS, INC.

2013 INCENTIVE PLAN

(As Submitted to the Board of Directors on February 22, 2018)

ARTICLE I

PURPOSE AND AMENDMENT OF PLAN

1.1 Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

1.2 Adoption of Plan. The Plan was approved by the Company’s Board of Directors on January 30, 2013 and by the stockholders of the Company on May 14, 2013 (the “Shareholder Approval Date”). It replaces the Company’s 2005 Incentive Plan (the “2005 Plan”) with respect to grants made after the Shareholder Approval Date, and the Company will not make additional grants under the 2005 Plan after such date. The Plan as amended to date was approved by the Company’s Board of Directors on February 22, 2018, subject to approval by the Shareholders.

ARTICLE II

DEFINITIONS

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing another type of equity-based Award, or more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the

Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards, or Other Stock-Based Awards.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an Award made pursuant to Section 10.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the Compensation Committee (or another committee) of the Board (or a subcommittee of such committee) appointed pursuant to Section 3.1 to administer the Plan.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Company” means Discovery Communications, Inc., a Delaware corporation.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Distribution Date” means the date on which Discovery Holding Company ceased to be a wholly-owned subsidiary of Liberty Media Corporation, a Delaware corporation.

“Dividend Equivalents” means, with respect to Restricted Stock Units, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Effective Date” means May 14, 2013, the date on which the Plan originally became effective.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day, or the Committee can, in its sole discretion, use averages or weighted averages either on a daily basis or such longer period as complies with Code Section 409A. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a person who has received an Award under the Plan that has not been fully satisfied or terminated.

“Nonqualified Stock Option” means a stock option granted under Article VI.

“Option” means a Nonqualified Stock Option.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Discovery Communications, Inc. 2013 Incentive Plan.

“Restricted Shares” means shares of any series of Common Stock awarded pursuant to Article VIII.

“Restricted Stock Unit Awards” has the meaning ascribed thereto in Section 9.1.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Tandem SAR” has the meaning ascribed thereto in Section 7.1

“Unvested Dividends” has the meaning ascribed thereto in Section 8.1.

“Vesting Date,” with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII or of Restricted Stock Units pursuant to Article IX. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two Persons. The Board or committee of the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2 Powers. The Committee shall have full power and authority to grant Awards to eligible persons, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 60 million shares.

Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Unvested Dividends and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, (i) in the case of the exercise of a SAR for shares, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; (ii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise ) to the Company by a Holder to (I) purchase shares of Common Stock upon the exercise of an Award or (II) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iii) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. Except for Awards described in Section 4.3 or 11.1, no person may be granted in any calendar year Awards covering more than 15 million shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No person shall be awarded Cash Awards during any calendar year that are designed to pay out in excess of $20,000,000 per calendar year covered by the Cash Award.

4.2 Adjustments. If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

4.3 Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4.1.

ARTICLE V

ELIGIBILITY

5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such persons who are employees (including officers) of or independent contractors providing services to the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

5.2 Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.

ARTICLE VI

STOCK OPTIONS

6.1 Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

6.2 Option Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

6.3 Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

6.4 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.

6.5 Manner of Exercise.

(a) Form of Payment. An Option shall be exercised by notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) whole shares of any series of Common Stock (whether by delivery or attestation), (iv) the withholding of shares of the applicable series of

Common Stock issuable upon such exercise of the Option, (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vi) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(b) Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c) Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. In no event shall any dividends be paid on Options.

6.6 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

ARTICLE VII

SARS

7.1 Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible employee (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR.

7.4 Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR) or cash equivalent thereto, as determined by the Committee and provided in the applicable Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.

7.5 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6 Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

7.7 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding SAR granted under the Plan to provide a base price per share that is lower than the then-current base price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.

ARTICLE VIII

RESTRICTED SHARES

8.1 Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Shares (“Unvested Dividend”) shall be paid to the Holder only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of previously Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on the Unvested Dividends.

8.2 Issuance of Restricted Shares. When shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Unvested Dividends shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Unvested Dividend), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Unvested Dividends that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that , unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (iv) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares with respect thereto.

8.4 Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

8.5 Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Unvested Dividends with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Unvested Dividends that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Unvested Dividends that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares and Unvested Dividends that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1 Grant. In addition to granting Awards of Options, SARs and Restricted Shares, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Awards of Restricted Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. The terms of each Award need not be identical, and the Board need not treat Holders uniformly. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2 Rules. The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Restricted Stock Units:

(a) Any shares of Common Stock which are part of an Award of Restricted Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

(b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Awards of Restricted Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment after vesting (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code. Restricted Stock Units shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until Awards have paid out in shares of Common Stock after the end of the Restriction Period.

(d) Dividend Equivalents. The Awards of Restricted Stock Units may provide Holders with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as provided in the Award agreement with respect to the Restricted Stock Units. No interest will be paid on the Dividend Equivalents.

(e) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Restricted Stock Unit Award was made subject at the time of grant.

ARTICLE X

CASH AWARDS, OTHER STOCK-BASED AWARDS, AND PERFORMANCE AWARDS

10.1 Cash Awards. In addition to granting Options, SARs, Restricted Shares, Restricted Stock Units, or Other Stock-Based Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement.

10.2 Other Stock-Based Awards. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock, may be granted hereunder to Holders (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Holder is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board or the Committee may determine. Subject to the provisions of the Plan, the Board or the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10.3 Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares, Restricted Stock Units, or Other Stock-Based Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards.

10.4 Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Holder and may be different for different Awards; (ii) may be particular to a Holder or the department, branch, line of business, subsidiary or other unit in which the Holder works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board or the Committee may determine.

10.5 Section 162(m) of the Code. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

10.6 Waiver of Performance Objectives. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE XI

GENERAL PROVISIONS

11.1 Acceleration of Awards.

(a) Death or Disability. If a Holder’s employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Unvested Dividends shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units and any unpaid Dividend Equivalents shall become vested in full.

(b) Approved Transactions; Board Change; Control Purchase.

In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Unvested Dividends and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award or Other Stock-Based Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.

No action pursuant to this Section 11.1(b) shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

11.2 Termination of Employment.

(a) General. If a Holder’s employment shall terminate prior to an Option’s or SAR’s becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, such Restricted Stock Units to the extent vested shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares, Unvested Dividends, unpaid Dividend Equivalents and related cash amounts and any such unvested Restricted Stock Units shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment for “cause” will be treated in accordance with the provisions of

Section 11.2(b). The effect on a Cash Award or Other Stock-Based Award of the termination of a Holder’s employment for any reason, other than for Cause, shall be prescribed in the applicable Agreement.

(b) Termination for Cause. If a Holder’s employment with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting or complete exercise of any Restricted Stock Unit or the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity, then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested or unexercised Restricted Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Unvested Dividends, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately. The Committee may determine retroactively, within one year after employment ends, that the Company had “cause” for termination of a Holder who has ceased to be employed and may forfeit any still outstanding Awards.

(c) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

11.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.

11.4 Nonalienation of Benefits; Nontransferability of Awards. Except as set forth below, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Holder, shall be exercisable only by the Holder; provided, however, that the Board or the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Holder to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Holder and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

References to a Holder, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11.4 shall be deemed to restrict a transfer to the Company.

11.5 Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. Any such documentation may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).

11.6 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

11.7 Termination and Amendment.

(a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, materially adversely affect the rights of such person with respect to such Award, except as otherwise permitted by Section 11.18. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder, or as otherwise permitted under Section 11.18, and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

11.8 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

11.9 Withholding. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or Other Stock-Based Awards or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

If provided for in an Award or approved by the Board or the Committee in its sole discretion, a Holder may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a Fair Market Value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

11.10 Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.11 Treatment with Respect to Other Benefit Programs. By acceptance of an Award, unless otherwise provided in the applicable Agreement or required by law, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

11.12 Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

11.13 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.14 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.

11.15 Legends. Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

11.16 Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

11.17 Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

11.18 Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Holder pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Holder is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Holder (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Holder during the period between the date of separation from service and the New Payment Date shall be paid to the Holder in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Holder or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

11.19 Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction which is not the subject of such supplement.

11.20 Clawback Policy. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company in accordance with SEC regulations or other applicable law, as amended or superseded from time to time.

11.21 Stock Ownership Guidelines. Any Award shall be subject to any applicable stock ownership guidelines adopted by the Company, as amended or superseded from time to time.

11.22 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

Appendix B

Use of Non-GAAP Financial Measures

This proxy statement presents the following important financial measures utilized by Discovery, Inc. (the “Company”, “we,” “us” or “our”) that are not all financial measures defined by generally accepted accounting principles (“GAAP”). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”) and Adjusted OIBDA Excluding the Impact of Currency Effects

The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, and (vi) certain inter-segment eliminations related to production studios. As of January 1, 2017, the Company no longer excludes amortization of deferred launch incentives in calculating total Adjusted OIBDA as this expense is not material. In addition, beginning with the quarter ended September 30, 2017, Adjusted OIBDA also excludes material incremental third-party transaction costs directly related to the Scripps Networks Interactive, Inc. acquisition (“Scripps Networks Acquisition”) and its planned integration.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market share-based compensation due to volatility, and excludes restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions, and Scripps Networks Acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Refer to our methodology below for calculating growth rates excluding the impact of currency effects.

Adjusted Net Income, Adjusted Earnings Per Diluted Share (“EPS”), Adjusted Net Income Excluding the Impact of Currency Effects and Adjusted EPS Excluding the Impact of Currency Effects

Adjusted Net Income is typically defined as earnings excluding the impact of amortization of acquisition-related intangible assets. Periodically, we exclude items impacting comparability as specified below. Adjusted EPS is defined as Adjusted Net Income per diluted share. The Company believes Adjusted Net Income and Adjusted EPS are relevant to investors because this metric allows them to evaluate the performance of the Company’s operations exclusive of the non-cash amortization of acquisition-related intangible assets and meaningful one-time items that impact the comparability of results from period to period. Refer to our methodology below for calculating growth rates excluding the impact of currency effects.

Free Cash Flow and Free Cash Flow Excluding the Impact of Currency Effects

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders. Refer to our methodology below for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects

The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (“ex-FX”), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2017 Baseline Rate”) and the prior year amounts translated at the same 2017 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

RECONCILIATIONS

Reconciliation of Net Income to Adjusted OIBDA

(unaudited; in millions)

	Twelve Months Ended December 31, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter- Segment Eliminations	Total
Net (loss) income available to Discovery Communications, Inc.					$(337)
Net income attributable to redeemable noncontrolling interests					24
Net income attributable to noncontrolling interests					—
Income tax expense					176
Other expense (income), net					110
Loss from equity investees, net					211
Loss on extinguishment of debt					54
Interest expense					475

Operating income	1,961	106	6	(1,360)	713
Inter-segment eliminations	12	—	(12)	—	—
Loss (gain) on disposition	—	—	4	—	4
Restructuring and other charges	18	42	3	12	75
Depreciation and amortization	35	222	5	68	330
Impairment of goodwill	—	489	—	838	1,327
Mark-to-market share-based compensation	—	—	—	3	3
Scripps Networks transaction and integration costs	—	—	—	79	79

Total Adjusted OIBDA	$2,026	$859	$6	$(360)	$2,531

	Twelve Months Ended December 31, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter- Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$1,194
Net income attributable to redeemable noncontrolling interests					23
Net income attributable to noncontrolling interests					1
Income tax expense (benefit)					453
Other expense (income), net					(4)
Loss (gain) from equity investees, net					38
Loss on extinguishment of debt					—
Interest expense					353

Operating income	1,915	597	(2)	(452)	2,058
Inter-segment eliminations	14	4	(18)	—	—
Loss (gain) on disposition	(50)	(13)	—	—	(63)
Restructuring and other charges	15	26	3	14	58
Depreciation and amortization	28	221	7	66	322
Mark-to-market share-based compensation	—	—	—	38	38

Total Adjusted OIBDA	$1,922	$835	$(10)	$(334)	$2,413

Earnings Per Share

	Twelve Months Ended December 31,
	2017	2016
Numerator:
Net income	$(313)	$1,218

Less:
Allocation of undistributed income to Series A-1 convertible preferred stock	41	(139)
Net income attributable to noncontrolling interests	—	(1)
Net income attributable to redeemable noncontrolling interests	(24)	(23)

Net income available to Discovery Communications, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders for basic net income per share	$(296)	$1,055

Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C-1 convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	(225)	789
Series C-1 convertible preferred stockholders	(71)	266

Total	(296)	1,055

Add:
Allocation of undistributed income to Series A-1 convertible preferred stockholders	(41)	139

Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$(337)	$1,194

Denominator — weighted average:
Series A, B and C common shares outstanding — basic	384	401
Impact of assumed preferred stock conversion	192	206
Dilutive effect of share-based awards	—	3

Series A, B and C common shares outstanding — diluted	576	610

Series C-1 convertible preferred stock outstanding — basic and diluted	6	7

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$(0.59)	$1.97
Series C-1 convertible preferred stockholders	$(11.33)	$28.14

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$(0.59)	$1.96
Series C-1 convertible preferred stockholders	$(11.33)	$27.99

Calculation of Free Cash Flow

	Twelve Months Ended December 31,
	2017	2016	Change	% Change
Cash provided by operating activities	$1,629	$1,380	$249	18%
Purchases of property and equipment	(135)	(88)	(47)	53%

Free cash flow	$1,494	$1,292	$202	16%

DISCOVERY, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY MAIL

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43279-P05378                         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, AND “AGAINST” PROPOSAL 4.
Vote On Directors
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01) Robert R. Beck 02) Susan M. Swain 03) J. David Wargo

Vote On Proposals					For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐
3. To approve certain amendments to the Discovery Communications, Inc. 2013 Incentive Plan adopted by the Board of Directors on February 22, 2018.					☐	☐	☐

4.  To vote on a stockholder proposal requesting the Board of Directors to adopt a policy that the initial list of candidates from which new management-supported director nominees are chosen shall include qualified women and minority candidates.

					☐	☐	☐
5. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3, and “AGAINST” proposal 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E43280-P05378

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 10, 2018

The stockholder(s) hereby appoint(s) Savalle C. Sims and Stephanie D. Marks, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 10, 2018, in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43281-P05378                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, AND “AGAINST” PROPOSAL 4.
Vote On Directors
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01) S. Decker Anstrom 02) Robert J. Miron 03) Steven A. Miron

Vote On Proposals					For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐
3. To approve certain amendments to the Discovery Communications, Inc. 2013 Incentive Plan adopted by the Board of Directors on February 22, 2018.					☐	☐	☐

4.  To vote on a stockholder proposal requesting the Board of Directors to adopt a policy that the initial list of candidates from which new management-supported director nominees are chosen shall include qualified women and minority candidates.

					☐	☐	☐
5. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3, and “AGAINST” proposal 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E43282-P05378

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 10, 2018

The stockholder(s) hereby appoint(s) Savalle C. Sims and Stephanie D. Marks, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A-1 Preferred Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 10, 2018, in the Henry Room at the Lotte Palace Hotel at 455 Madison Avenue, New York, New York 10022, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910	DISCOVERY, INC. THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

E43155-Z72018

DISCOVERY, INC.

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

DISCOVERY, INC. THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

E43156-Z72017

DISCOVERY, INC.

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY